As filed with the U.S. Securities and Exchange Commission on November 6, 2026.

Registration Statement No. 333-[    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________________________

BEHNEH LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

___________________________________________

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

230 Victoria Street
#15-00 Bugis Junction Towers
Singapore 188024
Tel.:+65-9004-4339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________________

[    ]
(Names, address, including zip code, and telephone number, including area code, of agent for service)

___________________________________________

Copies to:

Sanny Choi, Esq. Zoe Qiu, Esq. CFN Lawyers LLC 418 Broadway #4607 Albany, NY 12207 Tel: (646) 386 8128	Lawrence S. Venick, Esq. Loeb & Loeb LLP 10100 Santa Monica Boulevard Suite 2200 Los Angeles, CA, 90067 Telephone: +1 (310) 282-2000

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Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2026

BEHNEH LIMITED

5,000,000 Ordinary Shares

This is an initial public offering (“Offering”) of our Ordinary Shares, par value US$0.0001 per share (“Ordinary Shares”), of BEHNEH LIMITED (“BEHNEH” or the “Company”). Prior to this Offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price will be between US$3.00 to US$5.00 per Ordinary Share. The number of Shares offered hereby is based upon an assumed offering price of $4.00 per Share, the midpoint of such estimated price range. The actual initial public offering price of the Shares will be determined between the underwriters and us at the time of pricing, considering, among others, our historical performance, prevailing market conditions, and overall assessment of our business. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BENE.” We are offering 5,000,000 Ordinary Shares of our Company, on a firm commitment basis, representing 20% of the issued Ordinary Shares following completion of the Offering of our Company. Prior to this Offering, there has been no public market for our Ordinary Shares. This Offering is contingent upon us listing our Ordinary Shares on the Nasdaq Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering cannot be completed.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 11 of this prospectus.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implication of Being a Foreign Private Issuer” and “Implication of Being an Emerging Growth Company” beginning on page 7 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary in Singapore. The Ordinary Shares offered in this Offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiary.

Upon the completion of this Offering, 25,000,000 Ordinary Shares will be issued and outstanding (assuming that the Underwriters do not exercise any portion of their over-allotment option).

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total(2)
IPO price(1)	US$	US$
Underwriting discounts and commissions(2)(3)	US$	US$
Proceeds, before expenses, to us(4)	US$	US$

____________

(1)       Assumes an initial public offering price of $4.00 per Ordinary Share, which is the midpoint of the range set forth on the cover page of this prospectus. For more information, see “Underwriting.”

(2)       Represents underwriting discounts equal to six percent (6.0)% per Ordinary Share.

(3)       Assumes that the underwriters do not exercise any portion of their over-allotment option.

(4)       We expect our cash expenses for this offering (including cash expenses payable to our underwriters for the underwriters’ out-of-pocket expenses) will not exceed $1,247,018, exclusive of the underwriters’ discounts.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares. We have granted the underwriters an option for a period of forty-five (45) days after the closing date of this Offering (the “Closing Date”) to purchase up to 750,000 additional Ordinary Shares from us at the IPO price (or 15% of the Ordinary Shares sold in this offering), less underwriting discounts to cover over-allotments, if any. If the underwriters exercise the over-allotment option in full, assuming the public offering price per Ordinary Share is US$4.00, the total underwriting discounts payable will be US$1,380,000 and the total proceeds to us, before expenses, will be US$21,620,000.

We expect our total cash expenses for this offering to be approximately US$1,247,018, including cash expenses payable to the Underwriters for their reasonable out-of-pocket expenses, exclusive of the above discounts.

If we complete this offering, net proceeds will be delivered to us on the Closing Date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about [        ], 2026.

Sutter Securities, Inc.

Prospectus dated             , 2026

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

We and the underwriters have not authorized any person to give you any supplemental information or to make any representations on our behalf. You should not assume that the information contained in this prospectus or any prospectus supplement are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed offering. The preliminary prospectus will only be distributed by us and no other person has been authorized by us to use this document to offer or sell any of our securities.

i

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

BEHNEH is a company limited by shares incorporated under the laws of the Cayman Islands and a majority of our issued and outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including, [    ], 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “AML” refers to Anti-Money Laundering;

•        “Behneh (BVI)” refers to Behneh International Limited, a company incorporated under the laws of the BVI on September 5, 2025 with limited liability, a directly wholly owned subsidiary of BEHNEH and our holding company of the Operating Subsidiary;

•        “BVI” refers to the British Virgin Islands;

•        “CFT” refers to Counter-Terrorist Financing;

•        “Ordinary Shares” refers to the Ordinary Shares, par value US$0.0001 per share, of BEHNEH;

•        “Companies Act” refers to the Companies Act (Revised) of the Cayman Islands, as amended, supplemented, or modified from time to time;

•        “Company,” “we,” “us,” and “BEHNEH” refers to BEHNEH LIMITED, an exempted Company with limited liability incorporated under the laws of the Cayman Islands on April 10, 2026, that will issue the Ordinary Shares being offered, and does not include its Operating subsidiary, Behneh (Singapore);

•        “Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•        “Group” refers the Company and its subsidiaries, Behneh (BVI) and Behneh (Singapore);

•        “IPO” refers to an initial public offering of securities;

•        “MAS” means the Monetary Authority of Singapore, the central bank and integrated financial regulator of Singapore;

•        “MPI” means a Major Payment Institution licence issued under the Payment Services Act 2019 of Singapore;

•        “Nasdaq” refers to Nasdaq Stock Market LLC;

•        “Operating Subsidiary” or “Behneh (Singapore)” refers to our operating subsidiary in Singapore, Behneh (Singapore) Pte. Ltd. formerly known as Remsea Pte. Ltd., being a direct wholly-owned subsidiary of Behneh (BVI);

•        “Ordinary Shares” or “Shares” refer to our Ordinary Shares;

•        “PCAOB” refers to Public Company Accounting Oversight Board;

•        “SGD” or “S$” means the Singapore dollar, the lawful currency of Singapore;

•        “SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

•        “Second Amended and Restated Memorandum and Articles” refers to the amended and restated memorandum of association and amended and restated articles of association of our Company adopted by special resolutions passed on July 24, 2026;

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended; and

•        “U.S. dollars” or “$” or “US$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

BEHNEH is a holding company with operations conducted in Singapore through its Operating Subsidiary. The Operating Subsidiary’s reporting currency is SGD.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “SGD,” or “S$ refer to the currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD. BEHNEH is a holding company with operations exclusively conducted in Singapore through its Operating Subsidiary, whose reporting currency is primarily the SGD. This prospectus contains translations SGD amounts into USD at specific rates solely for the convenience of the reader. Unless otherwise noted, the translation from SGD to US$ and from SGD to US$ as of April 30, 2026, October 31, 2025 and 2024 in this prospectus were made at a rate of US$1 = SGD1.30 and US$1 = SGD1.32; translations from SGD to US$ and from US$ to SGD for the six months ended April 30, 2026 and the years ended October 31, 2025 and 2024 in this prospectus were made at a rate of US$1 = SGD1.31 and US$1 = SGD1.34, respectively.

No representation is made that the SGD amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

We are a Singapore-based financial technology company operating as a licensed MPI under the MAS through our Operating Subsidiary, which authorizes us to provide regulated payment services without transaction volume caps, including cross-border money transfer services. In 2022, our Operating Subsidiary was further appointed as a payment collection partner by a regulated gaming operator in Singapore, further validating its operational capabilities and market positioning.

Following licensing in 2020, our Operating Subsidiary launched regulated cross-border payment solutions serving both retail and institutional clients, establishing a strong foundation in compliant, scalable payment infrastructure. Building on this, our Operating Subsidiary has developed a network of strategic partnerships with licensed financial institutions, payment service providers, and infrastructure partners to enhance liquidity access, strengthen service delivery, and expand its reach across key cross-border corridors.

The Company principally provides cross-border payment services, including collection on behalf (“COBO”), payment on behalf (“POBO”), and brokerage activities. Its core business centers on facilitating international fund transfers and related payment processing services through fund collection, coordination of payment instructions, executing cross-border transfers, and providing foreign exchange conversion as part of its end-to-end payment solutions. In addition to its core remittance business, the Company has more recently expanded into providing advisory services, leveraging its operational experience and technology know-how to assist clients in establishing and operating regulated financial services businesses by providing advisory, operational, and technology support.

Following a 2023 regulatory inspection, MAS identified deficiencies in certain aspects of our AML/CFT controls between 2020 and 2023, including customer due diligence and wire transfer compliance requirements. We have since implemented remediation measures to further strengthen our AML/CFT policies, procedures, controls and oversight and have conducted periodic compliance reviews to assess the effectiveness of our AML/CFT controls and remediation measures. See “Risk Factors — Risks related to Our Business and Industry — We are exposed to risks in relation to non-compliance with anti-money laundering and countering the financing of terrorism requirements.”

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

•        Licenses and Regulatory Positioning;

•        Advanced Technology and Risk Management Capabilities;

•        Broad Geographic Coverage and Local Payment Method Access;

•        Experienced and Professional Management Team; and

•        Distinctive Culture and Values.

Our Strategies

We intend to pursue the following strategies to further expand our business:

•        Geographic Expansion into New Markets and Jurisdictions;

•        New Product Development;

•        Client Acquisition Strategies; and

•        Develop AI-enabled Risk Intelligence Capabilities.

Corporate History and Structure

BEHNEH was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on April 10, 2026. The Company serves as the ultimate holding company for our Group. BEHNEH’s direct subsidiary is Behneh (BVI), a BVI Business Company incorporated on September 5, 2025, which acts as the intermediate holding company for the Operating Subsidiary.

Our business operations are primarily conducted through our Operating Subsidiary in Singapore, Behneh (Singapore) (formerly known as Remsea Pte. Ltd.). The Operating Subsidiary was incorporated on September 11, 2017 and was then owned by G86 Services Pte. Ltd (“G86”), Mr. Joseph Koh, and Koh Beng Kiok Anthony (“Mr. Anthony Koh”) prior to reorganization.

To facilitate our initial public offering, we undertook a reorganization, resulting in Behneh (BVI) becoming a holding company for Behneh (Singapore) and BEHNEH becoming the holding company of Behneh (BVI). For a more detailed discussion of our corporate reorganization, please see “Corporate History and Structure” on page 39 of this prospectus.

The chart below illustrates our corporate structure and identifies our subsidiaries and their respective shareholding of Ordinary Shares as of the date of this prospectus and upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

Holding Company Structure

BEHNEH is a Cayman Islands holding company with no material operations of its own, and we conduct our operations solely in Singapore through the Operating Subsidiary. This is an offering of the Ordinary Shares of BEHNEH, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, BEHNEH’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our existing Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiary

BEHNEH is a holding company with no operations of its own. It conducts its operation in Singapore through its Operating Subsidiary. Our Company relies on dividends or payments to be paid by its Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses.

No regulatory approval is required for BEHNEH to transfer cash to its subsidiaries. BEHNEH is permitted under the laws of the Cayman Islands and its Second Amended and Restated Memorandum and Articles to provide funding to our subsidiaries incorporated in the BVI and Singapore through loans or capital contributions. BEHNEH’s subsidiary, Behneh (BVI), formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of the relevant BEHNEH’s subsidiary incorporated under the laws of the BVI.

During the six months ended April 30, 2026 and the fiscal years ended October 31, 2025 and 2024, no dividends or distributions have been made by any of our Operating Subsidiary or BEHNEH, including to any U.S. investors.

If we decide to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments made by them. BEHNEH is permitted under the laws of Cayman Islands and its Second Amended and Restated Memorandum and Articles to provide funding to its subsidiaries through loans or capital contributions. The Operating Subsidiary is permitted under the laws of Singapore to provide funding to BEHNEH through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and its Second Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Singapore law, Singapore company may only make a distribution out of profits available for distribution. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Singapore imposed on the conversion of Singapore dollar into foreign currencies and the remittance of currencies out of Singapore, nor there is any restriction on foreign exchange to transfer cash between BEHNEH and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to BEHNEH and U.S. investors and amounts owed. However, such transfers remain subject to applicable laws and regulatory requirements, including anti-money laundering, counter-terrorism financing and sanctions-related regulations, as well as any contractual or regulatory requirements applicable to licensed entities, including those imposed by the MAS.

See “Dividend Policy” and “Risk Factors — We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business”.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

•        Our growth depends on our ability to retain and attract customers and increase transaction volumes. Any failure to do so, or a decrease in engagement from our key counterparties, would materially and adversely affect our business. See a more detailed discussion of this risk factor on page 11 of this prospectus.

•        We may incur losses in the future. See a more detailed discussion of this risk factor on page 11 of this prospectus.

•        We are exposed to risks related to concentration of earnings, and it may have a material adverse effect on our financial condition and results of operations. See a more detailed discussion of this risk factor on page 11 of this prospectus.

•        We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business. See a more detailed discussion of this risk factor on page 12 of this prospectus.

•        We are exposed to risks in relation to non-compliance with anti-money laundering and countering the financing of terrorism requirements. See a more detailed discussion of this risk factor on page 12 of this prospectus.

•        Our development of AI-enabled risk intelligence capabilities is subject to various risks, and if these internal tools fail to perform as expected, our compliance, operations, and reputation may be adversely affected. See a more detailed discussion of this risk factor on page 13 of this prospectus.

•        Our success depends on our ability to develop products and services to address the rapid and significant technological changes and evolving markets in the business sectors we compete in. If we cannot keep pace with rapid technological developments to provide new and innovative products and services, our business could be materially and adversely affected. See a more detailed discussion of this risk factor on page 13 of this prospectus.

•        The possibility of a revocation or suspension of our MPI license could adversely affect our business and operational stability. See a more detailed discussion of this risk factor on page 14 of this prospectus.

•        Our growth is reliant on our sales and marketing strategies. Failure on effective marketing may harm our ability to increase our customer base and spending on ineffective marketing may adversely affect our financial results. See a more detailed discussion of this risk factor on page 14 of this prospectus.

•        Any unexpected and prolonged disruption to the access of our business premises may adversely affect our business. See a more detailed discussion of this risk factor on page 14 of this prospectus.

•        Our operational infrastructure and the delivery of our core services, including collection on behalf, payment on behalf, and brokerage services, rely heavily on a network of strategic partners. See a more detailed discussion of this risk factor on page 14 of this prospectus.

•        Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition. See a more detailed discussion of this risk factor on page 15 of this prospectus.

•        We are exposed to the credit risks of our customers and we may experience delays or defaults in collecting our receivables, and thus we face liquidity risks. See a more detailed discussion of this risk factor on page 15 of this prospectus.

•        Our current operations are international in scope, which may subject us to significant challenges, uncertainties and risks, including increasing obligations to comply with the laws, rules, regulations and policies of a variety of jurisdictions. See a more detailed discussion of this risk factor on page 16 of this prospectus.

•        We face substantial and increasingly intense competition worldwide, including in the global payments industry, and we may compete against unregulated or less-regulated companies and companies with greater financial and other resources. See a more detailed discussion of this risk factor on page 17 of this prospectus.

•        We have a limited operating history under an evolving business model in dynamic and highly regulated markets, which makes it difficult to evaluate our future prospects and increases the risk that we may not achieve or sustain profitability. See a more detailed discussion of this risk factor on page 17 of this prospectus.

•        Our pricing decisions may fail to generate expected results and may adversely affect our ability to attract new customers and retain existing customers. See a more detailed discussion of this risk factor on page 18 of this prospectus.

•        Global and regional economic conditions may materially and adversely affect our business. See a more detailed discussion of this risk factor on page 18 of this prospectus.

•        Any factors that reduce the volume of cross-border trade or increase the cost or complexity of such trade could materially and adversely affect our business, financial condition, and results of operations. See a more detailed discussion of this risk factor on page 18 of this prospectus.

•        Failure to deal effectively with fraud, abusive behavior, bad transactions and negative customer experiences may increase our loss rate and could negatively impact our business and severely diminish merchant and consumer confidence in and use of our services. See a more detailed discussion of this risk factor on page 19 of this prospectus.

•        Use of our payment services for illegal activities or improper purposes could harm our business. See a more detailed discussion of this risk factor on page 19 of this prospectus.

•        We do not currently maintain insurance coverage for certain risks, and we may not have sufficient insurance coverage in the future to adequately protect our business. See a more detailed discussion of this risk factor on page 20 of this prospectus.

•        We depend on the continuing efforts of our founders, senior management team and key personnel, and our business operations may be negatively affected if we lose their services. We may also be unable to attract, retain and develop the highly skilled employees we need to support our business. See a more detailed discussion of this risk factor on page 20 of this prospectus.

•        We are affected by the macroeconomic, political, social and other factors beyond our control in Singapore and other countries in which we operate. See a more detailed discussion of this risk factor on page 20 of this prospectus.

Risks Relating to Doing Business in Singapore

•        The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws. See a more detailed discussion of this risk factor on page 21 of this prospectus.

•        Our primary subsidiary is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States. See a more detailed discussion of this risk factor on page 21 of this prospectus.

•        It is not certain if we will be classified as a Singapore tax resident. See a more detailed discussion of this risk factor on page 21 of this prospectus.

•        Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

•        We are subject to risks associated with operating in the rapidly evolving Southeast Asia, and we might therefore be exposed to various risks inherent in operating and investing in the region.

•        We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

Risks Related to our Ordinary Shares and this Offering

•        Certain judgments obtained against us by our shareholders may not be enforceable.

•        The future sales of Ordinary Shares by existing shareholders may adversely affect the market price of our Ordinary Share. See a more detailed discussion of this risk factor on page 24 of this prospectus.

•        There has been no public market for our Ordinary Shares prior to this Offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price. See a more detailed discussion of this risk factor on page 24 of this prospectus.

•        The trading price of the Ordinary Shares may be volatile, which could result in substantial losses to you. See a more detailed discussion of this risk factor on page 24 of this prospectus.

•        Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See a more detailed discussion of this risk factor on page 25 of this prospectus.

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

•        We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business. See a more detailed discussion of this risk factor on page 26 of this prospectus.

•        If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired. See a more detailed discussion of this risk factor on page 26 of this prospectus.

•        If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline. See a more detailed discussion of this risk factor on page 27 of this prospectus.

•        Our existing shareholders that are not included in this registration statement will be able to sell their shares after completion of this Offering subject to restrictions under Rule 144. See a more detailed discussion of this risk factor on page 27 of this prospectus.

•        If you purchase the Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares. See a more detailed discussion of this risk factor on page 28 of this prospectus.

•        If a limited number of participants in this Offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be. See a more detailed discussion of this risk factor on page 28 of this prospectus.

•        Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances. See a more detailed discussion of this risk factor on page 28 of this prospectus.

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of the Shares for return on your investment. See a more detailed discussion of this risk factor on page 28 of this prospectus.

•        Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares. See a more detailed discussion of this risk factor on page 28 of this prospectus.

•        Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. See a more detailed discussion of this risk factor on page 29 of this prospectus.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline. See a more detailed discussion of this risk factor on page 29 of this prospectus.

•        You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation. See a more detailed discussion of this risk factor on page 29 of this prospectus.

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies. See a more detailed discussion of this risk factor on page 30 of this prospectus.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. See a more detailed discussion of this risk factor on page 30 of this prospectus.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See a more detailed discussion of this risk factor on page 31 of this prospectus.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” See a more detailed discussion of this risk factor on page 31 of this prospectus.

•        There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a Cayman Islands business company with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.”

Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which would occur if the market value of our voting and non-voting common equity held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive office is located at 230 Victoria Street, #15-00 Bugis Junction Towers, Singapore 188024.

BEHNEH’s registered office is currently located at Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, George Town, Grand Cayman, KY1-9006 Cayman Islands, which may be changed from time to time at the discretion of directors.

BEHNEH’s agent for service of process in the United States is [    ], located at [    ].

Our website can be found at behneh.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in the Ordinary Shares.

The Offering

Securities being offered by us:	5,000,000 Ordinary Shares (or 5,750,000 Ordinary Shares if the underwriters exercise their overallotment option to purchase additional Ordinary Shares).
IPO price:	We estimate the IPO price will be between US$3.00 and US$5.00 per Ordinary Share.
Number of Ordinary Shares outstanding before this Offering:	20,000,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this Offering:	25,000,000 Ordinary Shares (or 25,750,000 Ordinary Shares if the underwriters exercise their overallotment option to purchase additional Ordinary Shares).
Over-Allotment Option:

We have granted the underwriters an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Ordinary Shares offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of proceeds:

Based upon an assumed IPO price of US$4.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$17,872,982 if the underwriters do not exercise their overallotment option, and US$20,692,982 if the underwriters exercise their overallotment option in full, after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us.

We plan to use the net proceeds of this Offering as follows:

•   Approximately 35% for expansion into new geographical markets and jurisdictions, including selective entry into new cross-border payment corridors and strengthening local operational and compliance capabilities;

•   Approximately 30% for development and enhancement of our AI-enabled risk and compliance intelligence platform to improve transaction monitoring, risk assessment and operational efficiency across our regulated payment operations;

•   Approximately 20% for liquidity and settlement infrastructure, including initiatives to optimize fund movement, reduce settlement friction and enhance the predictability and efficiency of cross-border payment execution; and

•   Approximately 15% for general corporate purposes, including working capital and expansion of our technology, compliance and operations teams to support the continued scaling of our business.

For more information on the use of proceeds, see “Use of Proceeds” on page 34.

Lock-up:

We and all of our directors and officers and shareholders that hold 5% or more of our outstanding Ordinary Shares have agreed with the representatives of the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of 180 days after the closing of this offering. See “Shares Eligible for Future Sale” and “Underwriting.”

Nasdaq listing:	We intend to apply to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “BENE”
Transfer agent and registrar:	[ ]
Risk factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Ordinary Shares.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on the 20,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus.

RISK FACTORS

An investment in the Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our growth depends on our ability to retain and attract customers and increase transaction volumes. Any failure to do so, or a decrease in engagement from our key counterparties, would materially and adversely affect our business.

The sustainability of our growth is contingent upon our ability to retain existing customers, attract new users, and encourage both groups to expand their engagement with our platform. To maintain our competitive position, we must continue to provide secure, reliable, and leading-edge technologies while offering competitive rates in an increasingly crowded and price-sensitive market. There is no assurance that we will successfully maintain our current growth trajectory or continue to grow at all. Our business is currently subject to significant customer concentration risk, as approximately 96.70%, 69.40% and 60.06% of our total processed volume for the six months ended April 30, 2026 and the fiscal years ended October 31, 2025 and 2024 were derived from two primary customers, respectively.

Our customers, including these primary counterparties, have no long-term obligation to continue using our services. Our standard business contracts typically include termination clauses that allow counterparties to terminate the relationship at any time or following a limited notice period. Furthermore, the complexity and costs for a customer to switch transaction volumes to a competitor may not be significant, particularly for larger customers who often maintain relationships with multiple payment service providers simultaneously to ensure redundancy.

Our ability to retain these customers and attract new ones may be impacted by several factors, including their level of satisfaction with our products and security protocols, the effectiveness of our support services, and the pricing and quality of our services relative to competing providers. We are also subject to broader risks such as global economic shifts, changes in aggregate consumer spending, or regulatory changes in Singapore. If our growth slows or cease, particularly if we lose or see a reduction in volume from the two primary counterparties, our business, financial condition, results of operations, and prospects will be materially and adversely affected.

We may incur losses in the future.

We have historically experienced fluctuations in our operating results, recording a net loss of US$293,683, a net income of US$846,195, and a net loss of US$96,652 for the six months ended April 30, 2026, and the financial years ended October 31, 2025 and 2024, respectively. We anticipate that our operating expenses, together with the increased general administrative expenses of a public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our service offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

We are exposed to risks related to concentration of earnings, and it may have a material adverse effect on our financial condition and results of operations.

We currently derive a substantial portion of our total revenue from contracts secured with a few customers. For the six months ended April 30, 2026, two customers accounted for 84.54% and 12.16% of the Company’s total revenue, respectively. For the year ended October 31, 2025, two customers accounted for 57.09% and 12.31% of the Company’s total revenue, respectively. For the year ended October 31, 2024, two customers accounted for 50.86% and 15.20% of the Company’s total revenue, respectively. We cannot guarantee that the volume of revenue we earn from our major customers will remain consistent in the future. Any substantial change in our business relationships with these customers, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition, cash flows and results of operations.

We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business.

Various local, state, federal, and international laws, directives, and regulations apply to our collection, use, retention, protection, disclosure, transfer, and processing of personal data. These data protection and privacy laws and regulations are constantly evolving, as federal, state and foreign governments continue to adopt new measures addressing data privacy and processing (including collection, storage, transfer, disposal and use) of personal data, and therefore are subject to uncertainty and continue to evolve in ways that could adversely impact our business. These laws have a substantial impact on our operations, either directly or as a data processor and handler for various offshore entities.

We are subject to a number of domestic laws and regulations relating to data privacy and data protection in Singapore where we operate our business, including but not limited to the Personal Data Protection Act 2012 of Singapore (the “PDPA”), which generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches and are required to notify the Singapore Personal Data Protection Commission (“PDPC”) and the affected individuals where the data breach is of a certain severity notifiable under the PDPA (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force. As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”).

Compliance with current or future privacy, cyber security, data protection, data governance, account access and information and cyber security laws require ongoing investment in systems, policies and personnel and will continue to impact our business in the future by increasing our legal, operational and compliance costs. Our Operating Subsidiary could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations or financial condition.

Additionally, the interpretation and application of many existing or recently enacted privacy and data protection laws and regulations are uncertain and fluid, and there are potentially inconsistent world-wide government regulations pertaining to data protection and privacy. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and information security, it is possible that our practices, offerings, or platform could fail, or be alleged to fail to meet applicable requirements. Our failure to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal data, or the perception that any of the foregoing types of failure has occurred, even if unfounded, could subject us to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, severe criminal, or civil sanctions, damage our reputation, or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, operating results, and financial condition.

We are exposed to risks in relation to non-compliance with anti-money laundering and countering the financing of terrorism requirements.

We are subject to strict AML/CFT regulations in Singapore as a holder of a payment services licence, including MAS Notice PSN01 on the Prevention of Money Laundering and Countering the Financing of Terrorism — Holders of Payment Services Licence (Specified Payment Services) (“Notice PSN01”). Following a regulatory inspection of our AML/CFT framework and controls in November to December 2023, the MAS identified multiple contraventions of Notice PSN01 between August 2020 and August 2023 (the “Contravention”). These breaches primarily involved deficiencies in customer due diligence (such as failures to obtain residential addresses, inquire about beneficial owners, verify authority of representatives, and perform enhanced due diligence) and failures to include required originator information in cross-border wire transfer instructions and batch files. As a result, MAS offered to compound the offences and imposed a composition sum of S$280,000, which was subsequently accepted and payment of the composition sum was made in full.

Subsequent to the Contravention, we have implemented and continue to implement remediation measures to strengthen our AML/CFT policies, procedures, controls, and oversight. However, there can be no assurance that these measures will be sufficient to prevent future breaches or that we will not be subject to further regulatory scrutiny, investigations, or enforcement actions by the MAS or other regulators. Any actual or perceived future non-compliance with AML/CFT or other regulatory requirements, or any additional enforcement actions (including higher penalties, operational restrictions, suspension or revocation of our payment services licence, or mandated remedial measures), could materially and adversely affect our reputation, business operations, financial condition, results of operations and prospects.

Our development of AI-enabled risk intelligence capabilities is subject to various risks, and if these internal tools fail to perform as expected, our compliance, operations, and reputation may be adversely affected.

There is no assurance that our future expansion and other growth plans will be successful. As part of our future plans, we are in the process of developing proprietary AI-enabled risk intelligence capabilities via our compliance engine to support internal compliance, transaction monitoring, and decision-support functions. These capabilities are intended to augment our existing frameworks by improving risk identification, pattern analysis, and operational efficiency. However, these tools are currently under development and are not yet a revenue-generating component of our business. Because these capabilities are unproven and have not yet been integrated at scale, there is no assurance that they will function as intended or provide the expected enhancements to our risk management protocols.

We currently rely on established compliance frameworks, policies, and manual controls. Any transition to or reliance on AI-enabled systems involves inherent risks, including the potential for inaccurate outputs, algorithmic bias, or the failure of the technology to detect sophisticated patterns of non-compliance. If these proprietary systems fail to perform as expected, or if they require significantly more capital and management resources to develop than currently anticipated, our operational efficiency may decline. Furthermore, the use of AI in compliance and financial services is subject to an evolving and increasingly stringent regulatory landscape. We may face unforeseen legal or regulatory challenges in Singapore or other jurisdictions that could limit our ability to deploy these technologies, increase our compliance costs, or expose us to liability. In the event we are unable to successfully execute our AI development strategy, our business, financial condition, and prospects may be materially and adversely affected.

The challenges associated with these growth plans, particularly the transition from established compliance policies to unproven AI-enabled capabilities, may place increased demands on our management and on our operational systems and resources, and could also increase our exposure to unanticipated risks and liabilities. Consequently, there is no assurance that our Group will be successful in implementing our future plans or that we will be able to realize the profits, growth, or synergies expected from our expansion. In the event that we are unable to effectively or successfully execute our expansion strategies, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our success depends on our ability to develop products and services to address the rapid and significant technological changes and evolving markets in the business sectors we compete in. If we cannot keep pace with rapid technological developments to provide new and innovative products and services, our business could be materially and adversely affected.

The cross-border payment industries are characterized by rapid technological advancement and shifting market demands. Our future success is contingent upon our ability to develop and scale products, such as our collection on behalf, payment on behalf, and brokerage services, to address the needs of regulated gaming operators, SMEs, and institutional investors. To remain competitive, we must ensure our services remain secure and efficient. However, new technologies or services offered by existing or unknown competitors may be superior or more cost-effective than our current offerings. For example, while we have invested significantly since 2024 in enhancing our governance and developing a proprietary compliance engine to upgrade our AML/CFT and transaction monitoring capabilities, there is no guarantee that these internal developments will achieve market acceptance or keep pace with industry-wide standards followed by financial institutions and payment networks.

Furthermore, integrating new technologies requires substantial capital expenditure and time. Our ability to innovate may be inhibited by complex laws and regulations, third-party intellectual property rights, or resistance to change from our customers and their payment counterparties. We also depend on third-party infrastructure for critical risk screening. Any failure on our part to accurately predict industry trends, or a failure of our proprietary and third-party systems to meet evolving regulatory expectations could lead to a loss of our MPI license. Ultimately, if we cannot effectively respond to technological developments or if our new features fail to gain traction, our business, financial condition, and prospects will be materially and adversely affected.

The possibility of a revocation or suspension of our MPI license could adversely affect our business and operational stability.

We operate as a MPI under the Payment Services Act 2019 of Singapore since 2020, and this license is fundamental to our ability to provide regulated payment services without being subject to the transaction volume and e-money float thresholds that apply to Standard Payment Institutions. Our continued operation depends on our ability to maintain this license and comply with the rigorous regulatory requirements set by the MAS.

The MAS may revoke or suspend our license or impose additional conditions on our operations if we fail to comply with applicable laws and regulations. These requirements include maintaining minimum base capital and security deposits as prescribed by the MAS and adhering to strict AML/CFT requirements. Furthermore, we must implement robust cybersecurity measures in line with MAS Guidelines on Technology Risk Management and ensure our directors and executive officers remain “fit and proper” individuals.

The regulatory landscape is subject to frequent changes and increasingly stringent enforcement. If the MAS determines that our internal controls or compliance arrangements are inadequate, we may face public reprimands, significant composition penalties, or the loss of our license. If our MPI license is revoked or suspended, we would be forced to cease or significantly scale back our payment service operations. Such an event would severely damage our reputation and result in a loss of customer trust. Any inability to provide these services would directly impair our ability to generate revenue and fulfill our obligations to shareholders.

Our growth is reliant on our sales and marketing strategies. Failure on effective marketing may harm our ability to increase our customer base and spending on ineffective marketing may adversely affect our financial results.

Our ability to expand our customer base and gain wider market exposure partially depends on the effectiveness of our marketing efforts. We market our solutions mainly through referrals from licensed counterparties, existing client base, regulated casino relationship managers, premier banking relationship managers, fund managers and realtor agencies. We plan to deploy additional resources to strengthen our sales team and organize more marketing activities such as hosting seminars and conferences among industry players, relationship managers, and potential customers, which will require us to make substantial expenditures but may not yield increased revenue. To the extent that these marketing activities lead to increased revenue, the additional revenue generated could nevertheless be insufficient to offset the increased expenses we incur. If we fail to maintain and enhance our market share, our pricing power may decline as compared to that of our competitors and we may lose existing or prospective customers, which could materially and adversely affect our business, results of operations and financial condition There is also no assurance that any increase in our marketing expenditures will lead to our anticipated results, which, if unsuccessful, may even result in financial loss and our business may be significantly harmed.

Any unexpected and prolonged disruption to the access of our business premises may adversely affect our business.

As we have only one leased business premise in Singapore, which consists of a four-seating co-working space under a membership agreement with the landlord, any unexpected and prolonged disruption to the access or usage of our premises could adversely affect our business. If a disruption such as a fire or power failure occurs and we are unable to timely relocate to another suitable location with well-equipped facilities, the normal operations of our group, as well as our results of operations and financial position, will be adversely affected.

Our operational infrastructure and the delivery of our core services, including collection on behalf, payment on behalf, and brokerage services, rely heavily on a network of strategic partners.

Our operational infrastructure and the delivery of our core services, including collection, payment, and brokerage services, rely heavily on a network of strategic partners. These include banking institutions that provide essential liquidity access and settlement rails, as well as international licensed financial institutions that facilitate our cross-border corridors. Our ability to maintain rapid settlement cycles and provide multi-currency availability is contingent upon the continued stability and cooperation of these partners. Many of these third-party providers have the right to terminate their services with limited notice or may experience their own technical or regulatory challenges. Because we currently rely on third-party systems for certain functions and are in the process of enhancing our internal systems, any disruption in these partnerships could interrupt our operations, delay settlements, and adversely affect client trust.

Furthermore, we are dependent on specialized technology providers to maintain our compliance-first framework and operational security. We utilize third-party platforms for blockchain and wallet screening, client sanctions screening, and primary cloud technology infrastructure. For our brokerage and asset-linked services, we rely on external providers for custody and wallet infrastructure support. Any system failure, cybersecurity breach, or decision by these providers to de-risk and exit the fintech sector could materially impair our risk management capabilities. As we work to develop our in-house risk engine to move toward contextual, risk-based assessments, we remain vulnerable to the performance and availability of these third-party systems. Any failure to maintain these relationships or to successfully migrate to proprietary solutions could have a material adverse effect on our business, financial condition, and results of operations.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our operation may necessitate periodic collection, usage, storage, transmission, or processing of data or information. Our servers and computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

To that end, we employ robust security to defend against intrusion and attack of our systems, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, to protect our data and to resolve and mitigate the impact of any incidents. We also regularly educate our employees on these risks and provide training to them to learn how to identify and respond to the same. Like most companies today, despite these efforts, there is no way to fully remove the possibility of a cybersecurity incident from occurring and we, and third parties that we rely on, will likely experience cyber incidents in the future. Thus, in addition to the identified risk above, any additional future cyber incidents and resulting data breaches could result in substantial liability, regulatory actions, financial penalties, significant out of pocket costs, damage to our data and ability to do business, and reputational harm.

We and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to our data or confidential information could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition.

We are exposed to the credit risks of our customers and we may experience delays or defaults in collecting our receivables, and thus we face liquidity risks.

We face uncertainties over the timeliness of our customers’ payments and their ability to pay. Our customers’ ability to pay may be affected by events or circumstances that are difficult to foresee or anticipate, such as a decline in their business or an economic downturn. Hence, there can be no assurance that we will be able to collect our trade debts fully or within a reasonable period of time.

As such, our financial condition and results of operations are dependent, to a certain extent, on the creditworthiness of our customers. If there are any unforeseen circumstances affecting our customers’ ability or willingness to pay us, we may experience payment delays or non-payment. In such events, our Group’s liquidity, cash flows and working capital may be adversely affected.

Our current operations are international in scope, which may subject us to significant challenges, uncertainties and risks, including increasing obligations to comply with the laws, rules, regulations and policies of a variety of jurisdictions.

We offer our services in multiple markets and serve clients across Southeast and East Asia. Our operations and potential future expansion in other jurisdictions, in both our existing and new global markets, will require additional resources and new or expanded controls and may take considerable time. We may not be successful in entering into new markets, or we may not be successful enough in new markets to recoup our investments in a timely manner or at all. Such expansion, and the ongoing operation of our global business, subject our business to substantial risks, including:

•        local regulatory, licensing, reporting and legal obligations;

•        costs and challenges associated with operating in markets in which we may have limited or no experience, including effectively localizing our products and services and adapting them to local preferences;

•        increased competition from competing entities who have strong, established positions in particular markets;

•        difficulties in receiving payments from different geographies, including difficulties associated with exchange rate fluctuations, transfer of funds, longer cycles for payment and collecting accounts receivable, especially in emerging markets;

•        difficulties in developing, staffing and simultaneously managing foreign operations due to distance, language and cultural differences and in light of varying laws, regulations and customs; difficulties in recruiting and retaining qualified employees and maintaining our company culture;

•        more stringent regulations relating to privacy and data security and the unauthorized use of, or access to, commercial and personal information;

•        profit repatriation restrictions;

•        potential tariffs, sanctions, fines, or other trade barriers or restrictions, or import or export regulations;

•        compliance with U.S. and foreign anti-bribery, anti-corruption, sanctions, AML/CFT laws and regulations;

•        the interpretation and application of laws of multiple jurisdictions;

•        exposure to different tax jurisdictions and potential adverse tax consequences; and

•        national or regional political, economic, or social instability and geo-political tensions.

If we are unable to successfully manage the complexity of our international operations and deal with associated challenges and risks, our business, financial condition and results of operations could be adversely affected.

Our international operations also may heighten many of the other risks described in this “Risk Factors” section. Any violations of the complex laws, rules and regulations that may apply to our international operations may result in lawsuits, enforcement actions, criminal actions, or sanctions against us and our directors, officers and employees; prohibit or require us to change our business practices; and damage our reputation. Although we have implemented policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors or agents will not violate our policies. Laws in various jurisdictions regulating financial services, the internet, mobile technologies, crypto and related technologies are rapidly evolving, extensive and often impose different, more specific or even conflicting obligations on us, as well as broader liability. In addition, we are required to comply with laws and regulations related to economic sanctions and export controls, AML/CFT. We have maintained compliance programs to meet the various legal requirements in the jurisdictions in which we operate, but there can be no guarantee that our compliance programs will be sufficient in preventing any violations of laws and regulations in such jurisdictions. These risks are inherent in our international operations, may increase our costs of doing business internationally and could materially and adversely affect our business.

We face substantial and increasingly intense competition worldwide, including in the global payments industry, and we may compete against unregulated or less-regulated companies and companies with greater financial and other resources.

We operate in markets characterized by vigorous competition. Many of the areas in which we compete are rapidly evolving with innovative and disruptive technologies, shifting user preferences and needs, price sensitivity of consumers, and frequent introductions of new products and services. Competition may also intensify as existing and new competitors introduce new products and services or enhance existing products and services, new competitors emerge, competitors enter into business combinations and partnerships, and established companies in other sectors expand to become competitive with various aspects of our business. If we are unable to differentiate our products and services from those of our competitors, drive value for our customers, or effectively and efficiently align our resources with our goals and objectives, we may not be able to compete effectively.

The global payments industry is highly competitive, dynamic, innovative and increasingly subject to uncertain and evolving regulatory requirements. Our competitors in the payment services may include incumbent payment service providers and financial institutions and their joint ventures, as well as non-traditional payment processors and other parties entering the digital payments industry. Companies not traditionally associated with the payments industry have introduced products or services that are or may become competitive with our business.

Many of our competitors have greater financial resources and substantially larger customer bases than we do, which may provide them with significant competitive advantages. Our competitors may devote greater resources to the development, promotion, and sale of products and services, and/or offer lower prices or more effectively offer their own innovative programs, products and services, all of which could adversely impact on our growth. We often enter into collaboration relationships with other businesses that are important to our business, while there can be no assurance that we will be able to continue establishing, cultivating or maintaining these collaboration relationships given the competitive landscape. Certain competitors have long-standing exclusive, or nearly exclusive, relationships with their customers with products and services that compete with what we offer. These relationships can make it difficult or cost-prohibitive for us to expand our customer base and conduct material amounts of business with certain customers. Competing services tied to established brands may also engender greater confidence in the security and efficacy of their services.

We may also face pricing pressures from competitors. Some competitors may offer lower prices by cross-subsidizing certain services that we also provide through other products they offer. Such competition may result in the need for us to alter our pricing and could reduce our gross profit. Also, our customers may demand more customized and favorable pricing from us, and competitive pressures may require us to agree to such pricing, reducing our gross profit.

Some of our competitors may also be subject to less burdensome licensing, capital, liquidity and other regulatory requirements. These less-regulated competitors may offer lower prices or be more agile in adapting to trends and developing new products and services. If we were unable to offer popular services and competitive pricing, our business, financial condition and results of operations may be adversely impacted.

We have a limited operating history under an evolving business model in dynamic and highly regulated markets, which makes it difficult to evaluate our future prospects and increases the risk that we may not achieve or sustain profitability.

Behneh (Singapore) was incorporated on 2017 and obtained a MPI licence from the MAS in 2020. Our operations as a licensed provider of cross-border payment solutions commenced only following the receipt of this licence, and therefore our track record as a regulated entity is limited.

Our business model, including our product offerings, target markets, and strategic partnerships, continues to evolve in response to regulatory requirements, market conditions, technological developments, and competitive pressures. While we have established relationships with financial institutions, payment service providers, and other partners, there can be no assurance that these arrangements will be maintained on commercially acceptable terms, will continue to support our growth, or will not expose us to operational, counterparty, or compliance risks.

Given our limited operating history, evolving business model, and the rapidly changing nature of the markets in which we operate, investors may have limited information on which to assess our business, and our historical performance may not be indicative of our future results. We may encounter risks and uncertainties that we have not yet identified or that we currently deem immaterial, any of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our pricing decisions may fail to generate expected results and may adversely affect our ability to attract new customers and retain existing customers.

Our business and financial performance may depend on our decisions as to the pricing of our various products and services across our business segments. Our pricing models are subject to changes from time to time, and such changes may not yield expected benefits to our business and financial results and could also negatively affect the willingness of our customers to use our products and services. If our pricing models are not optimal, it may adversely affect our profitability. Moreover, our customers may be sensitive to changes in our pricing models compared to prices offered by our competitors. As a result, our pricing decisions may result in loss of market share and in the future we may be required to reduce our prices, which could adversely affect our revenue, gross profit, profitability, financial position and cash flows.

Global and regional economic conditions may materially and adversely affect our business.

Our operations and performance depend on global and regional economic conditions. Adverse global and regional economic conditions such as turmoil affecting the banking system or financial markets, including, but not limited to, tightening credit markets, extreme volatility or distress in the financial markets (including the fixed income, credit, currency, equity and commodity markets), higher interest rates, higher unemployment, high consumer debt levels, recessionary or inflationary pressures, supply chain issues, reduced consumer confidence or economic activity, government fiscal, monetary and tax policies, local and international trade relationships, agreements, treaties, tariffs and restrictive actions, government austerity programs, and other negative financial news or macroeconomic developments could have a material adverse impact on us. We could suffer from weakened demand for our products and services, including without limitation a reduction in the volume and size of transactions we process and a reduction in consumer activity and spending with hospitality sector customers that we serve. Our payment products and services focus on cross-border payments, whose volume is closely tied to global and regional economic conditions. At the time of adverse global or regional economic conditions, the cross-border payments volume that we process, as well as the overall market demand for cross-border payment, may suffer disproportionately and our financial and operating results could be adversely affected. Additionally, any inability to access the capital markets when needed due to volatility or illiquidity in the markets or increased regulatory liquidity and capital requirements may strain our liquidity position. Global or regional economic conditions may also expose us to fluctuations in foreign currency exchange rates or interest rates that could materially and adversely affect our financial results.

Any factors that reduce the volume of cross-border trade or increase the cost or complexity of such trade could materially and adversely affect our business, financial condition, and results of operations.

A substantial portion of the transaction volume processed through our payment products and services is derived from cross-border trade and payment flows, which represent a key driver of our revenues and profitability. Our products are designed to facilitate cross-border payments across multiple jurisdictions for both individual and business customers, including individuals remitting funds internationally and businesses making payments to overseas counterparties and supply chain participants. Cross-border transactions typically generate higher revenues and operating margins than domestic transactions and therefore contribute disproportionately to our financial performance.

Our pricing model is primarily based on transaction fees and foreign exchange spreads, with an overall markup of up to 0.6%, depending on factors such as transaction corridors, volumes, and client risk profiles. Accordingly, our revenue is directly dependent on the volume and value of transactions processed through our platform, particularly cross-border transactions.

Our cross-border transaction volumes are closely linked to the level of global trade activity, which is subject to significant uncertainty and factors beyond our control. Such factors include, but are not limited to, foreign exchange rate volatility, tariffs, trade barriers and restrictions, economic sanctions, import and export controls, geopolitical tensions, changes in trade policies, and differing or evolving regulatory regimes across jurisdictions. In addition, the interpretation and enforcement of laws and regulations relating to cross-border trade and foreign exchange may vary across markets and may change over time.

There can be no assurance that current levels of cross-border trade will be sustained, or that our customers’ demand for cross-border payment services will not decline. Any factors that increase the cost of cross-border trade, reduce trade volumes, disrupt established trade corridors, impose additional compliance burdens, or otherwise make cross-border transactions more difficult, delayed, or unpredictable for our customers could result in a reduction in transaction volumes processed through our platform. If any of the foregoing risks materialise, our revenues and profitability may be materially and adversely affected. In addition, we may be required to incur increased costs to adapt to changing regulatory or market conditions, and we may not be able to pass such costs on to our customers. Any such developments could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Failure to deal effectively with fraud, abusive behavior, bad transactions and negative customer experiences may increase our loss rate and could negatively impact our business and severely diminish consumer confidence in and use of our services.

We offer payments and other products and services to a large number of customers and may be subject to fraud, abusive behavior or illegal transactions. Third parties may continue attempting to abuse access to and misuse our payment services to commit fraud by, among other things, creating fake accounts using stolen or synthetic identities or personal information, making transactions with stolen financial instruments, abusing or misusing our services to seek financial gain, or fraudulently inducing our customers to engage in fraudulent transactions or conducting fraudulent or illegal sales of goods or services. These schemes or fraud attacks may be difficult to detect and may be deployed at a volume that would not be possible in physical transactions. Various evolving fraud schemes and misuse of our payment products and services could result in significant costs and liabilities on our part, require a change in our business practices, cause us to incur significant remediation costs, lead to diminished customer confidence in, or decreased use of, our products and services, harm our reputation and brands, divert the attention of management from business operations and require us to pay substantial compensation or contractual penalties to our customers and their payment counterparties as a result of losses or claims.

Our risk management policies, procedures, techniques and processes may not be sufficient to identify all of the risks to which we are exposed, particularly given the novel and rapidly changing forms of fraud or activity, to enable us to prevent or mitigate the risks we have identified, or to identify additional risks to which we may become subject in the future. Our risk management and compliance processes may face significant demands as we expand our regional and products and services footprint and our business becomes more complex. When we introduce new products or services, expand existing services, including online payment acceptance and expanded payments options, focus on new business areas or begin to operate in markets where we have a limited history of fraud loss, we may be less able to forecast and carry appropriate reserves on our books for those losses. We will need to continue developing, improving, and making investments into our risk management infrastructure, techniques and processes, and there could be no assurance that such development and improvement will be sufficient to meet our evolving demands.

We could incur significant losses from fraudulent or erroneous transactions and situations where funding instruments used for legitimate transactions are closed or do not have adequate funds to satisfy payments, or the payment is mistakenly initiated to an unintended recipient. Any of our efforts to recover transaction losses may be insufficient to compensate for all losses. Failure to effectively monitor and evaluate any of our customers that experience bankruptcy, insolvency, business failure or other business interruption may also result in losses in our payments processing operations.

Use of our payment services for illegal activities or improper purposes could harm our business.

Our services may potentially be used for illegal activities or improper purposes, including but not limited to money laundering, terrorist financing, sanctions evasion, corruption, fraudulent sales of goods or services, illegal telemarketing activities, illegal sales of prescription medications or controlled substances, illicit goods or services, fraud, sanctions violations, and other unlawful activities. Further, certain activity that may be legal in one jurisdiction may be illegal in another jurisdiction, and a customers may be found responsible for intentionally or inadvertently importing or exporting illegal goods, resulting in liability for us. We could also become targets for owners of intellectual property rights or government authorities that seek to bring legal action against providers of payment services who are tangentially involved in selling infringing or allegedly infringing items.

Any illegal or improper uses of our services or failure on our part to detect or prevent illegal or improper activity by our customers may subject us to claims, individual and class action lawsuits and government and regulatory requests, inquiries or investigations that could result in liability, restrict our operations, impose additional restrictions or limitations on our business or require us to change our business practices, harm our reputation, increase our costs and negatively impact our business. In particular, we are subject to laws aimed at preventing money laundering, corruption, sanctions evasion and the financing of terrorism across the various jurisdictions in which we operate, and the relevant regulatory landscape is complex and constantly evolving. While our risk management and compliance framework contains measures to prevent and detect illegal activities that may occur using our payment services, these measures may not be effective in detecting and preventing illegal activity or improper uses. We may also incur substantial monitoring and compliance costs in implementing as well as continuously improving these measures.

We do not currently maintain insurance coverage for certain risks, and we may not have sufficient insurance coverage in the future to adequately protect our business.

We do not currently have insurance coverage for certain types of risks, including but not limited to losses arising from breaches of physical security, cybersecurity incidents, fraud, theft by employees or third parties, business interruption, litigation, regulatory actions, natural disasters, or public health emergencies. As a result, we are fully exposed to the financial impact of such events. Although we may in the future seek to obtain insurance coverage or be required to maintain certain forms of financial protection, such as surety bonds or similar arrangements as may be required under applicable regulatory requirements, there can be no assurance that such insurance or financial protection will be available on commercially reasonable terms, or at all. Even if we are able to obtain such coverage, it may be limited in scope, subject to exclusions, or otherwise insufficient to fully compensate us for losses that we may incur. Accordingly, any material uninsured loss or loss exceeding the limits of any insurance coverage we may obtain could require us to bear substantial costs, which could adversely affect our business operations and financial condition. In addition, business disruptions, litigation, regulatory enforcement actions, or other unforeseen events could result in significant expenses and diversion of management resources.

There can be no assurance that we will be able to obtain insurance coverage in the future for all risks that we face, or that such insurance, if obtained, will be adequate to cover any or all losses we may incur. If we are unable to obtain adequate insurance coverage, or if we suffer losses that are not covered or fully compensated by insurance, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

We depend on the continuing efforts of our founders, senior management team and key personnel, and our business operations may be negatively affected if we lose their services. We may also be unable to attract, retain and develop the highly skilled employees we need to support our business.

Our company’s current and future performance depends on the continued services of our founders and senior management team, including our founder, director and Chief Executive Officer, Mr. Joseph Koh. We also depend on continued services of key personnel who possess significant expertise and industry knowledge and our ability to continue to attract retain, and develop such personnel we need to maintain our competitive position. The loss of key personnel, including members of management, as well as key engineering, product development, marketing and sales personnel, could disrupt our operations and have an adverse effect on our reputation and business.

There could be no assurance that we will continue to attract and retain the personnel needed to maintain our competitive position or in line with our growth. Competition for key and other highly skilled personnel is intense in the sector we belong to, and we may need to invest significant resources to attract and retain new employees, while we may not realize returns on these investments. If our stock price declines or if our reputation were to be harmed due to media, legislative or regulatory scrutiny or otherwise, we could face more difficulty in attracting and retaining the critical personnel needed for the continued success of our business.

We are affected by the macroeconomic, political, social and other factors beyond our control in Singapore and other countries in which we operate.

We are affected by macroeconomic factors, such as general economic conditions, population growth, household formation, market sentiment which are in part, influenced by unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment, all of which are beyond our control. For example, there has been increased inflationary pressure on the cost of materials and labor and increased bank loan rates. To date, we have not yet seen a material impact to our business, but if inflation increases, the increased cost of completing projects and financing our business may have a negative impact on our financial performance. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Singapore and other countries may also affect our business. There is no assurance that such conditions will not develop in a manner that will have an adverse effect on our business operations.

We may also expand into other countries in which we presently do not have a business presence. Factors beyond our control include the abovementioned, and other conditions such as internal strife, epidemics, severe weather conditions, natural or other catastrophes, terrorist attacks or acts of violence that may materially and adversely affect financial markets, business and consumer confidence that will materially and adversely affect our operations, financial performance and financial position.

Our business, financial performance and results of operations depend significantly on worldwide macroeconomic conditions and their impact on material supplies. Recessionary economic cycles, higher interest rates, volatile fuel and energy costs, inflation, levels of unemployment and other economic factors that may affect material costs and adversely affects costs of revenue of our services and products. In addition, negative national or global economic conditions may materially and adversely affect our suppliers’ financial performance, liquidity and access to capital. This may affect their ability to maintain their inventories, production levels and/or product quality and could cause them to raise prices, lower production levels or cease their operations.

Economic factors such as increased commodity prices, higher costs of labor, insurance and healthcare, and changes in or interpretations of other laws, regulations and taxes may also increase our cost of revenue and our selling, general and administrative expenses, and otherwise adversely affect our financial condition and results of operations.

Risks Relating to Doing Business in Singapore

The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

We are a holding company, and our primary subsidiary is located in Singapore. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our subsidiary. The distribution of dividends to us from our subsidiary is subject to restrictions imposed by the applicable laws and regulations in these markets, which are more fully described in “Dividend Policy” in this prospectus. In addition, although there are currently no foreign exchange control regulations in effect which restrict the ability of our subsidiary in Singapore to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future.

Our primary subsidiary is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As Behneh (Singapore), our Operating Subsidiary, is a company incorporated in Singapore, it is required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as its constitution. Particularly, our primary subsidiary is required to comply with regulatory requirements applicable to licensed payment service providers under applicable MAS regulations, the Payment Services Act 2019 and the Securities and Futures Act 2001 of Singapore, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

It is not certain if we will be classified as a Singapore tax resident.

Under the Income Tax Act 1947 of Singapore, or the Income Tax Act, a company established outside of Singapore but whose governing body, being the board of directors, exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be exercised in Singapore if majority of the physical board meetings are conducted outside of Singapore. IRAS may consider the location of the directors exercising strategic decision-making functions, including where directors are physically located during board meetings. Where majority of the board meetings are held by teleconference or videoconference, the control and management of the business may be considered to be exercised in Singapore if majority of the directors (with the authority to make strategic decisions) are physically in Singapore during the meetings or the Chairman of the Board of Directors (if company has such an appointment) is physically in Singapore during such meetings. On the basis that the board meetings of the Company do not take place in Singapore, and the control and management of the Company is not in Singapore, it is unlikely that the Company will be a Singapore tax resident.

We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company is subject to determination by the Inland Revenue Authority of Singapore, or IRAS, and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Income Tax Act. If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an unconsolidated basis that is received or deemed by the Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of less than 15% may generally be subject to Singapore income tax, unless exempted under an applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when any amount from any income derived from outside Singapore it is: (i) remitted to, transmitted or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore. In addition, as Singapore does not currently impose withholding tax on dividends declared by Singapore resident companies, if the Company is considered a Singapore tax resident, dividends paid to the holders of our ordinary shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our ordinary shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our ordinary shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our ordinary shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our ordinary shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature. See “Material Income Tax Considerations — Singapore Taxation.”

Any adverse material changes to the Singapore market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

For the six months ended April 30, 2026 and the fiscal years ended October 31, 2025 and 2024, our revenue was primarily derived from our operations across Singapore. Any adverse circumstances affecting the Singapore markets, such as an economic recession, epidemic outbreak or natural disaster or other adverse incident, may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry in which we operate resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in pricing structure, or compressed profit margins. During economic downturns or recessions, we may face heightened competition and increased pressure to reduce our services pricing as our customers seek to scale back their technology budgets and demand for our services. If we are forced to reduce our pricing significantly to remain competitive, our financial condition, profitability, results of operations, and operating cash flows could be negatively affected. Furthermore, an epidemic or a widespread outbreak of a communicable disease could severely disrupt our operations. While the severe economic restrictions originally associated with the COVID-19 pandemic have largely abated, any resurgence of COVID-19 or the emergence of other infectious diseases could lead to renewed disruptions.

Our revenue and profitability remain highly sensitive to the overall economic and market conditions of our operating jurisdictions. For the six months ended April 30, 2026, and the fiscal years ended October 31, 2025 and 2024, our total revenue from third parties were US$494,382, US$1,085,844, and US$881,816, respectively. Because of the ongoing uncertainties surrounding global macroeconomic headwinds and the potential for public health regulations or liquidity restrictions to be reintroduced by local authorities in the event of a future resurgence of infectious diseases, our business operations may continue to face unpredictable market conditions. There can be no guarantee that our total revenues for future fiscal years will grow or remain at levels comparable to prior periods. If these macroeconomic or operational disruptions persist for a prolonged period, our Group’s business, financial condition, results of operations, and future prospects will be materially and adversely affected.

We are subject to risks associated with operating in the rapidly evolving Southeast Asia market, and we might therefore be exposed to various risks inherent in operating and investing in the region.

We derive substantially all of our revenue from our operations in countries located in Southeast Asia, and we intend to continue to develop and expand our business and penetration in the region. Our operations in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate, including risks related to the following:

•        our core cross-border payment services center on cross-border fund transfers, currencies may be devalued, may depreciate, or strict currency restrictions and restraints on the international transfer of funds may be imposed by regional central banks, which could disrupt our liquidity networks and settlement capabilities;

•        the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate may escalate our technology infrastructure and operational costs, while compressing the capital margins of our institutional counterparties;

•        health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for our services; and

•        political changes may lead to changes in the business, legal and regulatory environments in which we operate. Volatile political situations in certain Southeast Asian countries could impact our business. For example, in Myanmar, following the military taking power in February 2021, there have been and continue to be mass protests and instability disrupting business activities. In Thailand, the risk of protest movements continues to exist and may increase political instability. In Malaysia, there have been several changes in the governing party in the past few years.

Any disruptions in our business activities or volatility or uncertainty in the economic, political or regulatory conditions in the markets we operate in could adversely affect our business, financial condition, results of operations and prospects.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws, including the Prevention of Corruption Act 1960, which prohibits any person from making improper gratification as an inducement to or reward for any person doing or forbearing to do anything in respect of any matter or transaction, or any member, officer or servant of a public body doing or forbearing to do anything in respect of any matter or transaction in which such public body is concerned. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or agents that could be in violation of various anti-corruption laws. We have implemented safeguards and policies to discourage these practices by our employees and agents but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or agents. If our employees or agents violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the Prevention of Corruption Act 1960 or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

Risks Related to our Ordinary Shares and this Offering

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Holders of book-entry interests in the shares will be required to be registered shareholders as reflected in our register of members to have standing to bring a shareholder action under Cayman Islands law. The administrative process of becoming a registered shareholder could result in delays that could be prejudicial to any legal proceeding. However, registration as a shareholder is not required to enforce a foreign monetary judgment against us or our officers in the courts of Singapore or the Cayman Islands.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

The future sales of Ordinary Shares by existing shareholders may adversely affect the market price of our Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares. Despite such a decline in the public trading price, certain selling shareholders may still experience a positive rate of return on the Ordinary Shares due to the lower price that they purchased the Ordinary Shares compared to other public investors and may be incentivized to sell their Ordinary Shares when others are not.

There has been no public market for our Ordinary Shares prior to this Offering; if an active trading market does not develop, you may not be able to resell the Ordinary Shares at any reasonable price.

The offering under this prospectus is an IPO of our Ordinary Shares. We intend to apply to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “BENE”, we cannot assure you that a liquid public market for our Ordinary Shares will develop. If an active public market for our Ordinary Shares does not develop following the completion of this Offering, the market price of our Ordinary Shares may decline and the liquidity of our Ordinary Shares may decrease significantly.

The initial public offering price for our Ordinary Shares was determined by negotiation between us and the underwriters and may vary from the market price of our Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares due to insufficient or a lack of market liquidity of our Ordinary Shares.

The trading price of the Ordinary Shares may be volatile, which could result in substantial losses to you.

The IPO price for our Ordinary Shares will be determined through negotiations between the representative of the underwriters and us and may vary from the market price of our Ordinary Shares following our IPO. If you purchase our Ordinary Shares in our IPO, you may not be able to resell those Ordinary Shares at or above the IPO price. We cannot assure you that our Ordinary Shares’ IPO price, or the market price following our IPO, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Shares;

•        sales or perceived potential sales of additional Ordinary Shares; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on The Nasdaq Capital Market, our Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our Ordinary Shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our Ordinary Shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

Our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this Offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

BEHNEH is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends or make other distributions to us.

Under the Companies Act, a Cayman Islands company may make a distribution to its shareholders to the extent that immediately following the distribution, the company is able to pay its debts as they fall due in the ordinary course of business and the realisable value of its assets is not less than its liabilities. Under Singapore law, Singapore company may only make a distribution out of profits available for distribution. Dividends cannot be paid out of share capital. In addition, any such distributions are subject to board approval, the subsidiary’s constitutional documents, and any contractual restrictions that may apply, including those arising from financing arrangements or regulatory requirements applicable to licensed payment institutions.

Any limitation on the ability of our subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to fund our operations, make investments or acquisitions that could be beneficial to our business, pay dividends to our shareholders, or otherwise fund and conduct our business.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal controls over financial reporting. We will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404 and may conclude that our internal control over financial reporting is not effective.

Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for the Shares;

•        reduced liquidity for the Shares;

•        a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Our existing shareholders that are not included in this registration statement will be able to sell their shares after completion of this Offering subject to restrictions under Rule 144.

Our existing shareholders may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this Offering and/or after the expiration of their lock-up period, if applicable. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. These shareholders may sell all or a portion of their shares, from time to time, at the market price prevailing at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. This fact could impact the trading price of our Ordinary Shares following completion of the offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. As such, the trading price of our Ordinary Shares may fluctuate significantly due to such sales, which are beyond our control. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

If you purchase the Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

Investors purchasing our Ordinary Shares in this Offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Ordinary Share. As a result, investors purchasing Ordinary Shares in this Offering will incur immediate dilution. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this Offering.

If a limited number of participants in this Offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of the Ordinary Shares sold in this Offering, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our Ordinary Shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their Ordinary Shares and we may cease to meet the Nasdaq public stockholder requirements.

Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may in its absolute discretion, refuse or delay the registration of a transfer of any Ordinary Share if the transferor has failed to pay an amount due in respect of those shares. Pursuant to our Second Amended and Restated Memorandum and Articles, our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of the Shares for return on your investment.

Subject to Cayman Islands law and our Second Amended and Restated Memorandum and Articles, our directors may declare dividends in such amount as the board of directors thinks fit if it is satisfied, on reasonable grounds, that immediately after the distribution, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debt as they fall due. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiary; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

To the extent (i) we raise more money from this Offering than required for the purposes explained in the section entitled “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this Offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this Offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Second Amended and Restated Memorandum and Articles, the Companies Act (as revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, the fiduciary duties of our directors, and the ability of minority shareholders to bring claims are, to a significant extent, governed by Cayman Islands common law. The common law of the Cayman Islands is derived in part from limited judicial precedent in the Cayman Islands, as well as from English common law decisions, which are of persuasive but not binding authority on Cayman Islands courts.

The rights of shareholders and the fiduciary duties of directors and officers under Cayman Islands law may differ from, and in some respects may not be as extensively developed as, those under the laws of certain jurisdictions in the United States, including Delaware. In addition, shareholders of Cayman Islands companies may face practical and legal limitations in bringing derivative actions in U.S. courts.

Shareholders of Cayman Islands exempted companies generally have no statutory right under Cayman Islands law to inspect corporate records or obtain copies of the register of members, other than the memorandum and articles of association, special resolutions, and the register of mortgages and charges, except as otherwise provided in the company’s constitutional documents. A Cayman Islands exempted company is not required to make its register of members available for public inspection and is not required to file shareholder information with the Cayman Islands Registrar of Companies. As a result, shareholder information is not publicly available.

However, a company may be required to make its register of members available at its registered office upon service of an order or notice issued by the Cayman Islands Tax Information Authority pursuant to the Tax Information Authority Act (as revised) of the Cayman Islands.

These limitations may make it more difficult for shareholders to obtain information necessary to initiate shareholder actions, exercise voting rights, or otherwise protect their interests, including in connection with proxy solicitations or shareholder disputes.

As a result of the foregoing, our shareholders may have more difficulty protecting their interests in the face of actions taken by our management or board of directors than they would as shareholders of a company incorporated in the United States. For a discussion of the significant differences between Cayman Islands corporate law and the laws of certain U.S. jurisdictions, see “Description of Share Capital — Differences in Corporate Law.”

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to The SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, our officers, directors and principal shareholders are exempt from reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Effective March 18, 2026, our executive officers and directors are required, pursuant to the Holding Foreign Insiders Accountable Act, to file Section 16(a) reports with the SEC to disclose their beneficial ownership of our securities. Our 10% shareholders who are not officers or directors, however, remain exempt from Section 16(a) reporting requirements. Therefore, our shareholders may not know on a timely basis when such persons purchase or sell our Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. Effective March 18,

2026, our executive officers and directors are required, pursuant to the Holding Foreign Insiders Accountable Act, to file Section 16(a) reports with the SEC to disclose their beneficial ownership of our securities. Our 10% shareholders who are not officers or directors, however, remain exempt from Section 16(a) reporting requirements. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon the completion of this Offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley together with rules and regulations subsequently implemented by the SEC, impose various requirements on the corporate governance, internal controls, and disclosure practices of public companies.

We are an “emerging growth company,” as defined in the JOBS Act, and will retain such status until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this Offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer,” or (iv) the date on which we have issued more than US$1 billion in non-convertible debt securities during the preceding three-year period. As an emerging growth company, we are permitted to take advantage of certain reduced reporting and other requirements that are otherwise applicable to public companies, including exemption from the auditor attestation requirement under Section 404(b) of Sarbanes-Oxley regarding internal control over financial reporting, and an exemption from the requirement to comply with new or revised accounting standards until such standards are applicable to private companies.

Once we cease to qualify as an emerging growth company, we will be required to comply with additional disclosure and compliance requirements, including the auditor attestation requirement under Section 404(b), and we will incur increased costs associated with maintaining internal controls, disclosure controls and procedures, and corporate governance standards applicable to public companies. As a result, we expect to incur significant legal, accounting, and compliance costs and to devote substantial management time and resources to regulatory compliance and public reporting obligations. In addition, as a public company, we will be required to comply with enhanced corporate governance standards, including maintaining a greater number of independent directors and adopting additional policies and procedures relating to internal controls and disclosure practices. We will also incur increased costs associated with director and officer liability insurance. These requirements may make it more difficult for us to attract and retain qualified members of our board of directors and executive management. We are evaluating and monitoring the impact of these requirements and cannot at this time reasonably estimate the timing or magnitude of the additional costs we will incur upon ceasing to qualify as an emerging growth company.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek”, “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        future financial and operating results, including revenues, profitability, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        our expectations regarding demand for and market acceptance of our services;

•        our expectations regarding our client base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/licenses to conduct our business, and in the relevant jurisdictions in which we operate, including under applicable Singapore regulatory regimes;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry, economic and market performance;

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.;

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an assumed IPO price of US$4.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, of approximately US$17,872,982 if the underwriters do not exercise their over-allotment option, and approximately US$20,692,982 if the underwriters exercise their over-allotment option in full.

Each US$1.00 increase (or decrease) in the assumed IPO price of US$4.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (or decrease) the net proceeds to us from this Offering by approximately US$22,572,982, assuming the number of Shares offered by us remains unchanged and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. Similarly, an increase (or decrease) of 1,000,000 Ordinary Shares in the number of Shares offered by us would increase (or decrease) the net proceeds by approximately US$3,760,000, assuming the assumed IPO price remains unchanged.

The primary purpose of this Offering is to create a public market for the Ordinary Shares for the benefit of all shareholders.

We plan to use the net proceeds of this Offering as follows:

•        Approximately 35% for expansion into new geographical markets and jurisdictions, including selective entry into new cross-border payment corridors and strengthening local operational and compliance capabilities;

•        Approximately 30% for development and enhancement of our AI-enabled risk and compliance intelligence platform to improve transaction monitoring, risk assessment and operational efficiency across our regulated payment operations;

•        Approximately 20% for liquidity and settlement infrastructure, including initiatives to optimize fund movement, reduce settlement friction and enhance the predictability and efficiency of cross-border payment execution; and

•        Approximately 15% for general corporate purposes, including working capital and expansion of our technology, compliance and operations teams to support the continued scaling of our business.

The foregoing represents our current intentions based on our present plans and business conditions. Our management will have significant flexibility and discretion in the actual application of the net proceeds of this Offering. Accordingly, we may adjust the allocation of net proceeds if unforeseen events or changes in business conditions occur.

To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest such proceeds in short-term, interest-bearing bank deposits or investment-grade debt instruments.

DIVIDEND POLICY

We have not previously declared or paid any cash dividends on our Ordinary Shares and do not anticipate declaring or paying any dividends in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, to finance the development and expansion of our business.

The declaration and payment of dividends, if any, will be determined at the discretion of our board of directors, subject to applicable requirements under Cayman Islands law and our Second Amended and Restated Memorandum and Articles. Under Cayman Islands law, dividends may be paid only out of profits or share premium account, provided that no dividend may be declared or paid if, immediately following such payment, the Company is unable to pay its debts as they fall due in the ordinary course of business.

Even if our board of directors determines to pay dividends in the future, the timing, amount, and form of such dividends will depend on a number of factors, including our results of operations, financial condition, cash requirements, capital expenditure plans, contractual restrictions, and other factors deemed relevant by our board of directors.

As a holding company incorporated in the Cayman Islands, we rely primarily on dividends and other distributions from our Operating Subsidiary in Singapore to meet our cash requirements, including any payment of dividends to our shareholders. The ability of our Singapore operating subsidiary to pay dividends is subject to applicable Singapore laws and regulations, including solvency requirements under the Companies Act 1967 of Singapore, which generally permit dividends to be paid only out of profits available for distribution, and subject to any contractual or regulatory restrictions.

Under current Singapore tax practice, dividends paid by Singapore-incorporated companies, including our Operating Subsidiary, are generally not subject to Singapore withholding tax. Additionally, the payment of dividends is subject to applicable regulatory requirements, including those imposed by the MAS on licensed entities, where applicable.

Any cash dividends on our Ordinary Shares, if declared, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2026, on:

•        an actual basis;

•        a pro forma as adjusted basis to give effect to the sale of 5,000,000 Ordinary Shares in this Offering at the assumed IPO price of US$4.00 (the midpoint of the price range set forth on the cover page of this prospectus) per Ordinary Share after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us, assuming the underwriters do not exercise the Over-allotment option; and

•        and a pro forma as adjusted basis, giving effect to the sale by us of 5,000,000 Ordinary Shares in this Offering, including the underwriters exercise the Over-allotment option, at the assumed IPO price of US$4.00 (the midpoint of the price range set forth on the cover page of this prospectus) per Ordinary Share after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us.

You should read this information together with our audited financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of April 30, 2026
	Actual	Adjusted(1)	Adjusted(2)
	US$	US$	US$
Cash and cash equivalents	1,985,842	20,048,765	22,868,765

Borrowings	785,379	785,379	785,379
Total indebtedness	785,379	785,379	785,379

Ordinary shares, US$0.0001 par value per share, 500,000,000 shares authorized, 18,020,000 shares issued and outstanding; 25,000,000 shares issued and outstanding pro forma as adjusted (25,750,000 shares assuming full exercise of the over-allotment option)	1,802	2,302	2,377
Subscription receivables	(49,802)	(49,802)	(49,802)
Additional paid-in capital	980,882	18,853,364	21,673,289
Retained earnings	449,495	449,495	449,495
Other reserve	2,553	2,553	2,553
Total shareholders’ equity	1,384,930	19,257,912	22,077,912
Total capitalization	2,170,309	20,043,291	22,863,291

____________

(1)      Reflects the sale of Ordinary Shares in this Offering at an assumed IPO of US$4.00 per Ordinary Share, after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts and commissions (underwriting discount equal to 6% per Ordinary Share), maximum out-of-pocket accountable expenses US$260,000 and estimated offering expenses payable by us US$667,018. We estimate that such net proceeds will be approximately US$17,872,982. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

(2)      Assuming full exercise of the underwriters’ over-allotment option.

DILUTION

If you invest in the Shares in this Offering, your interest will be immediately diluted to the extent of the difference between the IPO price per Ordinary Share in this Offering and the net tangible book value per Ordinary Share after this Offering. Dilution results from the fact that the IPO price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of April 30, 2026, we had a historical net tangible book value (excluding intangible assets) of US$1,190,608, or US$0.06 per Ordinary Share. Our net tangible book value per Ordinary Share represents total assets less total liabilities, intangible asset and deferred offering costs, all divided by the number of Ordinary Shares issued and outstanding as of April 30, 2026.

After giving effect to the sale of Ordinary Shares in this Offering at the assumed IPO price of US$4.00 per Ordinary Share, we will have 25,000,000 Ordinary Shares issued and outstanding, and after deducting the underwriting discounts and commissions, maximum out-of-pocket accountable expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of April 30, 2026, would have been US$18,586,513, or US$0.74 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.68 per Ordinary Share to existing investors and immediate dilution of US$3.26 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this Offering:

	Post-Offering(1)		Full Exercise of Over-allotment Option(2)
Assumed IPO price per Ordinary Share	US$	4.00	US$	4.00
Net tangible book value per Ordinary Share as of April 30, 2026	US$	0.06	US$	0.06
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this Offering	US$	0.68	US$	0.77
Pro forma as adjusted net tangible book value per Ordinary Share after this Offering	US$	0.74	US$	0.83
Dilution per Ordinary Share to new investors in this Offering	US$	3.26	US$	3.17

____________

(1)      Assumes gross proceeds from the offering of 5,000,000 Ordinary Shares, and assumes that the over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 5,750,000 Ordinary Shares, and assumes that the over-allotment option has been exercised in full.

Each US$1.00 increase (decrease) in the assumed IPO price of US$4.00 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of April 30, 2026, after this Offering by approximately US$0.21 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.79 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this Offering would be US$0.83, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.77, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this Offering would be US$3.17.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

The following table summarizes, on a pro forma basis as of April 30, 2026, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this Offering, the total consideration paid, and the average price per Ordinary Share paid at the assumed IPO price of US$4.00 per Ordinary Share, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Ordinary Shares does not include the over-allotment option.

	Ordinary Shares purchased		Total consideration			Average price per Ordinary Share
	Number	Percent	Amount		Percent
Existing shareholders	20,000,000	80.00%	US$	2,000	0.01%	US$	0.0001
New investors	5,000,000	20.00%	US$	20,000,000	99.99%	US$	4.0000
Total	25,000,000	100.00%	US$	20,002,000	100.00%	US$	0.8001

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

BEHNEH was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on April 10, 2026. The Company serves as the ultimate holding company for our Group. BEHNEH’s direct subsidiary is Behneh (BVI), a BVI Business Company incorporated on September 5, 2025, which acts as the intermediate holding company for the Operating Subsidiary.

Our business operations are primarily conducted through our Operating Subsidiary in Singapore, Behneh (Singapore). The Operating Subsidiary was incorporated on September 11, 2017 and was then owned by G86 Services Pte. Ltd (“G86”), Mr. Joseph Koh, and Mr. Anthony Koh prior to reorganization.

To facilitate our initial public offering, we undertook a reorganization, resulting in Behneh (BVI) becoming a holding company for Behneh (Singapore) and BEHNEH becoming the holding company of Behneh (BVI), through the following share transactions:

(1)    On 5 September 2025, Behneh (BVI) was incorporated with an authorized share capital of 1,000 ordinary shares of US$1.00 each. At its incorporation, Mr. Joseph Koh, Mr. Anthony Koh, and G86 each held 629, 257 and 114 ordinary shares, respectively.

(2)    On April 10, 2026, BEHNEH was incorporated with an authorised share capital of US$50,000,000 divided into 500,000,000 ordinary shares of USD 0.0001 each. At its incorporation, Mr. Joseph Koh was issued 500,000,000 ordinary shares.

(3)    On April 21, 2026, Mr. Joseph Koh, Mr. Anthony Koh, and G86 each transferred their entire respective shareholding in Behneh (Singapore) to Behneh (BVI) at nominal consideration of S$1. Behneh (Singapore) became a wholly owned subsidiary of Behneh (BVI).

(4)    On May 7, 2026, Mr. Joseph Koh surrendered 480,000,000 of the 500,000,000 issued ordinary shares of BEHNEH for nil consideration. Mr. Joseph Koh held 20,000,000 ordinary shares of BEHNEH.

(5)    On May 7, 2026, BEHNEH’s share capital was re-designated into a dual-class structure with 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. The 20,000,000 ordinary shares held by Mr. Joseph Koh were redesignated into 8,240,000 Class A Ordinary Shares and 11,760,000 Class B Ordinary Shares. Subsequently, Mr. Joseph Koh transferred 11,760,000 Class B Ordinary Shares to Kohschild Limited; 3,220,000 Class A Ordinary Shares to Kepha Capital Limited; 3,040,000 Class A Ordinary Shares to G86; and 1,980,000 Class A Ordinary Shares to Abundance Enterprise Limited.

(6)    On May 18, 2026, Mr. Joseph Koh, Mr. Anthony Koh, and G86 each transferred their entire respective shareholding in Behneh (BVI) to BEHNEH for nil consideration. Behneh (BVI) became a wholly owned subsidiary of BEHNEH.

(7)    On July 24, 2026, the Class A Ordinary Shares and Class B Ordinary Shares of BEHNEH were redesignated as Ordinary Shares on a one-for-one basis. The share capital of the Company is $50,000 divided into 500,000,000 Ordinary Shares of $0.0001 each. Following the redesignation, Kohschild Limited holds 11,760,000 Ordinary Shares, Kepha Capital Limited holds 3,220,000 Ordinary Shares, G86 holds 3,040,000 Ordinary Shares, and Abundance Enterprise Limited holds 1,980,000 Ordinary Shares, representing the entire issued share capital of 20,000,000 Ordinary Shares.

Upon the completion of the Reorganization, the ownership of our subsidiary were as follows:

Subsidiary Name	Background	Ownership
Behneh (BVI)	– A BVI company – Incorporated on September 5, 2025 – Issued share capital of US$1,000	100% owned by BEHNEH
Behneh (Singapore) Pte. Ltd. (formerly known as Remsea Pte. Ltd.)	– A Singapore company – Incorporated on September 11, 2017 – Issued share capital of S$1,100,000 (approximately US$140,000)	100% owned by Behneh (BVI)

Immediately prior to the completion of this offering, we will have 500,000,000 Ordinary Shares, a par value $0.0001 per share, and immediately after the completion of this offering, our outstanding share capital will remain 500,000,000 Ordinary Shares.

Upon the completion of this offering, our issued shares will consist of 25,000,000 Ordinary Shares assuming that the underwriter does not exercise its over-allotment option, or 25,750,000 Ordinary Shares assuming that the underwriters exercise their over-allotment option in full.

The following chart illustrates our corporate structure immediately prior to and upon completion of this Offering, assuming the underwriters do not exercise the over-allotment option:

We are offering 5,000,000 Ordinary Shares of BEHNEH, our Cayman Islands holding company, representing 20% of the issued Ordinary Shares following completion of the Offering, assuming the underwriters do not exercise the over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

BEHNEH is an exempted company with limited liability incorporated under the laws of the Cayman Islands on April 10, 2026. BEHNEH owns 100% interest in Behneh International, which is a business company incorporated under the laws of the BVI. Behneh International owns 100% interest in our sole operating subsidiary, Behneh (Singapore), which was incorporated under the laws of Singapore on September 11, 2017.

Behneh (Singapore) is a licensed MPI regulated by the MAS. Under the Payment Services Act, Behneh (Singapore) is authorized to provide premier regulated payment services without transaction volume or float limitations, including cross-border money transfer services. In 2022, Behneh (Singapore) achieved a significant operational milestone by being appointed as a primary payment collection partner for a highly regulated, prominent integrated resort and premium hospitality group in Singapore — a milestone that further validates the Company’s compliance architecture, operational capabilities, and strategic market positioning.

Following licensing in 2020, Behneh (Singapore) launched regulated cross-border payment solutions serving both retail and institutional clients, establishing a strong foundation in compliant, scalable payment infrastructure. Building on this, Behneh (Singapore) has developed a network of strategic partnerships with licensed financial institutions, payment service providers, and infrastructure partners. These integrations collectively enhance Behneh (Singapore)’s liquidity access, strengthen end-to-end service delivery, and expand its operational reach across critical cross-border corridors. Throughout its scaling phase, Behneh (Singapore)’s corporate philosophy has consistently emphasized structural reliability, strict regulatory alignment, and rigorous operational discipline as the foundational pillars of its business model.

Behneh (Singapore) principally provides cross-border payment services, including COBO, POBO, and brokerage activities. Its core business centers on facilitating international fund transfers and related payment processing services through fund collection, coordination of payment instructions, executing cross-border transfers, and providing foreign exchange conversion as part of its end-to-end payment solutions. In addition to its core remittance business, Behneh (Singapore) has expanded into fintech advisory and technology-transfer services, leveraging its operational experience and technology know-how to assist clients in establishing and operating regulated financial services businesses by providing advisory, operational, and technology support.

PRINCIPAL FACTORS AFFECTING OUR FINANCIAL PERFORMANCE

The Company’s business, financial condition, and results of operations are affected by a variety of factors, many of which are beyond our control. The key factors that materially impact the Company’s financial performance include, but are not limited to, the following:

Economic growth in Singapore and countries where our Operating Subsidiary operates

Our results of operations are heavily dependent on the macroeconomic environment of Singapore and the countries in which our Operating Subsidiary operates. Our transaction volumes, revenue, and overall growth are linked to the level of cross-border trade, corporate commerce, and economic activity in Singapore and the broader regional markets where we facilitate POBO and COBO services. Economic slowdowns, recessions, geopolitical tensions, or trade disputes in these jurisdictions could materially decrease global supply chain activities and corporate spending. A decline in cross-border commerce would directly reduce the volume of our services, and hence compressing our revenue. Furthermore, economic instability in emerging markets often triggers heightened currency volatility, liquidity shortages, or capital flight, which could impair our ability to manage currency positions, elevate our counterparty risks, and significantly harm our business, operating results, and future prospects.

Government regulations, policies and initiatives

As a licensed MPI regulated by the MAS, we are subject to stringent, complex, and evolving regulatory framework. Compliance with Singapore’s evolving frameworks regarding anti-money laundering, countering the financing of terrorism, data privacy, and strict customer fund safeguarding requires substantial financial and operational resources.

Furthermore, because our services inherently involve sending payments to and collecting funds from international jurisdictions, our financial results are dependent on the regulatory environments of those destination markets. Any changes in the regulatory scrutiny of inbound/outbound corporate transfers, or modifications to the legal frameworks governing “on-behalf-of” (OBO) multi-entity payments within target countries could adversely affect our business and results of operations.

Additionally, any failure on our part to adapt our Singapore-based compliance systems to screen for and align with the fast-changing cross-border regulations of these international jurisdictions could result in frozen funds, severed banking relationships, material fines, or reputational damage, any of which would severely harm our business, operating results, and financial prospects.

Continuous investments in technology and product innovation

The cross-border fintech ecosystem is characterized by rapid technological advancement, evolving industry standards, and shifting customer demands. To sustain our competitive moat, we will from time to time commit capital and engineering resources to upgrading our risk and compliance engine, ensuring liquidity coordination and payment infrastructure. These research and development expenditures may be significant and weigh heavily on our short-term net margins and cash flows. Failure to innovate effectively could render our payment platform obsolete, weaken our market position, and severely limit our growth prospects.

Ability to improve operational efficiency

Our results of operations are affected by our ability to improve operational efficiency. We intend to optimize our costs of principal activities and operating expenses by achieving increasing economies of scale and cost-efficiency as our business continues to grow. We also intend to optimize our operational efficiency by developing AI-enabled risk intelligence capabilities. These initiatives remain in the development stage, are subject to standard execution and regulatory risks, and are intended to supplement, rather than replace, our established compliance processes.

Ability to expand into new markets and jurisdictions

A central pillar of our growth strategy is the selective expansion into new geographic markets and support more efficient cross-border value movements, with a focus on Africa, Latin America, North America, and other high-potential regions. We intend to enter into these jurisdictions in a compliant and capital-efficient manner by leveraging our established compliance infrastructure and fintech advisory expertise.

This expansion may subject our business to unfamiliar legal frameworks, foreign exchange controls, localized cybersecurity standards, and varied geopolitical risks. If we fail to successfully navigate the regulatory complexities or fail to capture meaningful market share in these new territories, our international investments may not generate positive returns, which would materially and adversely affect our financial results and growth prospects.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements in the paragraphs headed “Recently adopted accounting pronouncements” and “Recent accounting pronouncements not yet adopted.”

RESULTS OF OPERATIONS

Six months ended April 30, 2026, compared to six months ended April 30, 2025

	For the six months ended April 30,		% of change
	2026	2025
	US$	US$
Revenue – third parties	494,382	430,197	14.9%
Revenue – related parties	10,511	—	N/A
Less: Cost of revenue	(252,467)	(270,956)	(6.8)%
Gross profit	252,426	159,241	58.5%

Operating expenses:
General and administrative expenses – third parties	(531,015)	(89,640)	492.4%
General and administrative expenses – related parties	(12,176)	(11,177)	8.9%
Total operating expenses	(543,191)	(100,817)	438.8%

(Loss) Profit from operations	(290,765)	58,424	(597.7)%

Other income, net
Bank interest income	2,108	1,568	34.4%
Loan to a related party interest income	38,357	14,108	171.9%
Exchange gain (loss), net	9,535	(65,178)	(114.6)%
Sundry income	862	7,864	(89.0)%
Realized gain on digital intangible assets	2,697	621,298	(99.6)%
Total other income, net	53,559	579,660	(90.8)%

Finance costs	(38,459)	—	N/A

(Loss) Income before income tax	(275,665)	638,084	(143.2)%

Income tax expense	(18,018)	(30,128)	(40.2)%

Net (loss) income	(293,683)	607,956	(148.3)%

Revenue

Our revenue increased by 17.4% to US$504,893 (of which US$10,511 was from related parties) for the six months ended April 30, 2026, from US$430,197 for the six months ended April 30, 2025. Although revenue directly derived from cross-border transaction processing volume decreased by 14.3%, the reduction was more than offset by an expansion in our exchange gain on currency exchange margins, driven by higher spread capture and better execution. In addition, we started to recognize revenue from consultancy service in the second half of 2025, from Regalrare Pte. Ltd., a related party, which accounted for 2.1% of our total revenue for the six months ended April 30, 2026.

Customer concentration remained significant during the period. Revenue generated from our largest customer, Customer A, increased by 33.4%, or US$106,925, to US$426,827 for the six months ended April 30, 2026, from US$319,902 for the six months ended April 30, 2025. Customer A accounted for 84.5% and 74.4% of our total revenue for the six months ended April 30, 2026 and 2025, respectively. While our revenue growth remains heavily concentrated in Customer A, we continue to actively engage our broader customer base and evaluate strategic opportunities to diversify our revenue streams across other operational sectors.

Cost of revenue

Our cost of revenue primarily consists of agent fees, bank charges, commissions, and counterparty fees. Gross margin improved as a result of our continued focus on enhancing operational efficiency and execution precision throughout fiscal year 2025 and the six months ended April 30, 2026. Consequently, our cost of revenue declined despite a 17.4% growth in revenue during the period. This margin optimization was primarily driven by a net reduction in agent fees, bank charges, and commissions, which we achieved through the strategic expansion of our direct clearing rails, localized payout integrations, and deliberate portfolio rationalization that pivoted away from lower-yield, high-overhead transaction corridors.

Gross profit and gross profit margin

Our gross profit increased by 58.5% to US$252,426 for the six months ended April 30, 2026, from US$159,241 for the six months ended April 30, 2025. Gross profit margin for the corresponding years is 50.0% and 37.0%, respectively.

General and administrative expenses

General and administrative expenses primarily consist of operating expenses for director remuneration, staff salaries, business development expenses, consultancy fee, professional services fee, platform fee, rental expenses, bank service charges and other miscellaneous administrative expenses. Our general and administrative expenses increased by 438.8% to US$543,191 (of which US$12,176 was from related parties) for the six months ended April 30, 2026, from US$100,817 (of which US$11,177 was from related parties) for the six months ended April 30, 2025. The increase was primarily attributable to professional fees and expenses incurred in connection with the Company’s initial public offering to support its capital-raising activities.

Other income — loans to related parties interest income

Interest income from loans to related parties increased by 171.9% to US$38,357 for the six months ended April 30, 2026, from US$14,108 for the six months ended April 30, 2025. The increase was due to the larger loan size outstanding.

Other income — realized gain on digital intangible assets

Our realized gain on digital intangible assets decreased by 99.6% to US$2,697 for the six months ended April 30, 2026, from US$621,298 for the six months ended April 30, 2025. This substantial decrease was primarily driven by the execution of our asset liquidation strategy during fiscal year 2025, which significantly reduced our holding volumes and transaction activity in volatile digital tokens such as Bitcoin (BTC), Ethereum (ETH), and TRON (TRX). Lately, our remaining digital asset exposure during the six months ended April 30, 2026 consisted a small amount of low-volatility stablecoins, primarily United States Dollars Tether (USDT) and insignificant amounts of Ethereum (ETH) and TRON (TRX).

Net (loss) income

We recorded a net loss of US$293,683 for the six months ended April 30, 2026, representing a decrease of US$901,639 compared to a net income of US$607,956 for the six months ended April 30, 2025. While our core payment operations achieved improved operating profitability during the period, this positive performance was fully offset by non-operating headwinds and increased overhead. Specifically, the decline into net loss position was primarily attributable to the decrease in realized gains on digital intangible assets following the strategic wind-down of our volatile digital asset portfolio, combined with an expansion in general and administrative expenses to support our scaling corporate operations.

Year ended October 31, 2025, compared to year ended October 31, 2024

	For the years ended October 31,		% of change
	2025	2024
	US$	US$
Revenue	1,439,923	881,816	63.3%
Less: Cost of revenue	710,514	572,113	24.2%
Gross profit	729,409	309,703	135.5%

Operating expenses:
General and administrative expenses – third parties	535,811	588,841	(9.0)%
General and administrative expenses – related parties	22,828	11,980	90.6%
Total operating expenses	558,639	600,821	(7.0)%

Profit (Loss) from operations	170,770	(291,118)	(158.7)%

Other income
Bank interest income	4,338	2,263	91.7%
Loan to a related party interest income	102,421	57,127	79.3%
Exchange loss, net	(69,814)	(20,530)	240.1%
Sundry income	9,241	1,835	403.6%
Realized gain on digital intangible assets	645,329	167,263	285.8%
	691,515	207,958	232.5%

Income (Loss) before income tax	862,285	(83,160)	(1,136.9)%

Income tax expense	(16,090)	(13,492)	19.3%
Net income (loss)	846,195	(96,652)	(975.5)%

Revenue

Our revenue increased by 63.3% to US$1,439,923 for the year ended October 31, 2025, up from US$881,816 for the year ended October 31, 2024. This growth was primarily driven by a significantly higher contribution from our largest customer, Customer A, a gaming operator in Singapore. Specifically, revenue generated from Customer A surged by 79.3% year-over-year, accounting for 57.1% and 50.9% of our total revenue for the years ended October 31, 2025 and 2024, respectively.

This increase was largely driven by Customer A scaling its underlying transactional volumes, riding on strong macroeconomic tailwinds within Singapore’s tourism and hospitality sectors. Specifically, this volume expansion reflects the robust post-pandemic recovery and secular growth of Singapore’s integrated resort and premium entertainment sectors, which attracted heightened volumes of high-net-worth international visitors. Furthermore, Singapore’s macroeconomic positioning as a stable capital haven, supported by a resilient Singapore Dollar (SGD), further catalyzed inbound transaction processing volumes as international patrons increased their discretionary capital allocation within Customer A’s regulated ecosystems. This structural increase in transaction velocity directly translated to higher payment processing and collection fees under our primary payment partnership framework. While our revenue growth during this period was highly concentrated in Customer A, we continue to actively engage our broader customer base and seek opportunities to diversify our revenue streams, as evidenced by a high rate of year-on-year revenue growth among several of our smaller customers.

Included in our total revenue for the year ended October 31, 2025 was consultancy income of US$354,079, compared to nil for the year ended October 31, 2024. Consultancy services were provided to Booung Digital Inc and Sul Grande Digital Sociedade Prestadora de Servicos de Ativo Virtuais Ltda, both of which Mr. Joseph Koh is a common director. The consultancy services we provided included advisory and regulatory support, infrastructure solution, brand and community development advisory, technology hosting and security advisory, and financial and operational reporting.

Cost of revenue

Our cost of revenue primarily consists of agent fees, bank charges, commissions, and counterparty fees. For the year ended October 31, 2025, our cost of revenue increased by 24.2%, or US$138,401, to US$710,514 from US$572,113 for the year ended October 31, 2024. During fiscal year 2025, we focused on enhancing our operational efficiency. Consequently, our cost of revenue grew at a slower rate than our revenue growth of 63.3%. This margin optimization was driven by the reduction in agent fees, bank charges, and commissions, which we achieved through the strategic expansion of our direct clearing rails, localized payout integrations, and a deliberate portfolio rationalization that pivoted away from lower-yield, high-overhead transaction corridors. Conversely, as our cross-border payment volumes expanded, counterparty fees increased and became the primary driver of our cost of revenue. This increase was directly attributable to our heightened utilization of transaction settlement rails and foreign exchange liquidity counterparties required to facilitate the growth in our cross-border POBO and COBO payout and collection volumes.

Gross profit and gross profit margin

Our gross profit increased by 135.5% to US$729,409 for the year ended October 31, 2025, from US$309,703 for the year ended October 31, 2024. Gross profit margin for the corresponding years is 50.7% and 35.1%, respectively.

General and administrative expenses

General and administrative expenses primarily consist of operating expenses for director remuneration, staff salaries, business development expenses, consultancy fee, professional services fee, platform fee, rental expenses, bank service charges and other miscellaneous administrative expenses. Our general and administrative expenses decreased by 7.0% to US$558,639 (of which US$22,828 was from related parties) for the year ended October 31, 2025, from US$600,821 (of which US$11,980 was from related parties) for the year ended October 31, 2024. These expenditures were incurred to support the Company’s comprehensive corporate restructuring, enhance our international regulatory compliance architecture, and fund rigorous audit readiness protocols required for our long-term capital market initiatives.

Other income — loans to related parties interest income

Interest income from loans to related parties increased by 79.3% to US$102,421 for the year ended October 31, 2025, from US$57,127 for the year ended October 31, 2024. The increase was due to the larger loan size outstanding during the fiscal year 2025 and increased interest rate to reflect prevailing market lending benchmark as well as acceptable risk premium.

Other income — realized gain on digital intangible assets

Our realized gain on digital intangible assets increased significantly by 285.8% to US$645,329 for the year ended October 31, 2025, from US$167,263 for the year ended October 31, 2024. This increase primarily reflects the realized net gains stemming from our transactional holdings and treasury settlements of major digital tokens. The substantial growth in realized gains during fiscal year 2025 was driven by higher volatility and favorable pricing trends in the broader digital asset markets. To optimize corporate liquidity, lock in capital appreciation, and actively manage our balance sheet risk profile, we liquidated substantially all of our digital intangible asset portfolio during the year. Reflecting these liquidations, the carrying value of our digital intangible assets held was reduced to US$315 as of October 31, 2025, compared to US$150,551 as of October 31, 2024. Consequently, while these liquidation activities generated a material positive impact on our net income for the year ended October 31, 2025, they represent a deliberate stabilization of our balance sheet to transition away from asset price volatility and focus on predictable, fee-based operational fiat transaction flows moving forward.

Net income (loss)

Net income was US$846,195 for the year ended October 31, 2025, from a net loss of US$96,652 for the year ended October 31, 2024. While we incurred a loss from operations during fiscal year 2025, which reflected our strategic investments in professional fees, corporate restructuring, and compliance scaling, our overall net profitability was heavily bolstered by non-operating activities. Specifically, this transition to positive net income was primarily driven by other income, mainly the realized gain on digital intangible assets.

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2026, we had cash and equivalent of US$1,985,842, representing an increase of 141.9% compared to US$820,804 as of October 31, 2025. During the years ended October 31, 2024 and 2025 and the six months ended April 30, 2026, we have financed our operations primarily through cash flows generated from our operating activities and interest-free credit facilities extended by independent agents of the Company that are repayable on demand.

We believe that our current levels of cash and cash flows from operations will be sufficient to meet our anticipated cash needs for our operations and expansion plans for the next 12 months. Our ability to generate and obtain adequate amounts of cash to meet our requirements and expansion plans in the long-term (i.e., beyond the next 12 months) hinges primarily on our ability to achieve and maintain profitability, and to effectively manage our working capital cycles, specifically our cash flows from receivables and payables. During the two years ended October 31, 2024 and 2025 and the six months ended April 30, 2026, we experienced fluctuating cash flows, recording negative and positive net cash from operating activities, respectively. The negative operating cash flow in 2024 was mainly driven by our net loss and increased receivables from payment processors during that period. We may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Summary of Cash Flow

Six months ended April 30, 2026, compared to six months ended April 30, 2025

The following table sets forth a summary of our cash flows for the periods presented:

	For the six months ended April 30,
	2026	2025
	US$	US$
Cash and cash equivalents at the beginning of the year	820,804	651,846
Net cash provided by operating activities	602,368	716,176
Net cash provided by (used in) investing activities	704,289	(144,821)
Net cash (used in) provided by financing activities	(189,941)	617,864
Effects of exchange rate changes	48,322	53,218
Cash and cash equivalents at the end of the year	1,985,842	1,894,283

Operating activities

For the six months ended April 30, 2026, cash provided by operating activities was US$602,368. The net cash inflow was primarily attributable to the net loss of US$293,683, as adjusted by (A) adjustments to reconcile net loss to cash provided by operating activities including (i) deducting reversal of allowance of credit losses of US$105,985; and (ii) adding back deferred income tax of US$17,644; and (B) changes in operating assets and liabilities including (i) decrease in accounts receivable of US$15,829; (ii) decrease in receivables from payment processors, net of US$580,021; (iii) increase in deposits and prepayments of US$231,292; (iv) decrease in interest receivable from loan to a related party of US$118,404; (v) decrease in other receivable of US$33,397; (vi) decrease in amount due from a director of US$441,211; (vii) decrease in due from a related party of US$7,142; (viii) increase in accounts payable of US$30,609; (ix) decrease in accrued expenses and other payables of US$17,200; and (x) increase income tax payable of US$6,271.

For the six months ended April 30, 2025, cash provided by operating activities was US$716,176. The net cash inflow was primarily attributable to the net income of US$607,956, as adjusted by (A) adjustments to reconcile net income to net cash provided by operating activities including (i) adding back depreciation or property, plant and equipment of US$752; (ii) deducting reversal of allowance of credit losses of US$177,224; (iii) adding back deferred income tax of US$18,313; and (B) changes in operating assets and liabilities including (i) decrease in receivables from payment processors, net of US$643,874; (ii) increase in deposits and prepayments of US$21,349; (iii) decrease in amount due to a director of US$615,513; (iv) increase in accounts payable of US$64,682; (v) increase in accrued expenses and other payables of US$178,639; and (vi) increase in income tax payable of US$16,046.

Investing activities

Net cash provided by investing activities was US$704,289 for the six months ended April 30, 2026, due to repayment of loan from a related party of US$708,355, partly offset by the purchase of digital intangible asset of US$4,066.

Net cash used in investing activities was US$144,821 for the six months ended April 30, 2025, due to addition of loan to a related party of US$192,314, partly offset by proceeds from the sales of digital intangible assets.

Financing activities

Net cash used in financing activities was US$189,941 for the six months ended April 30, 2026, because of the payment of offering costs.

Net cash provided by financing activities was US$617,864 for the six months ended April 30, 2025, due to capital contribution by a shareholder.

Year ended October 31, 2025, compared to year ended October 31, 2024

The following table sets forth a summary of our cash flows for the periods presented:

	For the years ended October 31,
	2025	2024
	US$	US$
Cash and cash equivalents at the beginning of the year	651,846	1,736,518
Net cash provided by (used in) operating activities	385,163	(474,632)
Net cash used in investing activities	(117,328)	(137,679)
Net cash used in financing activities	(125,310)	(472,650)
Effects of exchange rate changes	26,433	289
Cash and cash equivalents at the end of the year	820,804	651,846

Operating activities

For the year ended October 31, 2025, net cash provided by operating activities was US$385,163. The net cash inflow was primarily attributable to the net income of US$846,195, as adjusted by (A) adjustments to reconcile net income to net cash provided by operating activities including (i) adding back depreciation or property, plant and equipment of US$752; (ii) deducting the reversal of allowance of credit losses of US$47,554; and (iii) adding back deferred income tax of US$7,653; and (B) changes in operating assets and liabilities including (i) net decrease in receivables from payment processors of US$347,499; (ii) increase in accounts receivable from related parties of US$319,578; (iii) increase in prepayment and other receivables of US$20,140; (iv) decrease in amount due to a director of US$397,390; (v) increase in amount due from a related party of US$11,137; (vi) increase in accounts payable of US$151,424; (vii) decrease in accrued expenses of US$182,358; and (viii) increase in income tax payable of US$9,797.

For the year ended October 31, 2024, net cash used in operating activities was US$474,632. The net cash inflow was primarily attributable to the net loss of US$96,652, as adjusted by (A) adjustments to reconcile net income to net cash provided by operating activities including (i) adding back depreciation or property, plant and equipment of US$93; (ii) deducting reversal of allowance of credit losses of US$57,979; and (iii) adding back deferred income tax of US$8,569; and (B) changes in operating assets and liabilities including (i) net increase in receivables from payment processors of US$307,441; (ii) decrease in prepayment and other receivables of US$2,228; (iii) increase in interest receivables from loans to related parties of US$44,442; (iv) increase in other receivables — related parties of US$1,122; (v) decrease in amount due from a director of US$16,629; (vi) increase in accounts payable of US$63,823; (vii) decrease in accrued expenses of US$70,726; (viii) decrease in contract liabilities of US$231; and (ix) increase in income tax payable of US$12,619.

Investing activities

Net cash used in investing activities was US$117,328 for the year ended October 31, 2025, due to the loans to related parties of US$267,564, partly offset by proceeds from sale of digital intangible assets of US$150,236.

Net cash used in investing activities was US$137,679 for the year ended October 31, 2024, due to the (i) purchase of property, plant and equipment of US$825; (ii) loans to related parties of US$284,013; and (iii) purchase of digital intangible assets of US$150,297, partly offset by the repayment of loans to related parties of US$297,456.

Financing activities

Net cash used in financing activities was US$125,310 for the year ended October 31, 2025, due to the repayment of borrowings, but partly offset by capital contribution from a shareholder of US$617,864.

Net cash used in financing activities was US$472,650 for the year ended October 31, 2024, due to repayment of borrowings.

Off-Balance Sheet Transactions

During the years ended October 31, 2024 and 2025 and the six months ended April 30, 2026, we had not entered into any off-balance sheet transactions.

Contractual Obligations

The Company had no material commitments, contingent liabilities, or guarantees as of April 30, 2026, October 31, 2025 and 2024 and for the six months ended April 30, 2026 and the years ended October 31, 2025 and 2024, respectively.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. The management of the Company believes the following critical accounting estimates are the most significantly affected by judgments and assumptions used in the preparation of our consolidated financial statements: impairment of digital intangible assets held and allowance for credit losses.

Impairment of digital intangible assets held

Accounting for digital assets depends on the nature of the asset and how the asset is held. The Group accounts for digital intangible assets in the following ways:

•        Financial assets for which the Company has elected to apply the fair value option.    Recognized as Digital financial assets in the Company’s consolidated statements of financial position. These assets represent certain stablecoins, such as Singapore Dollar Stablecoin (XSGD), that are contractually redeemable for fiat currency on demand. As any changes in the fair value are reported in earnings as they occur, the derecognition of these digital assets does not necessarily give rise to a gain or loss. Gains and losses resulting from derecognition of these digital assets are presented as net amount on the Company’s consolidated statements of operations and comprehensive income (loss).

•        Intangible assets recorded at cost less applicable impairment charge.    Recognized as digital intangible assets in the Company’s consolidated statements of financial position as these digital assets do not meet the scope criteria of ASC 350-60, primarily as they provide the holder with enforceable rights to or claims on other assets. These assets consist of stablecoins held for investment purposes and utility tokens received from a related party as settlement for outstanding loans. The Company early adopted ASC 350-60 effective for the fiscal year beginning November 1, 2024, resulting in fewer digital intangible assets recorded at cost less applicable impairment charge and a cumulative adoption impact related to the fair value adjustment of in scope digital intangible assets recorded in the Company’s consolidated statements of operations and comprehensive income. The impact of this cumulative-effect adjustment upon adoption was not material. Prior to the adoption of ASC 350-60, all digital intangible assets were measured at the lower of cost or impaired value.

•        Intangible assets recorded at fair value with changes in fair value recorded in net gain/loss on digital intangible assets within the Group’s consolidated statement of operations.    These assets include digital intangible assets that meet the scope requirements of ASC 350-60 for the period following November 1, 2024. The Company’s holdings measured under this model primarily consist of Bitcoin, Ethereum, Tron and Tether utilized for operational money transfer activities. They are recognized as digital intangible assets in the consolidated statements of financial position. Fair value is determined based on quoted prices in active markets. As all changes in the fair value are reported in earnings as they occur, the sale of these digital intangible assets does not necessarily give rise to a gain or loss.

Allowance for credit losses

Measurement of credit losses on financial instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign currency exchange risk

The majority of our cash flows, financial assets and liabilities are denominated in Singaporean dollars, which is the functional currency of the Operating Subsidiary. We are exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. We do not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe the current exposure to currency risk to be significant.

Interest rate risk

We are exposed to cash flow interest rate risk through changes in interest rates related mainly to our bank balances. We currently do not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates are not material. The directors monitor our exposures on an ongoing basis and will consider hedging the interest rate should the need arise. We believe we do not have significant interest rate risk.

As of April 30, 2026, we had borrowings from Tay Chin Guan and Choo Wei Tiong amounted to US$785,379 which carried a fixed interest rate of 15% per annum. The balance is repayable on or before December 31, 2028. As of the date of this prospectus, the borrowings from Tay Chin Guan and Choo Wei Tiong were fully settled.

Price risk

As of April 30, 2026, October 31, 2025 and 2024, our balance sheet reported holdings of digital assets amounted to US$4,381, US$315 and US$150,551. These digital assets are cryptocurrencies traded on a reputable crypto exchange, held for short-term strategic purposes as a hedge against fiat currency. We acknowledge the inherent price volatility of cryptocurrencies and the potential for significant unrealized gains or losses, which could materially impact our operating results and financial position. As of April 30, 2026, exposure to digital intangible was considered minimal.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including, but not limited to, our general expectations and market position, market opportunity and market size. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources. While we are responsible for the accuracy of such information and believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

All the information and data presented in this section have been derived from Orionmano International Holdings Co. Limited’s (“OM Assurance”) industry report commissioned by us entitled “SINGAPORE FINANCIAL & PAYMENT SERVICES REPORT” (the “OM Report”) unless otherwise noted. OM Assurance has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Industry Overview

The Company operates in the regulated cross-border payment and financial technology services industry in Singapore. This industry encompasses the provision of licensed cross-border money transfer, collection-on-behalf (COBO), and payment-on-behalf (POBO) services, along with ancillary corporate lending, treasury management, and technology transfer solutions. These services are provided under the oversight of the Monetary Authority of Singapore (MAS) pursuant to the Payment Services Act 2019, which establishes a licensing framework for Major Payment Institutions (MPIs) and Standard Payment Institutions (SPIs). The industry serves a diverse range of end-customers, including small and medium enterprises (SMEs) engaged in cross-border trade, large multinational corporations managing multi-currency treasury operations, individual consumers sending remittances, and e-commerce merchants requiring automated cross-border collection and disbursement capabilities.

According to the OM Report, Singapore’s financial services sector is one of the most significant contributors to the national economy, generating an estimated SGD 96.5 billion in value-added in 2025 and representing a compound annual growth rate of approximately 4.7% over the 2021 to 2024 period. The sector is on track to meet the Financial Services Industry Transformation Map (ITM) 2025 target of 4.0% to 5.0% value-added growth per annum. Within this broader sector, the cross-border payment sub-segment has emerged as a structurally growing market, driven by Singapore’s position as Asia’s leading foreign exchange hub with average daily FX turnover exceeding SGD 1.5 trillion in 2024, the ongoing digitalization of payment infrastructure, and rising intra-Asian trade and remittance flows. The OM Report estimates that non-bank payment institutions’ share of cross-border payment flows in Singapore rose from approximately 11% in 2020 to an estimated 19% in 2024, reflecting a structural shift from traditional correspondent banking rails toward faster, more cost-efficient digital platforms.

The industry is characterized by moderate concentration at the top, with the three largest locally incorporated banks — DBS, OCBC, and UOB — collectively accounting for the majority of domestic payment transaction value. However, as set forth in the OM Report, the non-bank MPI segment is growing rapidly and is fragmented, creating opportunities for technology-driven platforms to capture market share in niche segments such as high-volume low-value remittances, B2B trade payments, and fintech-enabled treasury management. The regulatory environment under MAS continues to evolve, with an emphasis on both innovation and robust anti-money laundering (AML) and countering the financing of terrorism (CFT) controls, creating a market structure that rewards compliance sophistication and scale.

Market Size and Growth

The Singapore financial services market expanded by 4.3% in 2025, with the finance and insurance sector contributing the largest share of value-add. This sector grew from S$76.8 billion in value-add in 2020 to an estimated S$96.5 billion in 2025, representing a historical CAGR of 4.7%. Industry transformation targets set by the Monetary Authority of Singapore (MAS) aim for sustained value-added growth of 4.0% to 5.0% per annum through 2030, with the sector projected to reach S$128.4 billion by 2030F, representing a forecast CAGR of 4.5% over 2025 – 2030F.

Exhibit 1: Singapore Financial Services Market Value-Add, 2020 – 2030F

Source: the OM Report

Year	Market Size (S$ Bn)	YoY Growth
2020	76.8	—
2021	79.9	4.0%
2022	83.6	4.6%
2023	87.9	5.1%
2024	92.5	5.2%
2025	96.5	4.3%
2026F	100.8	4.5%
2027F	105.3	4.5%
2028F	110.0	4.5%
2029F	114.9	4.5%
2030F	128.4	11.7%

Source: the OM Report.

Growth Drivers

The historical growth trajectory reflects a sharp rebound in 2024, with the sector expanding by 5.2%, driven by robust banking and life insurance segments under accommodative financial conditions. The moderation to 4.3% growth in 2025 reflects a normalisation from the post-pandemic catch-up phase, alongside more subdued activity in the fund management segment amid weaker global market conditions.

Banking and Credit Intermediation.    The banking segment grew by 4.4% in 2025, supported by sustained credit intermediation. Total assets of the banking sector grew at a CAGR of 6.8% over 2021 – 2024, reflecting strong deposit inflows as Singapore benefited from geopolitical uncertainty driving capital into the jurisdiction. Loans to residents rose by 6.1% in 2025, driven by a turnaround in manufacturing lending, while consumer lending including housing loans also picked up.

Insurance and Wealth Management.    The insurance industry expanded its total assets by 3.6% in 2024 to reach S$456.4 billion, supported by robust life insurance performance. Singapore’s assets under management (AUM) grew 12.2% year-on-year to exceed S$6 trillion in 2024, driven by both traditional and alternative sectors, marking the first time AUM surpassed this threshold.

Digital Infrastructure and Payments.    The auxiliary financial services segment expanded by 5.0% in 2025, led by payment players benefiting from higher spending in the region. The forex market reached average daily traded volumes surpassing S$1.5 trillion in 2024, cementing Singapore’s position as a leading FX hub in Asia.

Corporate Debt Markets.    The corporate debt market registered strong growth in 2024, with total issuance increasing more than 30% from the previous year to exceed S$300 billion.

Segment Breakdown

The banking segment remains the largest component of Singapore’s financial services sector, representing an estimated 45% of total market value-add in 2025. Insurance and fund management follow with estimated shares of 22% and 15%, respectively. Auxiliary financial services, which includes payment service providers and financial technology companies, accounted for approximately 10% of the market, while other financial services comprised the remaining 8%.

Other Financial Services
8.0%
Auxiliary Financial Services
10.0%
Fund Management
15.0%
Insurance
22.0%
Banking
45.0%

Banking segment: 45% share

Exhibit 2: Singapore Financial Services Market Share by Segment, 2025

Source: the OM Report

Segment	Share of Market Value – Add (2025, %)
Banking	45%
Insurance	22%
Fund Management	15%
Auxiliary Financial Services	10%
Other Financial Services	8%

Source: the OM Report.

Key Industry Growth Drivers

Accelerating Digitalisation of Cross-Border Payments and Correspondent Banking Decline

The global cross-border payment market is undergoing a structural transformation as digital alternatives rapidly displace traditional correspondent banking networks. Correspondent banking relationships globally have declined by over 20% since 2011, dropping from approximately 21,000 active corridors to fewer than 16,000 by 2023, according to the OM Report. This withdrawal has been most acute in Asia-Pacific, where de-risking by major European and North American banks has left SME and emerging-market payment corridors underserved. The Asia-Pacific cross-border payment market, valued at USD 42.3 billion in 2023, is projected to grow to USD 78.1 billion by 2028, representing a CAGR of 13.1%. Licensed Major Payment Institutions (MPIs) that build direct integrations with local clearing systems in high-volume corridors such as Singapore-Indonesia, Singapore-China, and Singapore-India are capturing market share from traditional bank wires, offering average fees of 0.5% to 1.5% versus 3% to 5% for bank transfers.

Regulatory Tailwinds Under MAS Financial Services ITM 2025

Singapore’s Monetary Authority of Singapore has formalised a supportive regulatory framework through the refreshed Financial Services Industry Transformation Map (ITM) 2025, which targets 4.0% to 5.0% value-added growth per annum and 3,000 to 4,000 net new jobs per annum from 2021 to 2025. The OM Report notes that the sector achieved an average growth rate of 4.7% for 2021 through 2024, keeping it on track to meet the ITM target, and generated an average of 4,400 net new jobs per annum, over 90% of which went to locals. This regulatory alignment provides a stable and predictable operating environment for licensed MPIs, encouraging investment in payment infrastructure and product innovation while maintaining high compliance standards. The ITM’s explicit focus on digitalising financial infrastructure and building an innovative digital asset ecosystem creates structural demand for cross-border payment services that are faster, cheaper, and more transparent than legacy rails.

Deepening of Singapore’s Foreign Exchange Liquidity and Trade Hub Position

Singapore’s position as Asia’s leading FX hub continues to deepen, with average daily traded volumes surpassing SGD 1.5 trillion in 2024, as set forth in the OM Report. This liquidity depth directly benefits cross-border payment providers by narrowing bid-ask spreads in liquid corridors such as USD/SGD, USD/IDR, and USD/INR, enabling them to offer institutional-grade pricing to retail and corporate clients. The Singapore banking system has been a major beneficiary of global geopolitical uncertainty, with total banking assets growing at a CAGR of 6.8% over 2021 to 2024 and deposits continuing to increase. Deep FX liquidity creates a structural cost advantage for Singapore-headquartered MPIs that can aggregate and net cross-currency flows, reducing settlement costs and improving margin profiles relative to operators in less liquid jurisdictions.

Expansion of Embedded Finance and Full-Stack Payment Solutions

The unbundling of traditional banking services and the rise of embedded finance are creating opportunities for full-stack payment platforms that combine cross-border money transfer, collection-on-behalf (COBO), payment-on-behalf (POBO), and short-term lending under a single MPI licence. The OM Report estimates that SMEs in Singapore constitute over 99% of all enterprises and account for approximately 48% of the country’s GDP, yet these businesses face effective all-in costs of 3% to 7% of transaction value when using traditional banks for cross-border payments. Platforms that can offer integrated foreign exchange, working capital financing, and multi-currency collections capture higher wallet share and customer stickiness, while stand-alone transfer-only players face margin compression. Singapore’s AUM grew 12.2% year-on-year to exceed SGD 6 trillion in 2024, and the number of family offices reached approximately 1,400 by end-2024, up from about 200 in 2019, creating additional demand for cross-border multi-currency accounts and embedded credit lines.

Growth in Intra-Asian Trade and Remittance Volumes Sustaining Corridor Demand

Intra-Asian trade has grown at a CAGR of 8.9% from 2020 to 2024, outpacing global trade growth of 5.4% over the same period, according to the OM Report. This structural acceleration is driven by supply chain diversification from China into Southeast Asia, the expansion of e-commerce platforms across the region, and rising consumer spending in ASEAN economies. Singapore serves as the treasury and payment hub for companies expanding in Southeast Asia, with loans to non-residents increasing 3.4% in 2025, supported by lending to the Americas and Asia. The OM Report further indicates that cross-border payment transaction flows in Singapore are projected to maintain a CAGR of approximately 12% through 2032, as regional trade integration deepens and licensed MPIs expand their corridor networks. Individual consumer remittances remain a significant driver, with retail remittance volume reaching SGD 18.6 billion in 2024 from approximately 4.2 million active remittance accounts, reflecting the deep and recurring demand from Singapore’s migrant worker population.

Technology Cost Reduction Through Cloud-Native and AI-Powered Compliance

The migration from legacy mainframe and batch-processing systems to cloud-native, API-first architectures is driving structural cost reduction for cross-border payment platforms. The OM Report references a study by the Asian Development Bank estimating that digitising cross-border payment processing could reduce compliance costs by 50% and processing time by 80%. For MPI licensees operating under MAS’s stringent AML/CFT requirements, machine-learning-based transaction monitoring and sanctions screening systems offer a pathway to achieve compliance at a fraction of the cost of manual or rules-based systems. The typical cost per cross-border transaction for operators processing under 100,000 transactions annually is approximately 2.5% to 3.5% of transaction value, compared to 0.5% to 1.5% for operators processing over 1 million transactions annually. Cloud-native platforms can scale to high-volume tiers more rapidly by leveraging variable-cost infrastructure, enabling them to capture the margin benefits of scale without the upfront capital expenditure required by traditional on-premises deployment models.

Our Position in the Industry

The Company operates as a licensed Major Payment Institution (MPI) under the Monetary Authority of Singapore (MAS), positioning itself at the intersection of regulated cross-border payments, multi-currency treasury management, and corporate lending — a segment that, according to the OM Report, remains underserved by both global universal banks and single-product fintech platforms. Within the competitive landscape described above, the Company occupies a distinct middle space: it is not a balance-sheet-dominant bank like the D-SIBs that control approximately 60% of banking assets, nor is it a pure-play, single-corridor remittance provider. Rather, the Company offers an integrated suite of cross-border money transfer, collection-on-behalf (COBO), payment-on-behalf (POBO), corporate lending, and treasury management services under a single MAS MPI license. This multi-product structure, per the OM Report, enables the Company to capture wallet share across the full payment lifecycle of SME and mid-cap corporate clients — from inbound collection to outbound disbursement and short-term working capital bridging — a capability that the OM Report estimates fewer than 15 licensed MPIs in Singapore currently offer in an integrated form.

The Company’s competitive advantages derive from three structural differentiators identified in the OM Report. First, its regulatory licensing scope: as an MPI licensee, the Company benefits from the MAS’s established regulatory framework while avoiding the capital intensity and balance-sheet constraints of a full banking license, allowing it to offer competitively priced cross-border payment services with average fees in the 0.5% – 1.5% range of transaction value. The OM Report indicates that per-transaction costs for MPIs processing over 500,000 annual transactions are approximately 1.0% – 1.5% of value, compared to 2.2% or higher for smaller operators — a scale advantage the Company has achieved through corridor density in high-volume Asia-Pacific routes. Second, the Company’s technology infrastructure enables real-time multi-currency settlement across its product suite, reducing settlement latency compared to traditional correspondent banking rails, which the OM Report notes remain the default for most competitor COBO and POBO offerings. Third, the Company’s dual focus on both payment facilitation and technology advisory services — including fintech operational consulting and technology transfer solutions for financial institutions — provides a recurring fee-based revenue stream that is less correlated with transaction volume cycles and supports margin stability.

Post-IPO, the Company intends to target the white-space opportunity at the intersection of embedded finance and ASEAN cross-border trade growth. The OM Report forecasts that the share of Singapore financial services revenue derived from cross-border activities with ASEAN economies will rise from approximately 30% in 2025 to 45% by 2032, driven by regional trade integration and the expansion of digital platforms. The Company plans to deploy IPO proceeds to expand its COBO and POBO product capabilities into three additional ASEAN markets — Indonesia, Vietnam, and the Philippines — where the OM Report notes that the cost of traditional cross-border payment services for SMEs ranges from 3% to 7% of transaction value, compared to an addressable target of 0.8% – 1.5% for efficient MPI operators. Additionally, the Company expects to deepen its corporate lending product line, providing short-term credit of 30- to 180-day tenor to e-commerce merchants and logistics platforms to bridge settlement timing gaps — an adjacency that the OM Report identifies as a high-growth, under-penetrated segment within Singapore’s broader S$300 billion-plus corporate debt market. By combining regulated payment infrastructure, multi-product service bundling, and corridor-specific expansion, the Company seeks to capture a disproportionate share of the structural shift from bank-dominated cross-border flows to fintech-enabled digital rails, a transition the OM Report estimates will see non-bank MPI share of total cross-border payment flows rise from 19% in 2024 to approximately 30% by 2030.

BUSINESS

We are a Singapore-based financial technology company operating as a licensed MPI under the MAS through our Operating Subsidiary, which authorizes us to provide regulated payment services without transaction volume caps, including cross-border money transfer services. In 2022, our Operating Subsidiary was further appointed as a payment collection partner by a regulated gaming operator in Singapore, further validating its operational capabilities and market positioning.

Following licensing in 2020, the Operating Subsidiary launched regulated cross-border payment solutions serving both retail and institutional clients, establishing a strong foundation in compliant, scalable payment infrastructure. Building on this, our Operating Subsidiary has developed a network of strategic partnerships with licensed financial institutions, payment service providers, and infrastructure partners to enhance liquidity access, strengthen service delivery, and expand its reach across key cross-border corridors.

The Company principally provides cross-border payment services, including COBO, POBO, and brokerage activities. Its core business centers on facilitating international fund transfers and related payment processing services through fund collection, coordination of payment instructions, executing cross-border transfers, and providing foreign exchange conversion as part of its end-to-end payment solutions. In addition to its core remittance business, the Company has more recently expanded into providing advisory services, leveraging its operational experience and technology know-how to assist clients in establishing and operating regulated financial services businesses by providing advisory, operational, and technology support.

OUR COMPETITIVE STRENGTHS

We believe the following competitive strengths differentiate us from our competitors:

Licenses and Regulatory Positioning

Our Operating Subsidiary is a licensed MPI regulated by the MAS, a globally recognized financial regulatory authority. This license authorizes the Company to provide regulated payment services, mainly worldwide cross-border money transfer activities, without the transaction volume limitations typically imposed on standard payment institutions. By operating under the continuous oversight of the MAS, the Company maintains a rigorous, compliance-first operational framework designed to meet stringent regulatory expectations. This framework incorporates robust AML and CFT controls, advanced transaction monitoring, and high governance standards. We believe that these regulatory standing serves as a critical differentiator and a core competitive advantage that facilitates the establishment of institutional partnerships, builds significant client trust, and provides a scalable platform for expansion across international payment corridors.

Advanced Technology and Risk Management Capabilities

We are investing in proprietary technology to strengthen our compliance and risk infrastructure. As further discussed under “Regulations — Regulations Relating to our Business in Singapore — Payment Services Act 2019,” following a regulatory inspection of our AML/CFT framework and controls conducted between November and December 2023, the MAS identified multiple contraventions of Notice PSN01 occurring between August 2020 and August 2023, including deficiencies in customer due diligence and failures to include required originator information in cross-border wire transfer instructions. We have since undertaken remediation measures to strengthen our AML/CFT framework, internal controls, and transaction monitoring systems.

While we currently utilize a third-party fraud detection and risk engine, we are actively developing an in-house risk engine to enhance our existing compliance framework. This system is designed to move beyond conventional rule-based monitoring toward more contextual, risk-based assessment, fully aligned with our Enterprise-Wide Risk Assessment (“EWRA”) and MAS regulatory expectations in Singapore.

The platform will strengthen risk scoring consistency, streamline compliance workflows, and support scalable operations while maintaining robust AML/CFT standards. These capabilities will enable us to manage higher transaction volumes efficiently, reduce manual intervention, and provide institutional clients with enhanced risk transparency and faster decision-making.

Broad Geographic Coverage and Local Payment Method Access

We support clients across Southeast and East Asia, with a particular focus on COBO services for inbound payments into Singapore and POBO services, including salary disbursements to foreign personnel hires. By leveraging our network of licensed partners and established local banking infrastructure, we provide direct access to domestic payment rails. This enables efficient local currency collection and payout through bank transfers and in-country clearing systems. This targeted geographic coverage and localized payment access enhance settlement speed, reduce foreign exchange friction, and deliver superior overall transaction efficiency for our institutional and corporate clients.

Experienced and Professional Management Team

We believe one of our core competitive strengths lies in our experienced and professional management team, which combines deep operational expertise in scaling regulated payment infrastructure with high-level regulatory and governance oversight.

Our founder, director and Chief Executive Officer, Mr. Joseph Koh, has over 15 years of experience in financial technology, cross-border payments, and payment infrastructure-related technologies. Prior to founding Behneh (Singapore), Mr. Joseph Koh served as chief operating officer at other payment service providers, where he supported regional expansion, licensing initiatives, and corporate development activities across Southeast Asia. Mr. Koh has also been involved in ventures in education, digital entertainment and healthcare innovation throughout his career. Complementing this leadership, our chief financial officer, Mr. Lee Ming Long (“Mr. Edmund Lee”), has more than 12 years of experience in audit, financial management, fund administration, and internal controls, while our chief compliance officer, Warren Tan Wen’An, brings specialized expertise in financial crime compliance, regulatory operations, and technology risk management.

We believe that the combined operational, financial, and compliance experience of our management team differentiates us from our competitors and supports the long-term sustainability and scalable growth of our business. For further biographical details of our directors and senior management, please refer to the section headed “Management” in this prospectus.

Distinctive Culture and Values

We recognize that our people are our most important asset. Our team is continually challenged to uphold the highest standards of governance, risk management, and client service while operating in a strictly regulated financial environment. We foster collaboration, accountability, and continuous professional development across our finance, compliance, operations, sales, and technology teams. This culture ensures that every transaction and advisory mandate is executed with precision, transparency, and full adherence to regulatory requirements. By attracting and developing talents who share our commitment to regulatory excellence and client-centric service, we reinforce our ability to maintain the trust of institutional clients and to support the Company’s long-term growth.

OUR STRATEGY

Geographic Expansion into New Markets and Jurisdictions

A central pillar of our growth strategy is the selective expansion into new geographic markets, with a focus on Africa, Latin America, North America, and other high-potential regions. We intend to enter into these jurisdictions in a compliant and capital-efficient manner by leveraging our established compliance infrastructure and advisory expertise.

Our recent completion of service performed for a Brazilian company demonstrates our ability to support the establishment and scaling of regulated financial services businesses in new markets through regulatory guidance, technology transfer, operational setup, and licensing support. Building on this foundation and our existing network of licensed partners, we plan to replicate our Singapore-centric model by forming strategic alliances with local regulated entities, enhancing liquidity access, and delivering efficient cross-border payment solutions tailored to institutional and corporate clients in each target region. To establish a regulated North American presence, we are evaluating the preliminary acquisition of a U.S.-based entity registered as a Money Services Business (“MSB”) with FinCEN, including a Montana-based MSB. This exploratory strategy is at an early stage, no transaction has been consummated, and we do not currently derive material revenue from the U.S. Future operations remain subject to state-level money transmitter licensing, regulatory approvals, and execution risks.

New Product Development

We plan to strengthen our service offerings through targeted new product development, focusing on two areas that build directly on our regulatory expertise and operational experience. First, we are developing an in-house compliance and risk engine. This platform, referred to internally as the ORBIT risk intelligence initiative, is designed to improve risk scoring consistency and maintain strict AML/CFT standards. Additionally, we are exploring the ASTRA treasury network infrastructure, intended to optimize treasury coordination, liquidity, and cross-border settlement workflows. Second, we intend to expand our consultancy and technology-transfer services. These services will include the development of technical blueprints, the design of compliance infrastructure, and hands-on guidance to help clients navigate multi-jurisdictional licensing requirements and set up smooth, day-to-day operations. By combining these specialized services with our core payment infrastructure, we aim to deliver a more comprehensive suite of solutions that deepen relationships with institutional clients and create stable, non-transactional revenue streams.

Certain patent applications related to an AI-enabled risk and compliance intelligence engine and treasury coordination and settlement network architecture have been filed by Mr. Joseph Koh, the Company’s Executive Director. For further details regarding the patent applications, see “Business — Intellectual Property — Patents”.

Client Acquisition Strategies

Our client acquisition strategy focuses on sourcing high-quality institutional and enterprise clients through established professional intermediaries, including regulated casino relationship managers, premier banking relationship managers, licensed fund managers, and reputable realtor agencies. By working through these trusted referral channels, we efficiently identify sophisticated clients who require reliable cross-border payment and settlement solutions. This targeted, intermediary-led approach allows us to maintain rigorous due diligence from the outset while building a stable and well-aligned client base, all in line with the high regulatory standards expected of a licensed MPI.

Develop AI-Enabled Risk Intelligence Capabilities

We are in the process of developing AI-enabled risk intelligence capabilities to support our internal compliance, transaction monitoring, and decision-support functions across the group. These capabilities are intended to augment our existing frameworks by improving risk identification, pattern analysis, and operational efficiency. While these capabilities remain in the development stage and are not yet revenue-generating, they form an important part of our long-term strategy to build a more sophisticated and efficient risk management infrastructure. In connection with these capabilities, our Executive Director, Mr. Joseph Koh, has filed patent applications for the underlying ORBIT engine and ASTRA architecture. Subject to the grant of these patents and definitive agreements, the Company expects to receive exclusive commercialization and usage rights for a ten-year period. These initiatives remain in the development stage, are subject to standard execution and regulatory risks, and are intended to supplement, rather than replace, our established compliance processes.

OUR BUSINESS OPERATIONS

We generate revenue through two principal segments: (1) Cross-Border Payment Services and (2) Other Services.

(1) Cross-Border Payment Services

Our Cross-Border Payment Services represent the core component of our business, centered on the facilitation of cross-border fund transfer and payment. As a licensed MPI regulated by the MAS, our Operating Subsidiary provides payment infrastructure to business customers, including merchants, remittance partners, and other financial intermediaries. Revenue in this segment is generated from transaction-based fees and foreign exchange (“FX”) spreads, with a markup depending on the corridor, transaction volume, and client risk profile. By operating under a strictly regulated framework, we ensure that all cross-border payment flows are subject to strict internal controls, including dual-authorization payment processing, monthly revenue reconciliation, full integration with our accounting and banking systems, and strict AML/CFT protocols.

A)     Collection on Behalf Services (“COBO”)

Our Operating Subsidiary acts as a regulated payment intermediary by receiving fiat payments from fund originators and subsequently settling the funds to the designated beneficiary. This service enables enterprise clients, particularly regulated gaming operators, small and medium-sized enterprises, family offices, and other high-volume corporates, to consolidate funds locally in Singapore. Funds are collected into safeguarded accounts, subjected to full compliance screening (including source of wealth and source of funds verification, where applicable), and then either retained locally or prepared for onward settlement, often achieving same-day or T+1 settlement times. The service operates under formal long-term arrangements and serves as the primary initiation point for many of our payment flows. By leveraging our local banking infrastructure and partner network, we ensure that collected funds are managed through a compliance-first framework that includes pre-transaction risk reviews and robust safeguarding protocols.

Business Operation Flow — COBO

Funds Flow Cross-Border (Inward — Direct Customers)

For direct customers, the process begins when the customer submits a transaction request to the operations development (“Ops”) team. For new customers, the Ops team collects the necessary Know Your Customer (“KYC”) or Know Your Business (“KYB”) information, after which the compliance team performs screening on the customer, fund originator, and beneficiary to assess risk. If the profile is assessed as high risk, the case is escalated to the governance committee (“GC”) for further review and a decision on whether to proceed. Existing customers are subject to ongoing and transaction-based monitoring in line with compliance requirements.

Once the compliance checks are completed, the Ops team provides a quoted rate for the customer. If the customer agrees to proceed, they transfer funds from a bank account that has been verified during the KYC/KYB process. Upon receipt of funds, the Operating Subsidiary settles the transaction by remitting the final amount, net of mark-up, to the designated beneficiary account.

Funds Flow Cross-Border (Inward — Indirect Customers)

C
Operating Subsidiary screens Fund Originator before authorizing Counterparty to send funds to perform collection services
B
Operating Subsidiary performs KYB/KYC and screen Beneficiary at onboarding before commencing commercial relationship
A
The Operating Subsidiary screens Overseas Counterparties before any engagement. The Operating Subsidiary only partners with counterparties that have passed screening and completed onboarding.
D
Sends funds (e.g. THB)
E
Settles SGD to Beneficiary
Corporates
Individuals
Overseas Counterparty
Operating Subsidiary
Corporates
Individuals
F
Counterparty settles SGD to Operating Subsidiary
Overseas Fund Originator
Singapore Beneficiary (Customer of Operating Subsidiary)

For indirect customers, the process starts with the customer confirming exchange rates with our Operating Subsidiary. Once the rate is agreed, the customer submits a transaction request, including an instruction along with the beneficiary’s passport or national identification details.

Our Operating Subsidiary then conducts screening on the patron. If any risk flags are identified, additional information is requested from the customer to support enhanced due diligence. High-risk profiles are escalated to the GC for a final decision on whether the transaction may proceed.

Upon successful clearance, payment instructions are sent, confirmed and our Operating Subsidiary notifies the licensed counterparty to collect funds. The Operating Subsidiary subsequently transfers SGD to the customer. The licensed counterparty concurrently collects the funds and remits the SGD equivalent (less applicable fees) back to the Operating Subsidiary, completing the settlement cycle.

B)     Payment on Behalf Services (“POBO”)

Our Operating Subsidiary executes outbound payments from a client’s account to a beneficiary designated by the client. This service is widely used by small and medium-sized enterprises for international requirements, such as salary payments for foreign hires, as well as by family offices, fund managers, and accredited investors. This service involves receiving payment instructions, performing necessary compliance checks, coordinating multi-currency settlement, and ensuring timely disbursement to the final recipient. The Operating Subsidiary facilitates these transfers across various cross-border corridors with same day or next business day settlement cycles. Where the originating and destination currencies differ, we integrate real-time FX conversion into the payment rail, allowing clients to mitigate currency volatility through transparent exchange rates

Business Operation Flow — POBO

Funds Flow Cross-Border (Outward — Direct Customers)

The process begins when a customer submits a transaction request to the Ops team. For new customers, KYC/KYB information is collected and forwarded to the Compliance team for screening of the customer, fund originator, and beneficiary. High-risk cases are escalated to the GC for further decision-making, while existing customers remain subject to ongoing and transaction monitoring.

Following successful compliance clearance, the Ops team provides a quoted rate for the customer. If the customer accepts, they are required to remit SGD or any other agreed fiat payment currency from a bank account verified during the KYC/KYB process; payments from unverified accounts are rejected.

The Operating Subsidiary then executes settlement by remitting the final amount, less mark-up, to the beneficiary account. Proof of settlement is subsequently shared with the client for confirmation and record-keeping.

Funds Flow Cross-Border (Outward — Direct Customer via Licensed Counterparty)

B
Operating Subsidiary performs KYB/KYC and screen Fund Originator at onboarding before commencing commercial relationship
C
Operating Subsidiary collects sufficient information to identify Beneficiary and ownership of the Beneficiary account. Beneficiary is also screened before transaction is accepted
A
The Operating Subsidiary screens Overseas Counterparties before any engagement. The Operating Subsidiary only partners with counterparties that have passed screening and completed onboarding.
Corporates
Individuals
D
Sends funds (e.g. SGD)
Operating Subsidiary
E
Operating Subsidiary settles SGD to Counterparty
Overseas Counterparty
Corporates
Individuals
F
Counterparty Settles to Beneficiary (e.g. VND)
Singapore Fund Originator (Customer of Operating Subsidiary)
Overseas Beneficiary

The process begins when the customer submits a transaction request to the Ops team. For new customers, the Ops team collects KYC/KYB information, which is then screened by the compliance team to assess the risk profile of the customer, fund originator, and beneficiary. High-risk cases are escalated to the GC for further review, while existing customers are continuously monitored.

Our Operating Subsidiary obtains exchange rates from a pre-onboarded licensed counterparty, applies a mark-up, and quotes the final rate to the customer. If the customer agrees, they transfer SGD or the agreed payment currency from a verified bank account; any funds sent from unverified accounts are rejected.

Once payment is received, our Operating Subsidiary forwards the funds to the Licensed Counterparty for last-mile execution. The Licensed Counterparty then settles the equivalent foreign currency amount (net of fees) to the beneficiary in accordance with the customer’s instructions and confirms completion back to our Operating Subsidiary.

C)     Brokerage Services

We facilitate payment relationships between our onboarded licensed institutional partners and the beneficiaries of their clients. In this capacity, we act as a coordinator of settlement rails, supporting brokerage-related settlement activities by acting as a regulated payment and settlement intermediary between counterparties and end beneficiaries across cross-border corridors. This service allows our institutional partners to access our licensed platform, established banking relationships, and operational processes without having to develop their own cross-border payment capabilities from scratch. We perform counterparty screening, manage settlement instructions, and ensure that all transactions comply with the rigorous AML/CFT and regulatory standards required by the MAS and the relevant destination jurisdictions. We screen counterparties, manage settlement instructions, and provide the necessary operational bridge without assuming principal risk on the underlying transaction. This brokerage model complements our COBO and POBO services and forms an integral part of our overall transactional offering to institutional clients.

Business Operation Flow — Brokerage Services

Funds Flow Cross-Border (Broker Inward, Indirect Customer)

C
Operating Subsidiary screens Fund Originator before authorizing counterparty to send funds to perform collection services
B
Operating Subsidiary collects sufficient information to identify Beneficiary and ownership of the Beneficiary account. Beneficiary is also screened before transaction is accepted
A
The Operating Subsidiary screens Overseas Counterparties before any engagement. The Operating Subsidiary only partners with counterparties that have passed screening and completed onboarding.
D
Sends funds (e.g. IDR)
Corporates
Individuals
Overseas Counterparty
E
Counterparty settles SGD to Operating Subsidiary
Operating Subsidiary
F
Settles SGD to Beneficiary
Corporates
Individuals
Overseas Fund Originator (Counterparty's Client)
Singapore Beneficiary

In the broker-led indirect model, the Licensed Counterparty initiates the transaction by submitting a request to the Ops team. The Ops team then collects KYC/KYB information for both the fund originator and beneficiary, which is passed to the Compliance team for risk screening prior to proceeding.

If any high-risk indicators are identified, the case is escalated to the GC for further assessment and approval. Once compliance clearance is obtained, the Ops team provides a quoted rate to the Licensed Counterparty.

If the Licensed Counterparty accepts the quote, they collect funds from the fund originator and transfers them to our Operating Subsidiary. The Operating Subsidiary then executes settlement by remitting the final amount, less mark-up, to the beneficiary account. Proof of settlement is subsequently shared with the counterparty for confirmation and record-keeping.

Funds Flow Cross-Border (Broker Outward, Indirect Customer)

In the broker-led outwards indirect model, the Licensed Counterparty initiates the transaction by submitting a request to the Ops team. The Ops team then collects KYC/KYB information for both the fund originator and beneficiary, which is passed to the Compliance team for risk screening prior to proceeding.

If any high-risk indicators are identified, the case is escalated to the GC for further assessment and approval. Once compliance clearance is obtained, the Ops team provides a quoted rate to the Licensed Counterparty.

If the Licensed Counterparty accepts the quote, our Operating Subsidiary collects the funds from the fund originator who is not our Operating Subsidiary’s client and transfers them to the Licensed Counterparty. The Licensed Counterparty then executes settlement and settles funds to the beneficiary.

(2) Other Services — Advisory Service

Aside from our main cross-border transaction service, we also provide other services that focus on delivering higher-margin, project-based and recurring revenue by capitalizing on our regulatory expertise, proprietary systems, internal policies, and operational experience. It diversifies our income streams and fosters longer-term client relationships through fixed-fee mandates.

We offer fixed-fee advisory services that enable clients to establish and scale regulated financial services businesses in new jurisdictions. We provide these clients with comprehensive support that combines both regulatory support and practical operational implementation necessary to launch and operate such businesses more effectively. Engagements typically cover regulatory guidance, business plan preparation, compliance framework design (including AML/CFT policies, enterprise-wide risk assessments and training), operational setup, deployment of wallet infrastructure, and implementation of KYC/KYT screening tools. Instead of limiting our role to traditional regulatory filings and paperwork, we deliver a comprehensive suite of advisory, operational, and technology support, including guidance on licensing requirements, internal control frameworks, technology hosting and security standards, and financial reporting structures. These mandates are delivered on a non-exclusive and non-transferable basis, allowing clients to utilize our proprietary operational know-how and systems while we retain ownership of the underlying intellectual property.

OUR CUSTOMERS

Our customers currently consist of institutional and corporate clients across several sophisticated segments. These include regulated gaming operators, small and medium-sized enterprises, family offices, fund managers, other licensed financial institutions, and accredited investors. These clients engage us primarily to support cross-border fund movement, settlement, and related financial infrastructure needs across multiple jurisdictions.

For the six months ended April 30, 2026, two customers accounted for 84.54% and 12.16% of our total revenue, respectively. For the year ended October 31, 2025, four customers accounted for 57.09%, 12.31%, 12.28% and 10.40% of our total revenue, respectively. For the year ended October 31, 2024, two customers accounted for 50.86% and 15.20% of our total revenue, respectively. No other customer accounts for more than 10% of our revenues for the six months ended April 30, 2026 and the years ended October 31, 2025 and 2024.

Generally, clients onboard with us through industry referrals, introductions from existing banking and fintech partners, or direct sales. As part of our standardized onboarding process, each prospective client is subject to comprehensive KYC and KYB due diligence. Following the successful completion of these procedures, we maintain ongoing commercial relationships with most clients through long-term service arrangements, letters of authorization, or framework agreements, rather than one-off transactional engagements.

Our COBO, POBO and brokerage services are typically provided under framework agreements or bilateral operational agreements. These arrangements enable clients to submit recurring instructions for fund collection, foreign exchange conversion, and cross-border settlement across multiple corridors.

The following are some of the generalized terms included in most of our contracts with our customers, including our major customers:

Contract period	:	Contracts typically provide for a fixed term or remain in effect until terminated by either party following a specified notice period.
Type and scope of work	:

The scope of work is defined based on specific customer requirements. Our Operating Subsidiary provides cross-border remittance services, including outbound transfers, inbound receipts, and brokerage services facilitated through licensed partners.

Contract sum	:

Contract consideration is determined based on a defined schedule of rates. The final sum is calculated according to the specific transaction type and the designated currency in which the Operating Subsidiary collects the underlying funds.

Payment and settlement terms	:

Service fees are generally payable in full at the time a transaction request is initiated. For invoiced services, payment is typically due within 30 days following the acceptance of services and receipt of a valid invoice, unless stated otherwise.

Indemnity	:

Customers are generally required to indemnify, defend, and hold the Company harmless against any losses, liabilities, or expenses arising from the customer’s breach of contract, misuse of services, or any associated unlawful conduct.

Termination	:

Contracts may be terminated by the customer upon prior written notice. Additionally, agreements typically provide for immediate termination by either party in the event of a material breach of contract or the insolvency of the counterparty.

Our advisory services are provided under specific project-based agreements. The following are some of the generalized terms included in most of our contracts with our customers:

Scope of Service	:

The scope of service typically includes advisory and regulatory support, infrastructure solutions, brand and community development advisory, technology hosting and security advisory, and financial and operational reporting services.

Upon completion and delivery of the services listed in the agreement, Behneh (Singapore) shall provide the client with relevant documentation evidencing completion. The client shall confirm acknowledgment of completion in writing within seven days of receipt. Upon such acknowledgment, the services shall be deemed fully rendered and completed for accounting and audit purposes, with no further performance obligation remaining on Behneh (Singapore).

Term and Termination	:

The agreement shall commence on the effective date (date of signing of the agreement) and be terminated upon the fulfillment of the commercial terms set out in the agreement.

Either party may terminate the agreement immediately upon written notice if the other party:

–  breaches any material obligation and fails to cure within thirty (30) days;

–  becomes insolvent or subject to bankruptcy proceedings;

–  engages in unlawful activity that materially impacts the other party.

Intellectual Property	:	All proprietary technology, systems, and tools developed or provided by Behneh (Singapore) remain the sole property of Behneh (Singapore). The client is granted limited rights of use.
Liability and Indemnity	:

Behneh (Singapore) shall not be liable for indirect, incidental, or consequential damages.

The client shall indemnify and hold harmless Behneh (Singapore) from any third-party claims arising from the client’s misuse of its system or technology or failure to comply with applicable laws.

OUR SUPPLIERS

Our suppliers mainly consist of banks, local licensed financial institutions, international licensed financial institutions, and international technology service providers.

During the six months ended April 30, 2026 and the years ended October 31, 2025 and 2024, we did not experience any significant disruptions or disputes with our suppliers, and they have consistently met our requirements for timely service delivery and technical support. Our diverse supplier network enhances our ability to maintain uninterrupted provision of services while adapting to evolving client demands. For the six months ended April 30, 2026, two suppliers accounted for 41.10% and 40.20% of our total cost of revenue, respectively. For the year ended October 31, 2025, two suppliers accounted for 69.77% and 11.55% of our total cost of revenue, respectively. For the year ended October 31, 2024, four suppliers accounted for 39.30%, 24.86%, 10.06% and 10.06% of our total cost of revenue, respectively. No other supplier accounted for more than 10% of our cost of revenue for the six months ended April 30, 2026 and the years ended October 31, 2025 and 2024.

SALES AND MARKETING

Our sales and marketing strategy is driven by a combination of direct acquisition channels, referral-based partnerships, and institutional relationship networks. Client acquisition is primarily conducted through direct sales efforts supported by referrals from licensed counterparties and our existing client base. In addition, we leverage a network of institutional and professional intermediaries, including regulated casino relationship managers, premier banking relationship managers, fund managers, and realtor agencies to source and onboard new clients across relevant segments. These channels allow us to efficiently access high-quality counterparties while maintaining a compliance-first onboarding approach.

Our key target industries include regulated gaming operators, SMEs, family offices, fund managers, other licensed financial institutions, and accredited investors. These segments align closely with our regulated cross-border payment capabilities and require secure, efficient, and compliant settlement solutions across multiple jurisdictions.

Client retention and account management are driven by a relationship-led service model supported by strong operational performance and compliance oversight. We maintain ongoing client engagement through dedicated account management, risk-based monitoring, and periodic reviews to ensure continued alignment with our AML/CFT and regulatory obligations. This approach ensures long-term client trust while maintaining strict adherence to our internal governance framework.

SEASONALITY

We are of the view that our business does not exhibit any significant seasonal fluctuations.

COMPETITION

The global payments industry is dynamic and highly competitive. We compete with a broad range of participants, including global payment networks, established payment service providers, cross-border fintech specialists, and infrastructure-focused platforms.

Our direct competitors include major cross-border payment platforms, large payment service providers, and infrastructure-oriented companies. Traditional correspondent banking networks and global payment networks also serve as alternatives for many institutional and corporate clients.

Competition is based on a number of factors, including transaction efficiency, settlement speed, foreign exchange capabilities, reliability, pricing, regulatory compliance, product breadth, integration flexibility, and customer trust. In addition, new market entrants and adjacent service providers may continue to enter or expand into the Group’s target segments, increasing competitive pressure over time.

We maintain our competitive position through a disciplined compliance-first approach, ongoing investment in technology (including our proprietary compliance and risk engine), and the continued expansion of value-added services that address the complex, regulated needs of our target clients.

LICENSES

As of the date of this prospectus, we hold the following licenses in respect to our operation:

Issuing authority	Type of registration	Issue Date	Holder	Expiry date
Payments Supervision Office of Monetary Authority of Singapore	Licensed under the Payment Services Act to conduct the regulated cross-border money transfer service	January 28, 2020	Behneh (Singapore) Pte. Ltd.	N/A

INTELLECTUAL PROPERTY

As of the date of this prospectus, we have registered, or have applied for registration of, the following intellectual property rights which are material to our business:

(a) Trademarks

As of the date of this prospectus, we are the registered owner of the following trademark:

Type of Intellectual Property	Description	Licenced Authority	Applicant/ Owner’s Name	Expiry Date
Trademark		Intellectual Property Office of Singapore	Behneh (Singapore) Pte. Ltd.	June 5, 2030

As of the date of this prospectus, we have applied for the registration of the following trademark:

Type of Intellectual Property	Application No.	Place of Application/Authority	Application Date
Trademark	40202611481P	Intellectual Property Office of Singapore	May 4, 2026

(b) Patents

As of the date of this prospectus, we have applied for the registration of the following patents:

Title of Invention	Application No.	Place of Application/Authority	Application Date
Quantum Treasury Network for Programmable Credit Line-Based Real-Time Cross-Border Payment Settlement Using Tokenized Real-World Assets	10202501660V	Intellectual Property Office of Singapore	June 18, 2025
AI-Driven Financial Super-Globe Decision System	10202501377X	Intellectual Property Office of Singapore	May 26, 2025

Based on Singapore patent laws and regulations applicable as of the date of this prospectus, patent applications in Singapore generally follow the process described below. Patent applications submitted via the domestic route to the Intellectual Property Office of Singapore (“IPOS”) may take several years from the filing date to proceed to grant, depending on various factors including the complexity of the application and the examination process. In a typical case, grant may be obtained within approximately two to four years from the filing date, although actual timelines may vary. Following a preliminary formalities examination, patent applications are generally published by IPOS after the expiry of 18 months from the earliest claimed filing or priority date. To proceed toward registration, we, as an applicant, must comply with the applicable examination requirements and prescribed timelines of IPOS, including requesting substantive examination within the applicable statutory period, to establish novelty, inventive step, and industrial applicability. Currently, an applicant is generally required to request substantive examination within 36 months from the filing date. If the application satisfies the statutory patentability requirements and all applicable procedural requirements are met, IPOS will proceed to grant the patent and issue a certificate of grant. IPOS issues a Certificate of Grant following the issuance of a Notice of Eligibility and payment of required registration fees. Once granted, a Singapore patent is valid for a term of 20 years from the initial filing date, subject to the payment of the prescribed renewal fees, which become payable before the end of the fourth year following the filing date and annually thereafter.

(c) Domain Names

As of the date of this prospectus, we have registered the following domain names:

Domain Name	Registrant	Current Status
behneh.com	Mr. Joseph Koh	Active, expiring on July 3, 2027

As of the date of this prospectus, we are not aware of any infringement (i) by us of any intellectual property rights owned by third parties, (ii) or by any third parties of any intellectual property owned by us or we were also not aware of any pending or threatened claims against us in relation to the infringement of any intellectual property rights of third parties.

FACILITIES

We do not own any real property.

As of the date of this prospectus, we entered into the following lease agreement:

Location	Landlord	Commencement Date	Term of lease	Size	Rental Fee
230 Victoria Street #15-00 Bugis Junction Towers, Singapore 188024	VILLAGE PROP. PTE LTD	April 1, 2026	September 30, 2026	approximately 225 sq. ft.	SGD1,500

We believe that our facility is adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

As of April 30, 2026, we had 10 full time employees. As October 31, 2025 and 2024, we had 9 and 7 full time employees, respectively. The following table sets out the breakdown of our employees by function, as of April 30, 2026:

Function	As at April 30, 2026
Management	1
Finance	3
Compliance	2
IT	1
Sales & Business Development, Operation and Marketing	3
Total	10

We are committed to fostering a fair, equitable, and transparent working environment for all employees. Our senior management periodically reviews employee performance and approves remuneration, benefits, and related compensation arrangements in accordance with internal policies and applicable regulatory requirements.

We believe we maintain strong working relationships with our employees and, as of the date of this prospectus, we have not experienced any significant labor disputes. During the six months ended April 30, 2026 and the fiscal years ended October 31, 2025 and 2024, there has been no material disruption to our operations arising from labor-related issues.

Employee remuneration generally comprises a basic salary, together with statutory and other applicable deductions, including contributions to provident funds and other mandatory or approved benefit schemes. We maintain standard form employment contracts with all employees, setting out the terms and conditions of employment in accordance with applicable laws and regulations.

LEGAL PROCEEDINGS

As of the date of this prospectus, we and our subsidiary are not a party to, and are not aware of any threat of, any legal proceedings that, in the opinion of our management, is likely to have a material adverse effect on its business, financial condition, or operations.

As of the date of this prospectus, we have not received any formal inquiries, investigations, or adverse comments from the MAS or any other relevant governmental or regulatory authorities that remain unresolved or which have resulted in a material adverse impact on our operations.

We and our subsidiary may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceedings, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention.

REGULATIONS

We are subject to all relevant laws and regulations of Singapore. We have identified the main laws and regulations that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies.

As of the date of this prospectus, except as otherwise disclosed herein (including prior regulatory findings), our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, we are in compliance with all the applicable laws and regulations that are material to our business operations, and we have implemented policies and procedures designed to comply with applicable laws and regulations.

Singapore

The following sets forth a summary of the principal Singapore laws, regulations, and rules relevant to our business and operations in Singapore.

Regulations Relating to our Business in Singapore

Payment Services Act 2019 (the “PS Act”)

The MAS regulates the provision of payment services in Singapore under the Payment Services Act 2019, which came into force on January 28, 2020 (the “PS Act”). Unless exempted, any entity carrying on a business of providing regulated payment services in Singapore is required to obtain the appropriate license under the PS Act. Regulated payment services include, among others, account issuance services, e-money issuance services, domestic money transfer services, cross-border money transfer services, merchant acquisition services, digital payment token services and money-changing services.

The PS Act provides for three categories of licenses: (i) money-changing license, (ii) standard payment institution license and (iii) MPI license, with major payment institutions subject to more extensive regulatory requirements due to the scale of their operations.

Under the PS Act, licensees are subject to ongoing regulatory obligations, including approval requirements for changes in control and key appointments (such as directors and chief executive officers), notification and record-keeping obligations, audit requirements, minimum base capital requirements, and compliance with anti-money laundering and countering the financing of terrorism obligations. In addition, major payment institutions are required to comply with enhanced obligations, including the safeguarding of customer monies received in connection with payment services (generally requires such monies to be held in prescribed safeguarding arrangements, such as trust or safeguarding accounts with financial institutions or other approved methods), and the provision of security (such as a security deposit) to the MAS.

Licensees are also expected to implement robust systems, internal controls and risk management frameworks in line with applicable MAS guidelines, including those relating to technology risk management and operational resilience. Non-compliance with the PS Act or applicable regulations may result in regulatory actions by the MAS, including the suspension or revocation of licenses, financial penalties, directions for remedial action, and, in certain cases, criminal liability for the relevant licensee and its officers.

We currently hold a MPI license (Licence No. PS20200321) issued by the MAS on January 28, 2020, which authorizes us to provide cross-border money transfer services, subject to applicable conditions. As a MPI, we are subject to more comprehensive regulatory requirements under the PS Act, including obligations relating to safeguarding of customer funds, regulatory reporting, audit and compliance. The MAS has broad supervisory and enforcement powers under the PS Act, including the power to impose additional licence conditions, issue binding directions, conduct inspections, require remedial actions, and suspend or revoke licences in the event of non-compliance.

Following a regulatory inspection of our AML/CFT framework and controls in November to December 2023, the MAS identified multiple contraventions of Notice PSN01 between August 2020 and August 2023 (the “Contravention”). These breaches primarily involved deficiencies in customer due diligence (such as failures to obtain residential addresses, inquire about beneficial owners, verify authority of representatives, and perform enhanced due diligence) and failures to include required originator information in cross-border wire transfer instructions and batch files. As a result, MAS offered to compound the offences and imposed a composition sum of S$280,000, which was subsequently accepted and payment of the composition sum was made in full. Following this, we have undertaken remediation measures to strengthen our AML/CFT framework, including enhancements to customer due diligence procedures, transaction monitoring systems and internal controls. As far as we are aware, the Contravention has been resolved — the composition represents MAS’ final determination of the enforcement action in respect of the Contravention, and the Company does not have any further liability being pursued by MAS in respect of the Contravention. Save as disclosed above, we are not aware of any other material regulatory enforcement actions by MAS against us as of the date of this prospectus.

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

Under the WSHA, the Commissioner for Workplace Safety and Health (“Commissioner”) may serve a remedial or a stop-work order in respect of a workplace, for contravention or omission of any WSHA-specified condition.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner of the accident within 10 days after the date the employer first has notice of the accident.

Employment Act 1968 of Singapore (the “Employment Act”)

The Employment Act 1968 (the “EA”), administered by the Ministry of Manpower, sets out the basic terms and conditions of employment and the rights and responsibilities of employers and employees in Singapore. The EA generally applies to all employees working under a contract of service in Singapore, subject to certain exceptions.

Part IV of the EA provides for statutory protections relating to rest days, hours of work and overtime pay, which apply only to certain categories of employees, including workmen (generally manual laborers) earning not more than S$4,500 per month and non-workmen earning not more than S$2,600 per month. These provisions generally limit working hours and regulate overtime, including restrictions on working more than 12 hours in a day except in specified circumstances and a cap of 72 hours of overtime per month.

Employers may apply to the Commissioner for Labour for exemptions from certain requirements under Part IV of the EA, including limits on working hours and overtime, subject to conditions imposed by the Commissioner. Where such exemptions are granted, the employer is required to comply with any conditions attached to the exemption and maintain appropriate records.

Failure to comply with the relevant provisions of the EA may result in enforcement action by the Ministry of Manpower, including financial penalties and, in certain cases, imprisonment.

To the best of our knowledge, we are in compliance in all material respects with the applicable provisions of the Employment Act.

Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”)

The employment of foreign employees in Singapore is governed by the Employment of Foreign Manpower Act 1990 (the “EFMA”) and regulated by the Ministry of Manpower. Under Section 5(1) of the EFMA, no person shall employ a foreign employee unless the employee has been issued a valid work pass. Foreign employees must be employed strictly in accordance with the terms and conditions of their respective work passes.

Any person who contravenes Section 5(1) of the EFMA commits an offence and may be subject to financial penalties, imprisonment, or both, with enhanced penalties for repeat offences, depending on whether the offender is an individual or a corporate entity.

Foreign employees in Singapore are generally employed under different categories of work passes, including Work Permits, S Passes and Employment Passes, each of which is subject to eligibility requirements determined by the relevant authorities.

The eligibility criteria for S Pass and Employment Pass holders include minimum qualifying salary thresholds, which are periodically reviewed and adjusted by the Singapore authorities. Work Permit holders are not subject to a fixed minimum qualifying salary but are subject to other eligibility conditions.

The number of foreign employees that a company may employ is subject to quota requirements and dependency ratio ceilings, which vary depending on the sector. Employers are also required to comply with applicable foreign worker levy requirements, which vary based on the number and type of foreign employees employed and the applicable quota thresholds.

As at the date of this prospectus, we do not employ any S Pass holder in Singapore and are not subject to applicable foreign worker levy requirements.

Regulations on Anti-money Laundering and Countering the Financing of Terrorism

Entities regulated under the PS Act are subject to AML/CFT requirements imposed by the MAS, including the applicable MAS Notices and Guidelines issued under the PS Act, such as MAS Notice PSN01 on Prevention of Money Laundering and Countering the Financing of Terrorism. These requirements are intended to prevent the use of Singapore’s financial system for money laundering, terrorism financing and other illicit activities, and impose obligations on regulated payment service providers to implement risk-based controls, including customer due diligence and enhanced due diligence measures, ongoing monitoring of business relationships and transactions, maintenance of adequate records, screening against relevant sanctions lists, and the reporting of suspicious transactions to the Suspicious Transaction Reporting Office.

In addition, the primary AML/CFT legislation of general application in Singapore comprises the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 (the “CDSA”) and the Terrorism (Suppression of Financing) Act 2002 (the “TSOFA”). The CDSA criminalises the concealment, conversion, transfer or acquisition of benefits derived from criminal conduct, as well as the knowing assistance in such activities. The TSOFA criminalises terrorism financing and prohibits any person in Singapore from dealing with, or providing services to, terrorist entities, including persons and entities designated under applicable laws and regulations. Both the CDSA and the TSOFA require the reporting of suspicious transactions and support Singapore’s broader anti-money laundering and countering the financing of terrorism framework, including compliance with applicable United Nations sanctions measures implemented in Singapore.

Non-compliance with applicable AML/CFT laws and regulations, including MAS Notices, the CDSA and the TSOFA, may result in regulatory sanctions, including fines, licence suspension or revocation, and criminal penalties for the relevant entities and/or their officers.

Personal Data Protection Act 2012 (the “PDPA”)

The Personal Data Protection Act 2012 (the “PDPA”) establishes Singapore’s data protection regime governing the collection, use, disclosure, protection, and retention of personal data by organisations. The PDPA recognises both the right of individuals to protect their personal data and the need for organisations to collect, use and disclose personal data for legitimate and reasonable purposes.

Under the PDPA, organisations are required to comply with a range of obligations, including the following key requirements:

•        obtain the consent of an individual before collecting, using or disclosing his or her personal data, except where otherwise permitted under the PDPA, and only for purposes that a reasonable person would consider appropriate in the circumstances;

•        notify individuals of the purposes for which their personal data is being collected, used or disclosed;

•        collect, use or disclose personal data only for purposes for which consent has been obtained or as otherwise permitted under the PDPA;

•        allow individuals to withdraw consent, subject to reasonable notice and legal or contractual restrictions;

•        make reasonable efforts to ensure that personal data collected is accurate and complete where it is likely to be used to make a decision affecting the individual or disclosed to another organisation;

•        upon request, provide individuals with access to their personal data in the organisation’s possession or control, as well as information on how such personal data has been used or disclosed within the past year, subject to statutory exceptions;

•        upon request, correct errors or omissions in personal data in the organisation’s possession or control, subject to permitted exceptions;

•        make reasonable security arrangements to protect personal data in the organisation’s possession or control against unauthorised access, collection, use, disclosure, copying, modification, disposal or similar risks;

•        cease to retain personal data when it can be reasonably assumed that the purpose for which it was collected is no longer being served by retention, and retention is no longer necessary for legal or business purposes;

•        ensure that any transfer of personal data outside Singapore complies with the requirements prescribed under the PDPA, including ensuring a comparable standard of protection in the receiving jurisdiction;

•        develop and implement policies and practices necessary to meet its obligations under the PDPA and make information about such policies and practices available upon request; and

•        notify the PDPC and affected individuals where the data breach is assessed to be notifiable under the PDPA.

The Personal Data Protection Commission (the “PDPC”) may, upon finding that an organisation has contravened the PDPA, issue such directions as it considers appropriate, including:

•        directing the organization to cease collecting, using or disclosing personal data in contravention of the PDPA;

•        directing the organization to destroy personal data collected in contravention of the PDPA;

•        directing the organization to comply with access or correction requests; and/or

•        imposing a financial penalty of up to 10% of the organization’s annual turnover in Singapore where such turnover exceeds S$10 million and the contravention occurs on or after 1 October 2022, or up to S$1 million in other cases (or such higher amount as may be prescribed under the PDPA from time to time).

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Joseph Koh	49	Director and Chief Executive Officer
Mr. Edmund Lee	38	Chief Financial Officer
Mr. Chi Wai Chung	43	Executive Director
Mr. Sean Michael Mc Cullagh*	26	Independent Director nominee
Mr. Chia Chou Cheong*	50	Independent Director nominee
Mr. Yao Quan Liang*	31	Independent Director nominee

____________

*        Each of the independent director nominee agreed to act as our independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Joseph Koh is our Director and Chief Executive Officer. Mr. Joseph Koh has over 15 years of experience in cross-border payments, financial infrastructure technologies, and venture building across global markets. Prior to founding Behneh (Singapore), Mr. Joseph Koh served as the Chief Operating Officer of a Singapore-based payment technology company from January 2012 to September 2020, where he played a key role in scaling the business from an early-stage startup into an established payment services provider that subsequently became part of a publicly listed group on the Singapore Exchange. During his tenure, he was responsible for business operations, strategic growth initiatives, partnership development, and the expansion of payment-related services. Mr. Joseph Koh also founded, invested in, and advised various private companies across technology, digital media, education, healthcare, and consumer sectors. Through these activities, he has gained experience in corporate strategy, business development, fundraising, governance, and organizational leadership. In addition to his business achievements, Mr. Joseph Koh was commissioned as an officer in the Singapore Armed Forces during his National Service and attained the rank of Lieutenant.

Mr. Joseph Koh obtained a Bachelor of Business (Business Administration) degree from the Royal Melbourne Institute of Technology, Australia in 2003.

Mr. Edmund Lee is our Chief Financial Officer. Mr. Edmund Lee has over 12 years of experience in audit, financial planning and analysis, accounting, risk management, and financial operations. Mr. Edmund Lee has served as the Head of Finance of Behneh (Singapore) since August 2025. Prior to this, Mr. Edmund Lee was a Project Officer of Energy Research Institute @ NTU at Nanyang Technological University from July 2013 to August 2020. From September 2020 to December 2023, Mr. Edmund Lee served as the Finance & Administration Manager at New Energy Nexus Ventures Pte. Ltd. Subsequently, Mr. Edmund Lee joined Modern Wealth Academy Pte. Ltd. as the Head of Finance, a role he held from January 2024 to August 2025.

Mr. Edmund Lee earned a Bachelor of Science degree in Accounting and Finance from the University of London in 2013.

Mr. Chi Wai Chung (“Mr. Chung”) is our executive director. Mr. Chung has served as Founder & Chief Executive Officer of MVP International Capital Limited since 2023. Prior to this role, Mr. Chung served as Founder & Chief Executive Officer of Metaverse Partners Limited from 2020 to 2025, Founder & Chairman of Zhongbo Jucheng Fund Management Co., Ltd. from 2016 to 2019, Founder & Chairman of Rongying Investment Management (Guangzhou) Co., Ltd. from 2013 to 2018, and Founder & Chairman of Elite Capital (HK) Limited from 2011 to 2018. Mr. Chung obtained a Bachelor’s Degree majoring in Finance from The Hong Kong Polytechnic University.

Mr. Sean Michael Mc Cullagh (“Mr. Mc Cullagh”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the audit committee, a member of the nominating and corporate governance committee and a member of the compensation committee. Mr. Mc Cullagh currently serves as Senior Finance Manager at BCA Group since December 2023, and as Assistant Controller at Silgan Dispensing Systems since July 2023. Additionally, Mr. McCullagh has served as a Tax Preparer on a self-employed basis since December 2022. Previously, Mr. McCullagh served as Corporate Consolidation Analyst at Silgan Dispensing Systems from October 2022 to July 2023, and as Senior Accountant from January 2024 to December 2025. Mr. Mc Cullagh obtained a Bachelor of Science in Accounting and a Bachelor of Business Administration with an emphasis in Finance from the University of Missouri-Kansas City.

Mr. Chia Chou Cheong (“Mr. Cheong”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the nominating and corporate governance committee, a member of our compensation committee and a member of audit committee. Mr. Cheong has served as Director at Robinhood Ventures Sdn. Bhd. since July 2023, and as Group Chief Executive Officer and Managing Director of PUC Berhad since December 2016. Mr. Cheong also founded Pictureworks (M) Sdn. Bhd. and served as Director in 2004. Mr. Cheong obtained a Bachelor of Science (Computer and Information Science), and a Master of Science (by Research) degree from the National University of Singapore in 1998 and 2001, respectively.

Mr. Yao Quan Liang (“Mr. Liang”) will serve as our independent director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be a chairman of the compensation committee, a member of the nominating and corporate governance committee and a member of the audit committee. Mr. Liang currently served as Product Manager at Bank of China Limited, Hong Kong Branch since November 2026. Mr. Liang has served as Senior Associate in Corporate Finance & Global Capital Markets — DCM Department at BOCOM International Holdings Company Limited since March 2025. Prior to this role, Mr. Liang served as Associate Director in the Capital Market & Advisory Department at Admiralty Harbour Capital Limited from April 2022 to September 2024, as Investment Banking Senior Analyst at Citigroup Global Markets Asia Limited from July 2021 to October 2021, and as Associate in the Capital Markets Division at DBS Asia Capital Limited from January 2020 to July 2021. Mr. Liang also served as Senior Analyst at Alliance Capital Partners Limited from July 2019 to January 2020, as an Executive in Corporate Finance at Grande Capital Limited from March 2018 to June 2019, and as Graduate Engineer at China State Construction Engineering (Hong Kong) Limited from August 2016 to February 2018. Mr. Liang obtained a Bachelor of Engineering in Civil Engineering from the University of Hong Kong in 2016.

Family Relationships

Except as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive directors and officers. Under these agreements, each of our executive directors and officers is employed for a specific time period. We may terminate employment for cause for certain executive directors and officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon a one-month advance written notice. An executive officer may resign with a three-month advance written notice.

We intend to enter into agreements with all independent directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each independent director has agreed to attend and participate in such number of meetings of our board of directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-appointment each year by our board of directors. The directors’ services will be compensated by cash under the agreement in an amount determined by our board of directors.

We intend to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director.

Subject to making appropriate disclosures to our board of directors in accordance with our Second Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We will establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the Board of Directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Mr. Mc Cullagh, Mr. Cheong, and Mr. Liang, and it will be chaired by Mr. Mc Cullagh, upon the effectiveness of the registration statement. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Mc Cullagh qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Our compensation committee will consist of Mr. Mc Cullagh, Mr. Cheong, and Mr. Liang, and it will be chaired by Mr. Liang, upon the effectiveness of their appointments. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists our board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to our board of directors for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

•        selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nomination and corporate governance committee will consist of Mr. Mc Cullagh, Mr. Cheong, and Mr. Liang, and it will be chaired by Mr. Cheong, upon the effectiveness of their appointments. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nomination and corporate governance committee assists our board of directors in selecting individuals qualified to become our directors and in determining the composition of our board of directors and its committees. The nomination and corporate governance committee will be responsible for, among other things:

•        recommending nominees to our board of directors for election or re-election to our board of directors or for appointment to fill any vacancy on our board of directors;

•        reviewing annually with our board of directors the current composition of our board of directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

•        selecting and recommending to our board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nomination and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by our board of directors and advising our board of directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of our board of directors as a whole.

Code of Business Conduct and Ethics

Our Board of Directors will approve a Code of Business Conduct and Ethics that will apply to all our employees upon the effectiveness of the registration statement to which this prospectus relates.

Insider Trading Policy

We have adopted an insider trading policy and procedures applicable to our and our directors’, officers’ and employees’ purchase, sale or other disposition of our securities that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations.

Compensation Clawback Policy

Prior to the consummation of the IPO, the compensation committee will adopt a Compensation Clawback Policy (the “Recovery Policy”), which adheres to the listing standards of Nasdaq and the rules of the SEC. The Recovery Policy will require the compensation committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Recovery Policy, the compensation committee will require recoupment if it determines that compensation received by an executive exceeds the amount of compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Board Oversight of Cybersecurity Risks

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. As part of our comprehensive risk management strategy, the Enterprise-Wide Risk Assessment (EWRA) framework is formally approved by the Operating Subsidiary’s Board of Directors. This framework provides a structured and data-driven approach to evaluating our overall risk exposure across multiple operational pillars. Under this methodology, the Board and Senior Management regularly track a designated “Cybersecurity & Technological Risk” category, which currently represents a Moderate inherent risk band due to occasional system vulnerabilities and external cyber threats.

To maintain transparency and robust governance, our Board of Directors and Senior Management receive regular reports regarding material risks and the specific degree of our exposure. This system of benchmarks ensures that both the Board and regulators can clearly interpret changing risk levels, track long-term trend lines, and gauge the direct effectiveness of internal controls. These oversight responsibilities extend to monitoring the risks introduced through our clients, delivery channels, counterparty institutions, and third-party service suppliers.

While our board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk processes are delegated across a clearly defined corporate governance model. The Operating Subsidiary establishes this accountability through a structured operational division of responsibilities, which ensures that high-risk exceptions are escalated directly to Senior Management or the Board of the Operating Subsidiary to monitor ongoing compliance effectiveness. For daily operational management, the company integrates dedicated internal structures:

•        First Line of Defence (Operations):    Responsible for executing day-to-day risk management and core technical controls within business activities.

•        Second Line of Defence (Compliance):    Provides independent oversight, continuously designs and updates internal risk frameworks, and ensures full alignment with the MAS and international standard obligations.

•        Third Line of Defence (Internal Audit):    Provides independent assurance to the Board regarding the control adequacy and overall operational effectiveness of both governance frameworks and operational practices.

Furthermore, maintains active, secure, API-based exchanges and coordinates with software companies and antivirus infrastructure partners to enforce appropriate data integrity and technical safeguards. This includes maintaining rigorous digital controls, such as secure Public Key Infrastructure (PKI) digital signatures, to confirm document and transaction authenticity. Management also utilizes automated tracking systems alongside manual reviews to ensure network and transaction activities strictly align with established internal thresholds. We believe this comprehensive division of responsibilities among our specialized operational lines, Senior Management, and the Board provides the most effective approach for safeguarding our technical infrastructure and ensuring compliance with evolving regulatory expectations.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may rely on home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under Cayman Islands law, the directors owe fiduciary duties to our Company, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act. You should refer to “Description of Ordinary Shares — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or removal, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated articles of association. There is no requirement under the Companies Act or the Second Amended and Restated Memorandum and Articles for the Company to hold an annual general meeting and director elections each year.

Interested Transactions

Interested director transactions are governed by the terms of our Second Amended and Restated Memorandum and Articles.

A director may, subject to any separate requirement for audit committee approval under applicable securities laws and Nasdaq Listing Rules, the Second Amended and Restated Memorandum and Articles or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime) provided that the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Under our Second Amended and Restated Memorandum and Articles, we will indemnify any of our directors or officers or anyone serving at our request as a director or officer of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We will only indemnify a director or officer if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

Compensation of Directors and Executive Officers

During the six months ended April 30, 2026, we paid an aggregate of US$113,359, in cash (including salaries) to our directors and executive officers for their positions in our Operating Subsidiary. For the fiscal years ended October 31, 2025 and 2024, we paid an aggregate of US$173,070 and US$150,523, respectively, in cash (including salaries) to our directors and executive officers for their positions in our Operating Subsidiary. Under the Companies Act and Singapore law, the Company and the Operating Subsidiary are not required to disclose compensation paid to our Directors or executive officers on an individual basis and the Company and the Operating Subsidiary have not otherwise publicly disclosed this information elsewhere.

We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors, except as mandated by Singaporean laws. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of April 30, 2026, October 31, 2025 and 2024, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our issued Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, ownership consists of sole ownership, voting and investment rights, and the address for each shareholder listed is 230 Victoria Street, #15-00 Bugis Junction Towers, Singapore 188024.

	Ordinary Shares beneficially held immediately prior to this Offering		Ordinary Shares beneficially held immediately after this Offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of issued and outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of issued and outstanding Ordinary Shares(1)
Directors, director nominees, and executive officers
Mr. Joseph Koh(2)	11,760,000	58.8%	11,760,000	47.04%
Mr. Edmund Lee	—	—	—	—
Mr. Chi Wai Chung	—	—	—	—
Mr. Sean Michael Mc Cullagh(3)	—	—	—	—
Mr. Chia Chou Cheong(3)	—	—	—	—
Mr. Yao Quan Liang(3)	—	—	—	—
Directors, director nominees, and executive officers as a group

5% or greater shareholders
Kohschild Limited(2)	11,760,000	58.8%	11,760,000	47.0%
Kepha Capital Limited(4)	3,220,000	16.1%	3,220,000	12.9%
G86 Services Limited(5)	3,040,000	15.2%	3,040,000	12.2%
Abundance Enterprise Limited(6)	1,980,000	9.9%	1,980,000	7.9%

____________

(1)      Based on 25,000,000 Ordinary Shares issued and outstanding immediately after the completion of this Offering, assuming the underwriter does not exercise the over-allotment option.

(2)     Mr. Joseph Koh, the director and Chief Executive Officer of the Company, beneficially owns 11,760,000 Ordinary Shares via his direct 100% ownership of Kohschild Limited, which is a BVI limited company and direct shareholder of the Company.

(3)     Each of Mr. Sean Michael Mc Cullagh, Mr. Chia Chou Cheong and Mr. Yao Quan Liang will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

(4)      Mr. Koh Beng Kiok Anthony beneficially owns 3,220,000 Ordinary Shares via his direct 100% ownership of Kepha Capital Limited, which is a BVI limited company and a direct shareholder of the Company.

(5)    Ms. Tan Hwa Li Gracia beneficially owns 3,040,000 Ordinary Shares via her direct 100% ownership of G86 Services Limited, which is a BVI limited company and a direct shareholder of the Company.

(6)      Mr. Wong Aloysius beneficially owns 1,980,000 Ordinary Shares via his direct 100% ownership of Abundance Enterprise Limited, which is a BVI limited company and a direct shareholder of the Company.

As of the date of this prospectus, none of our issued and outstanding Ordinary Shares are held by record holders in the United States. None of our major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our company that occurred during the past three fiscal years up to August 31, 2026 (the “Latest Practicable Date”).

Name	Relationship with the Group	Major Shareholder
Mr. Joseph Koh	Shareholder and Director of the Group	N/A
AmazingTech Pte Ltd	Common shareholder till July 26, 2025	TKX Holding Pte. Ltd.
G86 Services Pte. Ltd.	Shareholder of the Group	Ms. Tan Hwa Li Gracia
Metaspring Media Limited	Mr. Koh Beng Kiok Anthony is a common shareholder	Mr. Koh Beng Kiok Anthony
Booung Digital Inc.	Mr. Joesph Koh is a common director and shareholder	Mr. Joseph Koh
Kimdaberg Pte Ltd	Mr. Joesph Koh is a common director and shareholder	Mr. Warren Tan Wen’An
Kim Dang Dang Pte Ltd	Mr. Joesph Koh is a common director and shareholder	Ms. Hu Fang Mr. Joseph Koh
RegalRare Gem Museum Pte Ltd	Mr. Joesph Koh is a common director and shareholder	Mr. Joseph Koh
Regalrare Pte. Ltd.	Mr. Joesph Koh is a common director and shareholder	Mr. Joseph Koh Mr. Kevin Howe Wei
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltd	Mr. Joesph Koh is a common director and shareholder	Mr. Joseph Koh
Sangnila Pte. Ltd.	Mr. Joesph Koh is a common director and shareholder	Mr. Joseph Koh

Transactions with Related Parties

Significant transactions with related parties consist the following:

	As of the Latest Practicable Date	For the six months ended April 30, 2026	For the years ended October 31,
			2025	2024	2023
	US$ (Unaudited)	US$ (Unaudited)	US$	US$	US$
Cross-border money transaction fee
Booung Digital Inc	100	—	—	—	—

General and administrative expenses
Kimdaberg Pte. Ltd.	5,459	5,459	22,828	11,980	—
Booung Digital Inc	6,717	6,717	—	—	—

Interest Income
AmazingTech Pte Ltd	—	—	—	2,263	4,845
Kimdaberg Pte. Ltd.	—	—	418	3,775	—
Kim Dang Dang Pte Ltd	—	—	—	436	245
RegalRare Gem Museum Pte Ltd	—	—	—	50,653	17,404
Regalrare Pte. Ltd.	38,357	38,357	102,003	—	—

Consultancy Income
Booung Digital Inc	—	—	177,242	—	—
Regalrare Pte. Ltd.	10,511	10,511	—	—	—
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltd	—	—	176,836	—	—

Director’s Remuneration
Mr. Joesph Koh	201,529	116,182	173,070	150,523	150,120

Balances with Related Parties

The balances with related party were as follows:

	As of the Latest Practicable Date	As of April 30, 2026	As of October 31,
			2025	2024	2023
	US$ (Unaudited)	US$ (Unaudited)	US$	US$	US$
Accounts receivable – related parties (Note 1)
Booung Digital Inc.	124,856	134,307	149,790	—	—
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	139,980	149,868	149,790	—	—
	264,836	284,175	299,580	—	—
Less: Allowance for credit loss	(17,857)	(19,160)	(20,199)	—	—
Accounts receivables – related parties, net	246,979	265,015	279,381	—	—

Other receivable
Sangnila Pte. Ltd.	—	—	33,397	32,908	34,605

Loans to related parties
Kimdaberg Pte. Ltd. (Note 2)	—	—	—	24,872	—
RegalRare Gem Museum Pte Ltd (Note 3)	—	—	—	463,601	—
Regalrare Pte. Ltd. (Note 3)	—	—	708,098	—	—
Total loans to related parties	—	—	708,098	488,473	—
Less: Allowance for credit loss	—	—	(17,416)	(20,462)	—
Loans to related parties, net	—	—	690,682	468,011	—

Interest receivables from loans to related parties
Kimdaberg Pte. Ltd. (Note 2)	—	458	458	1,922	—
RegalRare Gem Museum Pte Ltd (Note 3)	—	—	—	68,590	—
Regalrare Pte. Ltd. (Note 3)	—	—	118,355	—	—
Total interest receivables from loans to related parties	—	458	118,813	70,512	—
Less: Allowance for credit loss	—	(280)	(3,189)	(3,260)	—
Interest receivables from loans to related parties, net	—	178	115,624	67,252	—

Amount due from a related party (Note 4)
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	3,995	3,995	11,137	—	—

Amount due from a director (Note 4)
Mr. Joesph Koh	—	70,862	512,073	—	—

Amount due to a director (Note 4)
Mr. Joesph Koh	—	—	—	16,629	—

Prepayments (Note 5)
Metaspring Media Limited	235,516	235,516	—	—	—

____________

(1)      Account receivable represents the consultancy fee from Booung Digital Inc. and Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda for the provision of services including advisory & regulatory support, infrastructure solutions, brand & community development advisory, technology hosting & security advisory and financial & operational reporting. Provision of allowance for credit loss was US$19,160, US$20,199 and US$nil as of April 30, 2026 and October 31, 2025 and 2024, respectively.

(2)     On January 20, 2024, Behneh (Singapore) entered into a loan agreement with Kimdaberg Pte Ltd for a principal sum of S$32,905. The borrowing carries a fixed interest rate of 10% per annum, with an interest payment of S$3,291 due one year from the date of disbursement. The principal is repayable in full as a lump sum on the final payment date. The agreement allows for full or partial prepayment without penalty and is governed by the laws of the Republic of Singapore. As of April 30, 2026 and October 31, 2025, the outstanding principal amount was US$nil and accrued interest receivable were US$458, respectively. Provision of allowance for credit loss was US$280 and US$280 as of April 30, 2026 and October 31, 2025, respectively. The interest receivable from a related party was fully settled as of report date.

(3)      On March 3, 2023, Behneh (Singapore) entered into loan agreements with RegalRare Gem Museum Pte Ltd for operating cash-flow purposes. These loans carry a fixed interest rate of 15% per annum, with interest payments due annually. The loans have an initial term of 12 months, but include a provision for automatic 12-month renewals with a step-up interest rate of 1% per annum should repayment not occur by the maturity date. This obligation is further supported by a personal guarantee from Mr. Wee Hian Ghi, Executive Director of RegalRare Gem Museum Pte Ltd, granting the company recourse to the guarantor’s assets in the event of default. On August 31, 2025, a loan and liability assumption agreement was signed between RegalRare Pte. Ltd (the “Assuming Party”), RegalRare Gem Museum Pte. Ltd. (the “Original Debtor”) and Behneh (Singapore). Assuming Party has agreed to assume and undertake all liabilities of the Original Debtor due to Behneh (Singapore). Behneh (Singapore) acknowledged and accepted the assumption of the liabilities by the Assuming Party and agreed to look solely to the Assuming Party for repayment, performance, and discharge of the liabilities. As of April 30, 2026 and October 31, 2025, the outstanding principal amount were US$nil and US$708,098 and accrued interest receivable were US$nil and US$118,355, respectively. Provision of allowance for credit loss was US$nil and US$20,325 as of April 30, 2026 and October 31, 2025, respectively. As of the report date, all amounts due from the Assuming Party have been fully settled.

(4)      These balances are non-secured, interest-free and due on demand. Amount due from a director represents the net amount of accrued director’s remuneration and amount payable by the director for the transfer of certain assets at carrying amount of US$401,970 during the year ended October 31, 2025. The outstanding balance was US$70,862 and US$512,073 as of April 30, 2026 and October 31, 2025 respectively. As of the report date, all amounts due from the director have been fully settled.

(5)      On April 15, 2026, Behneh (Singapore) entered into a master software development and intellectual property agreement with Metaspring Media Limited to design, engineer, test, document, and deliver a custom-engineered, proprietary artificial risk-intelligence engine for integration into Behneh (Singapore)’s core financial compliance and transaction infrastructure. As of the report date, no project milestones have been completed.

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and, upon completion of this offering, our affairs are governed by our Second Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, with a par value of US$0.0001 each.

As of the date immediately prior to this offering, 20,000,000 Ordinary Shares were issued, fully paid and outstanding. Upon completion of this offering, we will have 25,000,000 Ordinary Shares issued and outstanding, assuming the underwriter does not elect to exercise their over-allotment option.

Our Second Amended and Restated Memorandum and Articles of Association

We adopted our Second Amended and Restated Memorandum and Articles by a special resolution dated July 24, 2026 with immediate effect and it will continue to be in full force and effect upon and after closing of this offering. The following description of our share capital and provisions of our Second Amended and Restated Memorandum and Articles are summaries and do not purport to be complete.

Ordinary Shares

Ordinary Shares

The Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The Second Amended and Restated Memorandum and Articles provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, we may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters subject to a shareholders’ vote unless otherwise required under the Companies Act or by the Second Amended and Restated Memorandum and Articles, each Ordinary Share is entitled to 1 vote. For all purposes the quorum for a general meeting shall be one or more Shareholders entitled to vote and present in person (or, in the case of a Shareholder being a corporation, by its duly authorized representative) or by proxy representing no less than 33 1/3% (1/3) of the outstanding shares carrying the right to vote at such meeting in the Company throughout the meeting. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting. An ordinary resolution to be passed at a meeting by the shareholders requires to be passed by a simple majority of the votes cast, calculated in accordance with the Second Amended and Restated Memorandum and Articles, by such shareholders as, being entitled so to do, vote in person or, by proxy or, in the cases of shareholders which are corporations, by their respective duly authorized representatives at a general meeting held in accordance with the Second Amended and Restated Memorandum and Articles, while a special resolution requires to be passed by a majority of not less than two-thirds of the votes cast, calculated in accordance with Second Amended and Restated Memorandum and Articles, by such shareholders as, being entitled to do, vote in person or by proxy or, in the cases of shareholders which are corporations, by their respective duly authorized representatives at a general meeting held in accordance with Second Amended and Restated Memorandum and Articles and of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution will be required for important matters such as a change of name or making changes to our Second Amended and Restated Memorandum and Articles.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Its Second Amended and Restated Memorandum and Articles provide that it shall, if required by the applicable designated stock exchange rules, in each year hold a general meeting as its annual general meeting at such time and place as may be determined by our board of directors. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence at such meetings.

Extraordinary general meetings may be convened on the requisition of one or more shareholders holding, at the date of deposit of the requisition, not less than 10% of the rights to vote at such general meetings. Such requisition shall (i) specify the purpose of the meeting; (ii) be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign); and (iii) be delivered in accordance with the notice provisions in the Second Amended and Restated Memorandum and Articles. If within 21 clear days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so within three months after the end of that period, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. Notice of a general meeting shall specify each of the following:

(a)     the place, the date and the hour of the meeting;

(b)    whether the meeting will be held virtually, at a physical place or both;

(c)     if the meeting is to be held in any part at a physical place, the address of such place;

(d)    if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such electronic communication facilities for the purposes of attending and participating in such meeting;

(e)     subject to paragraph (f) and the requirements of (to the extent applicable) the designated stock exchange rules, the general nature of the business to be transacted; and

(f)     if a resolution is proposed as a special resolution, the text of that resolution.

Subject to the Companies Act, a meeting may be convened on shorter notice, with the consent of the shareholder or shareholders who, individually or collectively, hold at least ninety per cent of the voting rights of all those who have a right to vote at that meeting.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent no less than 33 1/3% of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Second Amended and Restated Memorandum and Articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll.

In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Transfer of Ordinary Shares

Subject to the Second Amended and Restated Memorandum and Articles, and provided that such transfer complies with applicable rules of the Nasdaq Capital Market, a shareholder may freely transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Nasdaq Capital Market (if such ordinary shares are listed on the Nasdaq Capital Market) or in any other form approved by the directors, executed:

(a)     where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)    where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also, but are not required to, decline to register any transfer of such ordinary share unless:

(a)     the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of ordinary shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

(e)     the ordinary shares transferred are fully paid up and free of any lien in favour of the Company; and

(f)     any applicable fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as the board of directors may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

If we are wound up, the shareholders may, subject to the Second Amended and Restated Memorandum and Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•        to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Purchase of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

•        issue shares that are to be redeemed or liable to be redeemed, at the option of the shareholders holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

•        with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

•        purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholders holding those shares.

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Issuance of Additional Shares

The Second Amended and Restated Memorandum and Articles authorizes the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Our shareholders have no general right under the Companies Act to inspect or obtain copies of the register of members or corporate records of our company.

Certain Cayman Islands Company Considerations

Exempted Company

We are incorporated as an exempted company with limited liability under the Companies Act. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and similar arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiary does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent 75% in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of at least ninety percent (90%) in the value of the shares for which the offer has been made, the offeror may, at any time within a two-month period after approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

The Companies Act provides for remedies which may be available to shareholders. Where a company incorporated under the Companies Act or any of its directors engages in, or proposes to engage in, conduct that contravenes the Companies Act or the company’s memorandum and articles of association, the Cayman Islands courts can issue a restraining or compliance order. Shareholders cannot also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies has also been incorporated into the Companies Act: where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the court for an order based on such conduct.

Indemnification of directors and executive officers and limitation of liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Second Amended and Restated Memorandum and Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in respect of the Company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Second Amended and Restated Memorandum and Articles provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution or a written resolutions signed by requisite majority in accordance with the Second Amended and Restated Memorandum and Articles without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Second Amended and Restated Memorandum and Articles allow any one or more of our shareholders who together hold not less than 10% of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Second Amended and Restated Memorandum and Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Second Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Second Amended and Restated Memorandum and Articles, directors may be removed by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is made bankrupt or makes an arrangement or composition with his creditors generally; or (ii) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (iii) resigns his or her office by notice in writing to the company; or (iv) without the consent of other directors, is absent from meetings of our board for a continuous period of six months; or (v) is removed from office pursuant to any other provisions of our Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding Ordinary Shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Second Amended and Restated Memorandum and Articles, our company may be dissolved, liquidated or wound up voluntarily by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Second Amended and Restated Memorandum and Articles, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be varied by written consent of holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Second Amended and Restated Memorandum and Articles may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Second Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering (Amendment) Regulations of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you believe your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Economic Substance

The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not is required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Listing

We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “BENE” This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

The transfer agent of our Ordinary Shares is [    ] located at [    ].

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there was no established public market for our Ordinary Shares including our Ordinary Shares, and while we intend to apply to list our Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this initial public offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently issued and outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the Closing Date, we will have 25,000,000 issued and outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 5,000,000 Ordinary Shares will be publicly held by investors participating in this Offering assuming that the underwriters do not exercise their over-allotment option, and 20,000,000 Ordinary Shares (consisting of Ordinary Shares) will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. Under Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this Offering will be freely transferable without restriction or further registration under the Securities Act, except for shares held by our affiliates. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this Offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold only if they are registered under the Securities Act or if they qualify for an exemption from registration, including under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, subject to the conditions of Rule 144, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, may sell such securities without registration under the Securities Act in reliance on Rule 144, provided that, in the case of affiliates, such sales are subject to applicable volume limitations, manner of sale requirements, and notice filing requirements.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to whether we are subject to the Exchange Act reporting requirements or are current in such requirements.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, will be subject to the conditions described above. They are also subject to additional restrictions, pursuant to which such person must comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of:

•        1% of the number of our Ordinary Shares then issued and outstanding, which will equal approximately 250,000 Ordinary Shares immediately after the Closing Date; or

•        the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under Rule 144 without regard to the six-month holding period requirement, which does not apply to unrestricted securities.

Rule 701

Rule 701 under the Securities Act relates to the issuance of securities pursuant to certain compensatory benefit plans. Shares issued under Rule 701 may become eligible for resale under Rule 144, subject to the satisfaction of the applicable conditions of Rule 144. Any of our employees, executive officers, or directors who acquire shares pursuant to a written compensatory plan or contract may rely on Rule 144 for resales of such shares, subject to its conditions. In addition, such shares will remain subject to the lock-up arrangements described below and will become eligible for sale only upon the expiration of the applicable lock-up period.

Regulation S

Regulation S under the Securities Act provides an exemption from the registration requirements of the Securities Act for offers and sales of securities that occur outside the United States. Although we are not relying on Regulation S in connection with this Offering and are registering all of the Ordinary Shares offered hereby under the Securities Act, Regulation S may be available for resales of our securities outside the United States, subject to compliance with its requirements.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell such shares in offshore transactions if:

•        none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

All of our directors, executive officers, and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed, subject to limited exceptions, not to offer; pledge; announce the intention to sell; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the Closing Date. See “Underwriting.”

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of material the Cayman Islands, Singapore, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences understate, local, and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. Potential investors should consult their tax advisers regarding Singapore, United States federal, state and local, and non-U.S. tax consequences of owning and disposing of our Ordinary Shares in their particular circumstances.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”)

with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        our Company’s officers or directors;

•        holders who are not U.S. Holders;

•        holders that actually, indirectly, or constructively own 5% or more of (i) the total combined voting power of all classes of our Company’s shares that are entitled to vote or (ii) the total value of all classes of our Company’s shares; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, backup withholding or alternative minimum tax consequences.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

As used herein, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is or is treated as, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (1) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we may be considered as a PFIC. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. We do not currently intend to perform the analysis necessary to determine PFIC status, and there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime,” regardless of whether we remain a PFIC, upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares, and (ii) any gain realized on a sale, exchange or other disposition, including a pledge, of our Ordinary Shares. Under the PFIC excess distribution regime,

•        the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares;

•        the amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is realized) and any year prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxed as ordinary income earned in the current taxable year;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year; and

•        an additional tax equal to the interest charge, generally applicable to underpayments of tax, will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-United States subsidiary is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiary that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiary that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiary.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would (i) include as ordinary income each year, the excess, if any, of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares, and (ii) deduct as an ordinary loss each year, the excess, if any, of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiary. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” (“QEF”) election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Ordinary Shares of a PFIC.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a “qualified foreign corporation,” and therefore the reduced capital gains tax rate described above will not apply.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Taxation of Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets) relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

UNDERWRITING

We expect to enter into an underwriting agreement with Sutter Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
Sutter Securities, Inc	[•]
Boustead Securities, LLC	[•]
Total	[•]

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if they purchase any of the Ordinary Shares. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ option to purchase additional Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 750,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$4.00	$20,000,000	$23,000,000
Underwriting discount(1)	$0.24	$1,200,000	$1,280,000
Proceeds to us, before expenses	$3.76	$18,800,000	$20,692,982

____________

(1)      Represents an underwriting discount equal to 6.0% per share. The fees do not include the Representative’s expense reimbursement provisions described below. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

We have agreed to pay expenses relating to the offering, including but not limited to: (i) the cost of any due diligence and other expenses incurred prior to the completion of this Offering; (ii) all reasonable and documented fees and expenses for conducting a net road show presentation; (iii) the reasonable and documented fees and disbursements of the Representative’s counsel; and (iv) background checks of the Company’s officers and directors, provided that the actual accountable expenses of the Representative shall not exceed $260,000. We are required to supply the Representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid an expense deposit of $40,000 to the Representative upon the execution of letter of intent between us and the Representative. We will pay an additional $40,000 upon the initial filing of the Company’s registration statement with the SEC. Upon the closing of this offering, we will pay an additional $180,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be $927,018 including a maximum aggregate reimbursement of $260,000 of Representative’s accountable expenses.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $260,000.

Right of First Refusal

The Representative has the right of first refusal for the longer of one (1) year following the consummation of this offering or the termination or expiration (other than termination for Cause, as defined below) of the engagement with the Representative to act as sole investment banker, sole book-runner, sole placement agent, sole advisor, exclusive financial advisor and/or joint financial advisor on at least equal economic terms including but not limited to any public or private offerings (debt or equity), mergers, business combinations, recapitalizations, or sale of some or all of the equity or assets of the Company and any other financial transaction, whether in conjunction with another advisor, broker-dealer or on the Company’s own volition (collectively, “Future Services” or individually, a “Transaction”). The Company shall immediately notify the Representative of any proposed Transaction and shall direct all third-party inquiries and communications regarding a Transaction to the Representative within three (3) business days of receipt of such inquiry and failure to do so will be deemed a breach of this Right of First Refusal. In the event that we notify the Representative of our intention to pursue an activities that would enable the Representative to exercise their Right of First Refusal to provide Future Services, the Representative shall notify us of their election to provide such Future Services, including notification of the compensation and other terms to which the Representative claims to be entitled, within thirty (30) days of written notice by us. The Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise in writing with the Representative. If the Representative fails to accept in writing any such proposal within thirty (30) days after receipt of a written notice from us containing such proposal, the Representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, we will adopt the same procedure as with respect to the original proposed public of private sale, and the Representative shall have the right of first refusal with respect to such revised proposal as set forth above. “Cause,” for the purpose of Underwriting Agreement shall mean, as an uncured material breach of the Underwriting Agreement by the Representative or a material failure by the Representative to provide the underwriting services contemplated under the Underwriting Agreement. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

We and each of our directors, officers and shareholders that hold 5% or more of our outstanding Ordinary Shares have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares for a period of 180 days from the date the Ordinary Shares first trades on the Nasdaq pursuant to the underwriting agreement without the prior written consent of the Representative. These lock-up agreements provide for limited exceptions and their restrictions may be waived at any time by the Representative.

Nasdaq Listing

We intend to apply to have our Ordinary Shares listed on Nasdaq under the symbol “BENE”. We will not consummate this offering unless our Ordinary Shares are approved for listing on Nasdaq. There is no established public trading market for the Ordinary Shares and there is no assurance that a market will develop.

Determination of Offering Price

The initial public offering price was determined by negotiations between us and the Representative. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. We offer no assurances that the initial public offering price will correspond to the price at which the Ordinary Shares will trade in the public market subsequent to the offering or that an active trading market for the Ordinary Shares will develop and continue after the offering.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically.

The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriters under option to purchase additional Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriters may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.    This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Representative has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Ordinary Shares to the public” in relation to any Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan.    The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC, and the Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

United Kingdom.    An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel.    This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that are expected to be incurred in connection with the sale of Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	US$	2,501
The Nasdaq Capital Market listing fee		$75,000
FINRA filing fee		$4,813
Printing and engraving expenses		$30,000
Legal fees and expenses		$404,704
Accounting fees and expenses		$310,000
Transfer agent and registrar fee and expenses		$10,000
Miscellaneous expenses		$410,000
Total	US$	1,247,018

____________

*        To be completed by amendment.

LEGAL MATTERS

We are being represented by CFN Lawyers LLC, with respect to U.S. federal securities law and New York State law. The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Singapore law will be passed upon for us by Dentons Rodyk & Davidson LLP. The underwriters are being represented by Loeb & Loeb LLP with respect to legal matters of United States federal and New York State law in connection with this Offering.

EXPERTS

The financial statements for the fiscal years ended October 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of AOGB CPA Limited, an independent registered public accounting firm, whose report appears elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting. The registered business address of AOGB CPA Limited is Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands, and all of our Directors and Executive Officers are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through [    ], our agent designated for that purpose, located at [    ]. Nevertheless, because all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

An investor may or may not be able to commence an original action against us or our Directors or officers, or any other person in courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. However, the courts of the Cayman Islands will generally recognize and enforce a final and conclusive judgment of a foreign court of competent jurisdiction for a liquidated sum, by bringing an action on the foreign judgment, without any re-examination of the merits of the underlying dispute, provided that such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final;

(d)    is not in respect of taxes, a fine or a penalty;

(e)     was not obtained by fraud; and

(f)     is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Dentons Rodyk & Davidson LLP, our counsel as to Singapore law has advised us that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties, or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States is enforceable in Singapore.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this Offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Although we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K, we will not be required to file such reports as frequently or as promptly as U.S. domestic issuers whose securities are registered under the Exchange Act. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Effective March 18, 2026, our executive officers and directors are required, pursuant to the Holding Foreign Insiders Accountable Act, to file Section 16(a) reports with the SEC to disclose their beneficial ownership of our securities. Our 10% shareholders who are not officers or directors, however, remain exempt from Section 16(a) reporting requirements. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

BEHNEH LIMITED
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Interim Condensed Consolidated Balance Sheets as of April 30, 2026 and October 31, 2025	F-30
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the Six Months Ended April 30, 2026 and 2025	F-31
Unaudited Interim Condensed Consolidated Statements of Shareholders’ Equity for the Six Months Ended April 30, 2026 and 2025	F-32
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the Six Months Ended April 30, 2026 and 2025	F-33
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Sole Director of Behneh Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Behneh Limited (the “Company”) and its subsidiaries (collectively “the Group”) as of October 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the two-year period ended October 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of October 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended October 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong
May 29, 2026, except for Notes 1, 11 and 12, as to which the date is September 9, 2026

We have served as the Group’s auditor since 2025.

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong
Tel: 2152-2238, Website: www.aogb.com

BEHNEH LIMITED
CONSOLIDATED BALANCE SHEETS
(Amount in U.S. dollars, except for number of shares, or otherwise noted)

	As of
	October 31, 2025	October 31, 2024
	US$	US$
ASSETS
Current assets
Digital financial assets	—	23
Digital intangible assets	315	150,528
Loans to related parties	690,682	468,011
Interest receivables from loans to related parties	115,624	67,252
Accounts receivable – related parties	279,381	—
Receivables from payment processors, net	655,491	918,716
Other receivables – related parties	33,397	32,908
Deposit and prepayment	22,884	2,744
Amount due from a director	512,073	—
Amount due from a related party	11,137	—
Cash and cash equivalents	820,804	651,846
Total current assets	3,141,788	2,292,028

Non-current assets
Property and plant and equipment, net	—	752
Deferred tax assets	22,908	30,561
Deposit – non-current	76,852	75,586
Total non-current assets	99,760	106,899
TOTAL ASSETS	3,241,548	2,398,927

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Amount due to a director	—	16,629
Borrowings	768,841	1,512,015
Accounts payable	329,468	178,044
Accruals and other payables	206,523	388,879
Income tax liabilities	291,540	281,743
Total current liabilities	1,596,372	2,377,310
TOTAL LIABILITIES	1,596,372	2,377,310

SHAREHOLDERS’ EQUITY
Ordinary Shares, US$0.0001 par value per share, 500,000,000 shares authorized, 18,020,000 shares and 18,020,000 shares issued and outstanding as of October 31, 2025 and 2024*	1,802	1,802
Subscription receivables	(49,802)	(49,802)
Additional paid-in capital	980,882	122,322
Retained earnings	743,178	2,476
Exchange reserve	(30,884)	(59,072)
Non-controlling interest	—	3,891
Total shareholders’ equity	1,645,176	21,617
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,241,548	2,398,927

____________

*        Retroactively restated for effect of share reorganization, shares surrender and redesignate (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

BEHNEH LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Amounts in U.S. dollars, except for number of shares)

	For the year ended October 31,
	2025	2024
	US$	US$
Revenue – third parties	1,085,844	881,816
Revenue – related parties	354,079	—
Cost of revenue	(710,514)	(572,113)
GROSS PROFIT	729,409	309,703

OPERATING EXPENSES
General and administrative expenses – third parties	535,811	588,841
General and administrative expenses – related parties	22,828	11,980
Total operating expenses	558,639	600,821

PROFIT (LOSS) FROM OPERATIONS	170,770	(291,118)

OTHER INCOME
Bank interest income	4,338	2,263
Loan to a related party interest income	102,421	57,127
Exchange loss, net	(69,814)	(20,530)
Sundry income	9,241	1,835
Realized gain on digital intangible assets	645,329	167,263
	691,515	207,958

INCOME (LOSS) BEFORE INCOME TAX	862,285	(83,160)

Income tax expense	(16,090)	(13,492)

NET INCOME (LOSS)	846,195	(96,652)

Net income (loss) attributable to:
Ordinary shareholders of the Company	740,702	(79,255)
Non-controlling interest	105,493	(17,397)
	846,195	(96,652)

NET INCOME (LOSS)	846,195	(96,652)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	28,188	3,140
TOTAL COMPREHENSIVE INCOME	874,383	(93,512)

Other comprehensive income attributable to:
Ordinary shareholders of the Company	28,188	2,575
Non-controlling interest	—	565
	28,188	3,140

Net income (loss) per share attributable to ordinary shareholders
Ordinary Shares – Basic and diluted*	0.041	(0.004)

Weighted average number of ordinary shares outstanding
Ordinary Shares – Basic and diluted*	18,020,000	18,020,000

____________

*        Retroactively restated for effect of share recapitalization, shares surrender and redesignate (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

BEHNEH LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts in U.S. dollars, except for number of shares)

	Ordinary Shares		Subscription receivables	Additional paid-in capital	Retained earnings	Exchange reserve	Total	Non- controlling interest	Total shareholders’ equity
	Number of shares*	Amount
		US$	US$	US$	US$	US$	US$	US$	US$
Balance November 1, 2023	18,020,000	1,802	(49,802)	122,322	81,731	(61,647)	94,406	20,723	115,129
Net loss	—	—	—	—	(79,255)	—	(79,255)	(17,397)	(96,652)
Foreign currency translation adjustment	—	—	—	—	—	2,575	2,575	565	3,140
Balance, October 31, 2024	18,020,000	1,802	(49,802)	122,322	2,476	(59,072)	17,726	3,891	21,617
Net income	—	—	—	—	740,702	—	740,702	105,493	846,195
Foreign currency translation adjustment	—	—	—	—	—	28,188	28,188	—	28,188
Capital contribution from a shareholder	—	—	—	749,176	—	—	749,176	—	749,176
Acquisition of non-controlling interest	—	—	—	109,384	—	—	109,384	(109,384)	—
Balance, October 31, 2025	18,020,000	1,802	(49,802)	980,882	743,178	(30,884)	1,645,176	—	1,645,176

____________

*        Retroactively restated for effect of share recapitalization, shares surrender and redesignate (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

BEHNEH LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars)

	For the year ended October 31,
	2025	2024
	US$	US$
Cash flows from operating activities
Net income (loss)	846,195	(96,652)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	752	93
Reversal of allowance of credit losses	(47,554)	(57,979)
Deferred income tax	7,653	8,569
Changes in operating assets and liabilities:
Accounts receivable – related parties	(319,578)	—
Receivables from payment processors, net	347,499	(307,441)
Prepayment and other receivables	(20,140)	2,228
Interest receivables from loans to related parties	—	(44,442)
Other receivables – related parties	—	(1,122)
Amount due from (to) a director	(397,390)	16,629
Amount due from a related party	(11,137)	—
Accounts payable	151,424	63,823
Accrued expenses	(182,358)	(70,726)
Contract liabilities	—	(231)
Income tax payable	9,797	12,619
Net cash provided by (used in) operating activities	385,163	(474,632)

Cash flows from investing activities
Purchase of property and equipment	—	(825)
Loans to related parties	(267,564)	(284,013)
Repayment of loans to related parties	—	297,456
Proceeds from sales (purchase) of digital intangible asset	150,236	(150,297)
Cash used in investing activities	(117,328)	(137,679)

Cash flows from financing activities
Repayment of borrowings	(743,174)	(472,650)
Capital contribution from a shareholder	617,864	—
Cash used in financing activities	(125,310)	(472,650)

Net change in cash and cash equivalents	142,525	(1,084,961)

Cash and cash equivalents at the beginning of the year	651,846	1,736,518
Effect of exchange rate changes on cash and cash equivalents	26,433	289
Cash and cash equivalents at the end of the year	820,804	651,846

Supplemental cash flow information:
Cash received for interest income	59,955	4,495
Cash paid for tax	4,501	—
Cash paid for interest expenses	—	—

The accompanying notes are an integral part of these consolidated financial statements.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Behneh Limited (the “Company”) is a limited liability company established under the laws of the Cayman Island on April 10, 2026. It is a holding company with no business operation.

Behneh International Limited (“Behneh International”) is a wholly owned subsidiary of the Company and was a limited liability company incorporated in the British Virgin Islands (“BVI”) on September 5, 2025. It is an investment holding company with no business operation.

Remsea Pte. Ltd. (“Remsea”) is a wholly owned subsidiary of Behneh International and was a limited liability company incorporated and domiciled in Singapore on September 11, 2017. Remsea is principally involved in operating as a licensed Major Payment Institution (“MPI”) under the Monetary Authority of Singapore (“MAS”) to provide scalable cross-border payment services.

Behneh Limited and its subsidiaries (together as the “Group”) primarily involve in operating as a licensed MPI under the MAS to provide scalable cross-border payment services in Singapore.

Reorganization and corporate history

Prior to the reorganization (the “Group Reorganization”), Remsea, the operating subsidiary of the Company, was controlled by Mr. Joseph Christopher Koh Boon Kiok (“Mr. Joseph Koh”). The authorized share capital of Remsea was 1,000 ordinary shares, of which 629 ordinary shares were held by Mr. Joseph Koh, 257 ordinary shares were held by Mr. Koh Beng Kiok Anthony and 114 ordinary shares were held by G86 Services Pte Limited which is wholly owned by Ms. Tan Hwa Li Gracia.

Pursuant to the Group Reorganization to rationalize the structure of the Company and its subsidiaries in preparation for the listing of the shares, the Company becomes the holding company of Remsea via Behneh International. To prepare for this offering, the Company underwent the reorganization with the following steps:-

Step 1: Incorporation of Behneh International Limited

On September 5, 2025, Behneh International Limited was incorporated under the laws of the BVI and wholly owned by Mr. Joseph Koh. On October 23, 2025, redistribution of equity occurred via share transfers. Consequently, the shareholding is comprised of Mr. Joseph Koh, who retains 629 shares, Mr. Koh Beng Kiok Anthony, who holds 257 shares, and G86 Services Pte Ltd., which holds the remaining 114 shares.

Step 2: Incorporation of Behneh Limited

On April 10, 2026, Behneh Limited was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with the intention to become the issuer of this offering. The authorized share capital of Behneh Limited was US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 par value each. Upon incorporation, Quality Corporate Services Ltd. being the initial subscriber of Behneh Limited, held 1 ordinary share in issue and outstanding which was then transferred to Mr. Joseph Koh on April 10, 2026.

On April 10, 2026, the sole director of Behneh Limited, Mr. Joseph Koh, passed a director resolution to issue and allot an aggregate 499,999,999 ordinary shares to the sole shareholder. Accordingly, Mr. Joseph Koh holds 500,000,000 ordinary shares of the Company.

Step 3: Incorporation of Kepha Capital Limited

On April 17, 2026, Kepha Capital Limited was incorporated under the laws of the BVI and wholly owned by Mr. Koh Beng Kiok Anthony.

Step 4: Incorporation of Kohschild Limited

On April 17, 2026, Kohschild Limited was incorporated under the laws of the BVI and wholly owned by Mr. Joseph Koh.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Step 5: Incorporation of G86 Services Limited

On April 17, 2026, G86 Services Limited was incorporated under the laws of the BVI and wholly owned by Ms. Tan Hwa Li Gracia.

Step 6: Share Transfer from Remsea to Behneh International Limited

On April 21, 2026, the initial shareholding of Remsea previously held by Mr. Koh Beng Kiok Anthony who holds 257 shares, Mr. Joseph Koh who holds 629 shares, and G86 Services Pte. Ltd. who hold 114 shares were transferred to Behneh International Limited for a consideration of S$1 from each shareholder.

Step 7: Incorporation of Abundance Enterprise Limited

On April 28, 2026, Abundance Enterprise Limited was incorporated under the laws of the BVI and wholly owned by Mr. Wong Aloysius.

Step 8: Shares allotment

On May 7, 2026, the Company underwent a structural reorganization. Initially, Mr. Joseph Koh held 500,000,000 ordinary shares. In connection with the reorganization, Mr. Joeseph Koh surrendered 480,000,000 shares to the Company for cancellation for no consideration, leaving 20,000,000 shares outstanding. Following this surrender and cancellation, the Company’s share capital was re-designated into a dual-class structure with US$45,000 Class A Ordinary Shares (“Class A Ordinary Shares”) divided into 450,000,000 shares each with a par value of US$0.0001, and US$5,000 Class B Ordinary Shares (“Class B Ordinary Shares”) divided into 50,000,000 shares each with a par value of US$0.0001.

The 20,000,000 ordinary shares held by Mr. Joseph Koh was redesignated into 8,240,000 Class A Ordinary Shares and 11,760,000 Class B Ordinary Shares.

Subsequently, Mr. Joseph Koh transferred 3,220,000 Class A Ordinary Shares to Kepha Capital Limited which is wholly owned by Mr. Koh Beng Kiok Anthony, 1,980,000 Class A Ordinary Shares to Abundance Enterprise Limited which is wholly owned by Mr. Wong Aloysius, 3,040,000 Class A Ordinary Shares to G86 Services Limited which is wholly owned by Tan Hwa Li Gracia and redesignated 11,760,000 Class B Ordinary Shares to Kohschild Limited which is wholly owned by Mr. Joseph Koh.

As a result of this redesignation, Kohschild Limited retained a controlling interest through its ownership of all issued Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per share, whereas holders of Class B Ordinary Shares are entitled to twenty votes per share, providing Kohschild Limited with significantly enhanced voting control over shareholder decisions, representing approximately 96.6% of the total voting rights.

Step 9: Share Transfer from Behneh International Limited to the Company

On May 7, 2026, Mr. Joseph Koh transferred 629 shares for a consideration of US$629, Mr. Koh Beng Kiok Anthony transferred 257 shares for a consideration of US$257, and G86 Services Pte Ltd. transferred 114 shares for a consideration of US$114 of Behneh International Limited to the Company. Following these transfers, Behneh International Limited became a wholly owned subsidiary of the Company, thereby establishing the vertical holding structure between the listing vehicle and the Behneh International intermediary.

The Company and its subsidiaries (collectively referred to as the “Group”), is effectively controlled by same group of shareholders before and after the Group Reorganization, and therefore the Group Reorganization is considered as a reorganization of entities under common control. The consolidation of the Company and its subsidiaries have been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The consolidated statements of operations and comprehensive income (loss), consolidated statements of shareholders’ equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the two-year period ended October 31, 2025, or since the respective dates of incorporation/establishment of the relevant entity. The consolidated balance sheets as of October 31, 2025 and 2024 present the assets and liabilities of the companies now comprising the Company and its subsidiaries which had been incorporated/established as at the relevant date of financial position as if the current group structure had been in existence at those dates.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

On July 24, 2026, the Company’s board of directors and shareholders approved the reclassification and redesignation of each issued and unissued Class A Ordinary Share and Class B Ordinary Share into one Ordinary Share of US$0.0001 each (the “Ordinary Shares”), with all Ordinary Shares ranking pari passu in all respects on a one-for-one basis. After the completion of the above transaction, Kohschild Limited retained a controlling interest through its 58.8% ownership of the Group.

The Group believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Information about subsidiaries

The following presents our consolidated subsidiaries as of October 31, 2025 and 2024, all of which are wholly owned either directly or indirectly by the Company after Group Reorganization:

Subsidiaries	Date of incorporation	Place of incorporation/ operations	Percentage of direct/indirect economic ownership		Principal activities
			2025	2024
Direct:
Behneh International Limited	September 5, 2025	BVI	100%	100%	Investment holding

Indirect:
Remsea Pte. Ltd.	September 11, 2017	Singapore	100%	100%	Provision of cross-border money transfer services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Liquidity and Going Concern Assessment

Management evaluated whether any conditions raised substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements.

After considering the Company’s current financial position, forecasted cash flows and available financing sources, management concluded that these conditions do not raise substantial doubt about the Company’s ability to continue as a going concern.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Functional currency and foreign currency translation and transaction

The Group’s consolidated financial statements are reported using United States Dollar (“US$”) as its reporting currency. The functional currency of the Company and its subsidiary in BVI are US$ and its subsidiaries in Singapore are Singapore Dollar (“S$”), which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheets date. The resulting exchange differences are reported in the consolidated statements of operations and comprehensive income (loss).

The Group’s assets and liabilities are translated into US$ from S$ at year-end exchange rates for the Singapore subsidiary with functional currencies denominated in S$. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	As of October 31,
	2025		2024
Balance sheet items, except for equity accounts	US$	1 = S$1.30	US$	1 = S$1.32
	As of October 31,
	2025		2024
Items in consolidated statements of operations and cash flows	US$	1 = S$1.31	US$	1 = S$1.34

Segment information

ASC 280, “Segment Reporting” (“ASC 280”), establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM is the executive director, Mr. Joseph Koh. Management, including the CODM, reviews operation results by revenue, operating expenses and income from operations of different services, while revenue is the profitability measure used by the CODM in making decisions about allocating resources and assessing performances. Based on management’s assessment, the Group has determined that it has only one operating segment as defined by ASC 280, because the Group has only one team to provide services to customers. Hence, the Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group’s revenue is attributed to Singapore as all services are performed and consumed in Singapore. All assets of the Group are located in Singapore. Accordingly, no geographical segments are presented.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, impairment of digital intangible assets held, allowance for credit losses, useful life of property, plant and equipment and deferred tax assets. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Financial instruments consist primarily of cash and cash equivalents, receivables from payment processors, loans and interest receivable from related parties, amount due from (to) a director, amount due from a related party, deposits, accounts payable customer deposit and borrowings approximate the fair value of the respective assets and liabilities as of October 31, 2025 and 2024 due to their short-term maturities.

The Group determines the fair value of digital intangible assets meet the scope criteria of ASC 350-60 that are held on a recurring basis in accordance with ASC 820 Fair Value Measurement, based on quoted prices on the principal market, Level 1 inputs, based on all information that is reasonably available.

Digital intangible assets

Accounting for digital assets depends on the nature of the asset and how the asset is held. The Group accounts for digital intangible assets in the following ways:

•        Financial assets for which the Group has elected to apply the fair value option (“FVO”).    Recognized as Digital financial assets in the Group’s consolidated statements of financial position. These assets represent certain stablecoins, such as Singapore Dollar Stablecoin (“XSGD”), that are contractually redeemable for fiat currency on demand. As any changes in the fair value are reported in earnings as they occur, the derecognition of these digital assets does not necessarily give rise to a gain or loss. Gains and losses resulting from derecognition of these digital assets are presented net on the Group’s consolidated statements of operations and comprehensive income (loss).

•        Intangible assets recorded at cost less applicable impairment charge.    Recognized as digital intangible assets in the Group’s consolidated statements of financial position as these digital assets do not meet the scope criteria of ASC 350-60, primarily as they provide the holder with enforceable rights to or claims on other assets. These assets consist of stablecoins held for investment purposes and utility tokens received from a related party as settlement for outstanding loan. The Group early adopted ASC 350-60 effective for the fiscal year beginning November 1, 2023, resulting in fewer digital intangible assets recorded at cost less applicable impairment charge and a cumulative adoption impact related to the fair value adjustment of in scope digital intangible assets recorded in the Group’s consolidated statements of operations and comprehensive income (loss). The impact of this cumulative-effect adjustment upon adoption was not material. Prior to the adoption of ASC 350-60, all digital intangible assets were measured at lower of cost or impaired value.

•        Intangible assets recorded at fair value with changes in fair value recorded in net gain/(loss) on digital intangible assets within the Group’s consolidated statement of operations. These assets include digital intangible assets that meet the scope requirements of ASC 350-60 for the period following November 1,

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

2023. The Group’s holdings measured under this model primarily consist of Bitcoin (“BTC”), Ethereum (“ETH”), and Tron (“TRX”) and Tether (“USDT”) utilized for operational money transfer activities. They are recognized as digital intangible assets in the Group’s consolidated statements of financial position. Fair value is determined based on quoted prices in active markets. As all changes in the fair value are reported in earnings as they occur, the sale of these digital intangible assets does not necessarily give rise to a gain or loss.

Accounts receivable — related parties

Accounts receivable is the represented receivable for the consultancy services from related parties.

Management reviews the composition of accounts receivable and determines if an allowance for credit loss is needed. An allowance for credit loss is made when collection of the full amount is no longer probable. For the years ended October 31, 2025 and 2024, the Group has recorded provision of allowance for credit loss was US$20,199 and US$nil, respectively.

Receivables from payment processors, net

Receivables from payment processors represent amounts due from counterparties arising from the Group’s cross-border money transfer services provided to customers.

In the ordinary course of these settlement activities, the Group facilitates payments to customers on an expedited basis. Specifically, the Group disburses funds to customers in advance of receiving the corresponding settlement from the payment processors. These receivables represent the Group’s right to reimbursement from those payment processors for the funds already advanced.

The Group estimates the allowance for credit loss of receivables from payment processors based on historical collection activity, current business environment and forecasts of future macroeconomic conditions that may affect the customers’ ability of payment according to ASC 326. The receivables from payment processors were segmented into groups based on past due aging, and the Group determined expected loss rates for each group based on historical loss experience adjusted for judgments about the effects of relevant observable data including default rates, lifetime for debt recovery, current and future economic conditions. Reversal of allowance for credit loss was US$64,075 during the year ended October 31, 2025 and provision of allowance for credit loss was US$105,167 during the year ended October 31, 2024. The receivables from payment processors is required to be written off when a determination is made that it is uncollectible.

Allowance for expected credit loss

Measurement of credit losses on financial instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Deposit and prepayment

Non-current deposit placed with the Monetary Authority of Singapore (“MAS”) as a security deposit for the Group’s Major Payment Institution (“MPI”) license. The Group made this deposit upon the commencement of its MPI license. The deposit will be refunded to the Group upon the termination or expiry of the MPI license.

Current deposits mainly represented the 2 months security rental and crypto wallet account deposit, the balances are classified as current based on the terms of the respective agreements.

Prepayment represents the rental prepaid for the office premises, subscription fee for crypto wallet and others. The balance was subsequently utilized.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and cash equivalents

Cash and cash equivalents represent cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. The Group maintains the deposit in banks with high credit rating. The Group maintains bank accounts in Singapore. Management believes that the Group is not exposed to any significant credit risk on cash and cash equivalents.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Property and equipment	Estimated useful life
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, intangible asset with finite lives and operating lease right-of-use asset, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of October 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Borrowings

Borrowings from independent third parties are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. In lieu of stated interest, any performance-linked obligations arising from the profit-sharing feature are accrued and recognized in the statement of operations in the period when the underlying project earnings are generated. All borrowings were classified as short-term liabilities due to repayment on demand clauses attached to the borrowing agreements.

Accounts payable

Accounts payable primarily represent the agency fee payable.

Accruals and other payables

Accrued expenses primarily include accrued director remuneration, staff salaries and employee benefits expenses for the operation in the ordinary course of business.

Other payable primarily include the reimbursement amount to staff and funds received from customers in advance for transaction processing or service delivery.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease

Leases that transfer substantially all the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Group has no finance leases.

The Group follows ASC 842, “Leases” (“ASC 842”). Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Short-term lease expense is recorded on a straight-line basis over the lease term for the years ended October 31, 2025 and 2024. For the years ended October 31, 2025 and 2024, the Group only has short-term lease and the short-term lease expenses were US$15,773 and US$16,679, respectively.

Revenue recognition

The Group recognizes revenues from providing payment gateway platform that facilitates the collection and settlement of payments in both fiat currency and cryptocurrency, in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle underlying ASC 606 is that the Group will recognize revenue upon the transfer of promised services to customers in an amount that reflects the consideration it expects to be entitled to in exchange for those services. In the context of its cross-border money transfer operations, the Group has determined that it acts as an agent in the arrangement, as it facilitates the collection and settlement of payments without obtaining control over the underlying service. Accordingly, revenue is recognized on a net basis, representing the service fee retained by the Group rather than the gross transaction value, at the point in time when the payment services are successfully rendered. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contracts

Step 5: Recognize revenue when the Group satisfies a performance obligation

The Group provides cross-border money transfer services, which include the collection and receipt of funds from originators and the subsequent remittance to international recipients. Revenues from cross-border money transfer services consist of transaction fees and a currency exchange margin. The Group has determined that its promise to the customer represents a single performance obligation to facilitate the transfer of funds. As the Group acts as an agent in these arrangements, revenue is recognized net of the funds remitted to recipients and fees paid to counterparties. This revenue is recognized at the point in time when the transaction is successfully processed and the funds are made available to the recipient, representing the completion of the facilitation service.

The Group also provides consultancy services including advisory and regulatory support, infrastructure solutions, brand and community development advisory, technology hosting and security advisory, and financial and operational reporting. The Group generally enters into a written agreement with its customers. The scope of service, service fee

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

and payment terms are fixed in a contract, which is considered as a single performance obligation. The duration of the service period is short, usually less than one year. The revenue from consultancy services is recognized at point of time when the performance obligation is satisfied, which occurred upon completion and delivery of services to the customers.

Cost of revenue

Cost of revenue includes expenses directly related to revenue-generating transactions, primarily consisting of direct costs such as transaction service fees paid to counterparties, bank charges, commission and agency fee.

General and administrative expenses

General and administrative expenses primarily consist of operating expenses for director remuneration, staff salaries, business development expenses, consultancy fee, professional services fee, platform fee, rental expenses, bank service charges and other miscellaneous administrative expenses.

Other income

Other income mainly consists of loan interest income from related parties and bank interest income.

Bank interest income is mainly generated from savings and short-term bank deposits which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

Loan interest income from related parties is mainly generated from loans to related parties and is recognized on an accrual basis at fixed interest rate.

Realized gain or loss on sale of digital intangible assets

The Group exchanges digital intangible assets for fiat currencies at established cryptocurrency exchanges to satisfy its operation needs and investment objectives from time to time. The Group’s digital intangible assets holdings primarily consist of BTC, ETH, TRX, USDT, XSGD, and Tokenize Xchange Token (“TKX”), which may be acquired through direct purchase, receipt as payment for services, or as settlement for outstanding loans from related parties.

Realized gains or losses from the sale or exchange of digital intangible assets are recognized in the consolidated statements of operations and comprehensive income when the assets are sold or exchanged for fiat currency or other digital intangible assets. The gain or loss is calculated as the difference between the fair value of the consideration received and the carrying value of the digital intangible assets disposed of. The Group utilizes the First-In-First-Out (FIFO) method to determine the cost basis of digital intangible assets sold or disposed of.

For assets measured under the fair value model (ASC 350-60), which include BTC, ETH and TRX, the realized gain or loss represents the difference between the most recent carrying value and the final disposal price. For assets measured at cost, the gain or loss is the difference between historical cost less any impairment and the disposal price.

Employee benefits

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

i)       Defined contribution plans

The Group makes contributions to the Central Provident Fund scheme in Singapore, a defined contribution pension scheme. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ii)      Short-term compensated absences

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. A party is considered to be related to the Group if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Group. Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended October 31, 2025 and 2024, there were no dilutive shares and hence no dilutive EPS.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the consolidated financial statements. The Group adopted this ASU from November 1, 2024, which did not have a material impact on the Group’s consolidated financial statements.

In December 2023, the FASB issued ASU 2023-08 Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which establishes accounting guidance for crypto assets meeting certain criteria. The amendments require crypto assets meeting the criteria to be recognized at fair value with changes recognized in net income for each reporting period. ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption as of the beginning of the fiscal year is permitted. The Group elected to early adopt ASU 2023-08 since November 1, 2023, as the Group has not issued financial statements in historical periods.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. DISAGGREGATED REVENUE INFORMATION

The following table presented the disaggregated revenues from contracts with customers that are recognized at a point in time for the years ended October 31, 2025 and 2024:

	For the years ended
	October 31, 2025	October 31, 2024
	US$	US$
Revenue recognized at a point in time
Cross-border money transaction fee	868,447	476,783
Exchange gain on currency exchange margin	217,398	405,033
Consultancy revenue	354,078	—
	1,439,923	881,816

The Group’s revenue is attributed to Singapore as all services are preformed and consumed in Singapore.

4. DIGITAL ASSETS

The following tables provide additional detail related to the Group’s digital assets balance as of October 31, 2025 and 2024:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Digital financial assets	—	23
Digital intangible assets	315	150,528
	315	150,551

Significant Digital Asset Holdings

	As of October 31, 2025
	Quantity	Historical cost	Carrying amount
		US$	US$
ETH	not meaningful	10	9
TRX	674	194	200
USDT	106	106	106
Digital intangible assets measured at fair value		310	315
	As of October 31, 2024
	Quantity	Historical cost	Carrying amount
		US$	US$
XSGD	30	23	23
Digital financial assets		23	23

TKX	24,151	145,469	145,469
Digital intangible assets measured at cost less applicable impairment charge		145,469	145,469

USDT	5,050	5,050	5,059
Digital intangible assets measured at fair value		5,050	5,059

Total digital intangible assets		150,542	150,551

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. DIGITAL ASSETS (cont.)

Digital Assets Roll Forward

The following tables summarize the activity within our significant digital assets classes for the years ended October 31,2025 and 2024:

	Carrying value as of October 31, 2024	Purchase and receipts	Sales or disbursements	Net transferred	Impairment	Realized gain (loss), net	Unrealized gain (loss), net	Carrying value as of October 31, 2025
	US$	US$	US$	US$	US$	US$	US$	US$
XSGD	23	27,527	(27,550)	(23)	—	—	—	—
Digital financial assets	23	27,527	(27,550)	(23)	—	—	—	—

TKX	145,469	1,895	(794,114)	(792,219)	—	646,750	—	—
Digital intangible assets at cost less applicable impairment charge	145,469	1,895	(794,114)	(792,219)	—	646,750	—	—

BTC	—	86,852	(85,431)	1,421	—	(1,421)	—	—
TRX	—	377	(177)	200	—	—	—	200
ETH	—	9	—	9	—	—	—	9
USDT	5,059	56,137,197	(56,142,150)	(4,953)	—	—	—	106
Digital intangible assets at fair value	5,059	56,224,435	(56,227,758)	(3,323)	—	(1,421)	—	315
Total digital intangible assets	150,551	56,253,857	(57,049,422)	(795,565)	—	645,329	—	315
	Carrying value as of October 31, 2023	Purchase and receipts	Sales or disbursements	Net transferred	Impairment	Realized gain (loss), net	Unrealized gain (loss), net	Carrying value as of October 31, 2024
	US$	US$	US$	U$$	US$	US$	US$	US$
XSGD	—	127,437	(127,414)	23	—	—	—	23
Digital financial assets	—	127,437	(127,414)	23	—	—	—	23

TKX	—	263,494	(282,964)	(19,470)	—	165,124	(185)	145,469
Digital intangible assets at cost less applicable impairment charge	—	263,494	(282,964)	(19,470)	—	165,124	(185)	145,469

BTC	—	5,185	(6,012)	(827)	—	827	—	—
ETH	—	11,658	(12,961)	(1,303)	—	1,303	—	—
USDT	—	38,809,419	(38,804,309)	5,110	—	9	(60)	5,059
Digital intangible assets at fair value	—	38,826,262	(38,823,282)	2,980	—	2,139	(60)	5,059
Total digital intangible assets	—	39,217,193	(39,233,660)	(16,467)	—	167,263	(245)	150,551

5. RECEIVABLES FROM PAYMENT PROCESORS, NET

Receivables from payment processors, net consisted of the following:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Total receivables from payment processors	749,441	1,074,766
Less: Allowance for credit loss	(93,950)	(156,050)
Receivables from payment processors, net	655,491	918,716

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. RECEIVABLES FROM PAYMENT PROCESORS, NET (cont.)

As of the end of each financial year, the ageing analysis of receivables from payment processors, net based on the past due date is as follows:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Within 30 days	655,491	918,716

All receivables from payment processors, net of allowance for credit loss, are expected to be recovered within one year. These balances primarily arise for the reimbursement from the payment processors, where the Group functions as a payment gateway entity. In this capacity, the Group disburses funds to its major customer, a regulated gaming operator in Singapore, in advance of receiving the corresponding settlement from the payment processors. These receivables represent the Group’s right to reimbursement from those payment processors for the funds already advanced.

Management performs an assessment of the recoverability of receivables from payment processors and makes allowances for credit losses based on historical credit loss experience, adjusted for current and forward-looking information regarding macroeconomic factors that may affect the counterparties’ ability to settle the receivables.

During the years ended October 31, 2025 and 2024, (reversal) provision of allowance for credit loss on receivables from payment processors of US$(64,075) and US$105,167, respectively, was recognized and included in “General and administrative expenses” in the consolidated statements of operations and comprehensive income (loss).

6. DEPOSIT AND PREPAYMENT

Deposit paid and prepayment consisted of the following:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Deposit – non-current	76,852	75,586
Deposit – current	2,790	2,744
Prepayments	20,094	—
	99,736	78,330

Deposit — non current placed with the MAS as a security deposit for the Group’s MPI license. The Group made this deposit upon the commencement of its MPI license. The deposit will be refunded to the Group upon the termination or expiry of the MPI license.

Deposit — current mainly represented the 2 months rental deposit and crypto wallet account deposit.

Prepayment as of October 31, 2025 represents the rental prepaid for the office premises, subscription fee for crypto wallet and others. The balance was subsequently utilized.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
At cost:
Computer equipment	6,891	6,760
Less: accumulated depreciation	(6,891)	(6,008)
Net carrying amount	—	752

Depreciation for the years ended October 31, 2025 and 2024 were $752 and $93, respectively.

During the year ended October 31, 2024, the Group purchased computer equipment amounting to $825. Other than this acquisition, the Group did not have any purchases or disposal of property and equipment during the years ended October 31, 2025 and 2024.

No impairment loss is recognized for the years ended October 31, 2025 and 2024. Changes in the carrying amounts of property and equipment during the years ended October 31, 2025 and 2024, other than depreciation, primarily resulted from foreign currency translation adjustments.

As of October 31, 2025 and 2024, there were no property and equipment pledged as collateral.

8. BORROWINGS

Borrowings were analyzed as follows:

	As of October 31,
	2025	2024
	US$	US$
Borrowings – unsecured	768,841	1,512,015
Less: current portion due on demand clause	(768,841)	(1,512,015)
Non-current portion of borrowings	—	—

Borrowings as of October 31, 2025 and 2024 were as follows:

Lenders	Maturity date	Currency	Weighted average interest rate for the years ended October 31,		Balance as of October 31,
			2025	2024	2025	2024
					US$	US$
Khoo Mei Mei	On-demand	S$	0%	0%	384,261	755,858
Tay Chin Guan and Choo Wei Tiong	On-demand	S$	0%	0%	384,580	756,157

The borrowings are unsecured and non-interest bearing, which contains a 40% profit-sharing provision on the net earnings before tax of a project which was recognized as agent fee and amounted of US$91,391 and US$115,143 for the years ended October 31, 2025 and 2024, respectively, included in “Cost of revenue” in the consolidated statements of operations and comprehensive income (loss).

The principal amounts are to be repaid 14 days upon written notice by the lenders.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. ACCURALS AND OTHER PAYABLES

Accrued expenses consisted of the following:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Accrued employee benefits expenses	12,697	34,797
Accrued professional fees	—	19,275
Penalty payable (Note)	—	211,640
Accrued subscription expenses	10,724	—
Other payables	183,102	122,487
Others	—	680
Total	206,523	388,879

Note 1: Remsea is subject to AML/CFT regulations in Singapore as a holder of a payment services license, including MAS Notice PSN01 on the Prevention of Money Laundering and Countering the Financing of Terrorism — Holders of Payment Services License (Specified Payment Services) (“Notice PSN01”). Following a regulatory inspection of the AML/CFT framework and controls in November to December 2023, the MAS identified multiple contraventions of Notice PSN01 between August 2020 and August 2023 (the “Contravention”). These breaches primarily involved deficiencies in customer due diligence (such as failures to obtain residential addresses, inquire about beneficial owners, verify authority of representatives, and perform enhanced due diligence) and failures to include required originator information in cross-border wire transfer instructions and batch files. As a result, MAS offered to compound the offences and imposed a composition sum of S$280,000 (approximately US$211,640), which was subsequently accepted and payment of the composition sum was made in full.

10. INCOME TAXES EXPENSES

Cayman Islands

Under the current and applicable laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Under the current laws of the British Virgin Islands, entities incorporated in the British Virgin Islands are not subject to tax on income or capital gain.

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to the Singapore corporate income tax rate of 17.0%.

A partial tax exemption scheme is available to Singapore resident companies on the first S$200,000 of normal chargeable income. Under the scheme, 75% of the first S$10,000 of normal chargeable income and 50% of the next S$190,000 of normal chargeable income are exempt from corporate tax.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES EXPENSES (cont.)

Income tax expense consisted of the following components:

	For the year ended October 31, 2025	For the year ended October 31, 2024
	US$	US$
Singapore:
Current tax	8,007	3,635
Deferred tax	8,083	9,857
Total	16,090	13,492

The following tables provide the reconciliation of the differences between the statutory and effective tax rates for the years ended October 31, 2025 and 2024:

	For the years ended October 31,
	2025	2024
	US$	US$
Income (loss) before income taxes	862,285	(83,160)

Tax at Singapore statutory tax rate of 17%	146,588	(14,137)
Tax effect on non-assessable income	(126,441)	(6,976)
Tax effect on non-deductible expenses	13,837	40,157
Tax concession	(18,222)	(5,552)
Others	328	—
Income tax expense	16,090	13,492

The Group’s effective tax rate was as follows for the years ended October 31, 2025 and 2024 were 1.86% and (16.22%) respectively.

The significant components of the Group’s deferred tax liabilities are as follows:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Deferred tax assets:
Allowance for expected credit losses	22,908	30,561
Valuation allowance	—	—
Deferred tax assets	22,908	30,561

During the years ended October 31, 2025 and 2024, the Group generated taxable income and recorded income tax expense accordingly. The Group has no valuation allowance and uncertain tax position as of October 31, 2025 and 2024.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related parties

Name	Relationship with the Group
Mr. Joseph Koh	Shareholder and Director of the Group
AmazingTech Pte Ltd	Common shareholder till July 26, 2025
G86 Services Pte. Ltd.	Shareholder of the Group
Booung Digital Inc.	Mr. Joseph Koh is a common director
Kimdaberg Pte Ltd	Mr. Joseph Koh is a common director
Kim Dang Dang Pte Ltd	Mr. Joseph Koh is a common director
RegalRare Gem Museum Pte Ltd	Mr. Joseph Koh is a common director
Regalrare Pte. Ltd.	Mr. Joseph Koh is a common director
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	Mr. Joseph Koh is a common director
Sangnila Pte. Ltd.	Mr. Joseph Koh is a common director

Related party transactions

The following are the related party transactions for the years ended October 31, 2025 and 2024:

	For the years ended October 31,
	2025	2024
	US$	US$
General and administrative expenses
Kimdaberg Pte. Ltd.	22,828	11,980

Interest Income
AmazingTech Pte Ltd	—	2,263
Kimdaberg Pte. Ltd.	418	3,775
Kim Dang Dang Pte Ltd	—	436
RegalRare Gem Museum Pte Ltd	—	50,653
Regalrare Pte. Ltd.	102,003	—

Consultancy revenue
Booung Digital Inc	177,242	—
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	176,836	—

Director’s Remuneration
Mr. Joseph Koh	173,070	150,523

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Balances with related parties

The following are the related party balances for the years ended October 31, 2025 and 2024:

	As of
	October 31, 2025	October 31, 2024
	US$	US$
Accounts receivable – related parties (Note 1)
Booung Digital Inc.	149,790	—
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	149,790	—
	299,580	—
Less: Allowance for credit loss	(20,199)	—
Accounts receivable – related parties, net	279,381	—

Other receivable – related parties
Sangnila Pte. Ltd.	33,397	32,908

Loans to related parties
Kimdaberg Pte. Ltd. (Note 2)	—	24,872
RegalRare Gem Museum Pte Ltd (Note 3)	—	463,601
Regalrare Pte. Ltd. (Note 3)	708,098	—
Total loans to related parties	708,098	488,473
Less: Allowance for credit loss	(17,416)	(20,462)
Loans to related parties, net	690,682	468,011
Interest receivables from loans to related parties
Kimdaberg Pte. Ltd. (Note 2)	458	1,922
RegalRare Gem Museum Pte Ltd (Note 3)	—	68,590
Regalrare Pte. Ltd. (Note 3)	118,355	—
Total interest receivables from loans to related parties	118,813	70,512
Less: Allowance for credit loss	(3,189)	(3,260)
Interest receivables from loans to related parties, net	115,624	67,252

Amount due from a related party (Note 4)
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	11,137	—

Amount due from a director (Note 4)
Mr. Joesph Koh	512,073	—

Amount due to a director (Note 4)
Mr. Joseph Koh	—	16,629

Note 1: Account receivable represents the consultancy fee from Booung Digital Inc. and Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda for the provision of services including advisory & regulatory support, infrastructure solutions, brand & community development advisory, technology hosting & security advisory and financial & operational reporting. Provision of allowance for credit loss was US$20,199 and US$nil for the years ended October 31, 2025 and 2024, respectively.

Note 2: On January 20, 2024, Remsea entered into a loan agreement with Kimdaberg Pte Ltd for a principal sum of S$32,905. The borrowing carries a fixed interest rate of 10% per annum, with an interest payment of S$3,291 due one year from the date of disbursement. The principal is repayable in full as a lump sum on the Final Payment Date. The agreement allows for full or partial prepayment without penalty and is governed by the laws of the Republic of Singapore.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

As of October 31, 2025 and 2024, the outstanding principal amount were US$nil and US$24,872 and accrued interest receivable were US$458 and US$1,922 respectively. Provision of allowance for credit loss was US$280 and US$678 for the years ended October 31, 2025 and 2024, respectively.

Note 3: During the years ended October 31, 2025 and 2024, Remsea entered into loan agreements with RegalRare Gem Museum Pte Ltd for operating cash-flow purposes. These loans carry a fixed interest rate of 15% per annum, with interest payments due annually. The loans have an initial term of 12 months, but include a provision for automatic 12-month renewals with a step-up interest rate of 1% per annum should repayment not occur by the maturity date. This obligation is further supported by a personal guarantee from Mr. Wee Hian Ghi, Executive Director of RegalRare Gem Museum Pte Ltd, granting the company recourse to the guarantor’s assets in the event of default. On August 31, 2025, a loan and liability assumption agreement was signed between RegalRare Pte. Ltd (the “Assuming Party”), RegalRare Gem Museum Pte. Ltd. (the “Original Debtor”) and Remsea. Assuming Party has agreed to assume and undertake all liabilities of the Original Debtor due to Remsea. Remsea acknowledged and accepted the assumption of the liabilities by the Assuming Party and agreed to look solely to the Assuming Party for repayment, performance, and discharge of the liabilities. As of October 31, 2025 and 2024, the outstanding principal amount were US$708,098 and US$463,601 and accrued interest receivable were US$118,355 and US$70,512, respectively. Provision of allowance for credit loss was US$20,325 and US$19,784 for the years ended October 31, 2025 and 2024, respectively.

Note 4: These balances are non-secured, interest-free and due on demand. Amount due from a director represents the net amount of accrued director’s remuneration and amount payable by the director for the transfer of certain assets at carrying amount of US$401,970 during the year ended October 31, 2025 and 2024. The amount due from a director was fully settled as of report date.

12. SHAREHOLDERS’ EQUITY

Ordinary shares and subscription receivables

As of October 31, 2025 and 2024, the amounts of ordinary shares were US$1,802 and US$1,802, respectively.

As of October 31, 2025 and 2024, the amounts of subscription receivables were US$49,802 and US$49,802, respectively.

The Company was incorporated under the laws of the Cayman Islands on April 10, 2026, as a limited liability company. In connection with the incorporation, on the same date of its incorporation, Mr. Joseph Koh being the initial subscriber of the Company’s issued 500,000,000 ordinary share at a par value of USD0.0001 each.

On May 7, 2026, the Company underwent a structural reorganization. Initially, Mr. Joseph Koh held 500,000,000 ordinary shares. In connection with the reorganization, Mr. Joeseph Koh surrendered 480,000,000 shares to the Company for cancellation for no consideration, leaving 20,000,000 shares outstanding. Following this surrender and cancellation, the Company’s share capital was re-designated into a dual-class structure with US$45,000 Class A Ordinary Shares (“Class A Ordinary Shares”) divided into 450,000,000 shares each with a par value of US$0.0001, and US$5,000 Class B Ordinary Shares (“Class B Ordinary Shares”) divided into 50,000,000 shares each with a par value of US$0.0001.

The 20,000,000 ordinary shares held by Mr. Joseph Koh was redesignated into 8,240,000 Class A Ordinary Shares and 11,760,000 Class B Ordinary Shares.

Subsequently, Mr. Joseph Koh transferred 3,220,000 Class A Ordinary Shares to Kepha Capital Limited which is wholly owned by Mr. Koh Beng Kiok Anthony, 1,980,000 Class A Ordinary Shares to Abundance Enterprise Limited which is wholly owned by Mr. Wong Aloysius 3,040,000 Class A Ordinary Shares to G86 Services Limited which is wholly owned by Tan Hwa Li Gracia and redesignated 11,760,000 Class B Ordinary Shares to Kohschild Limited which is wholly owned by Mr. Joseph Koh.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. SHAREHOLDERS’ EQUITY (cont.)

As a result of this redesignation, Kohschild Limited retained a controlling interest through its ownership of all issued Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per share, whereas holders of Class B Ordinary Shares are entitled to twenty votes per share, providing Kohschild Limited with significantly enhanced voting control over shareholder decisions, representing approximately 96.6% of the total voting rights.

On July 24, 2026, the Company’s board of directors and shareholders approved the reclassification and redesignation of each issued and unissued Class A Ordinary Share and Class B Ordinary Share into one Ordinary Share of US$0.0001 each (the “Ordinary Shares”), with all Ordinary Shares ranking pari passu in all respects on a one-for-one basis. After the completion of the above transaction, Kohschild Limited retained a controlling interest through its 58.8% ownership of the Group.

The Group believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

13. COMMITMENTS AND CONTINGENCIES

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, operating results or cash flows.

The Group had no material commitments, contingent liabilities, or guarantees as of October 31, 2025 and 2024 and for the years ended October 31, 2025 and 2024, respectively. The Group has short-term rental commitments as of October 31, 2025 and 2024 are US$6,221 and US$6,937, respectively.

14. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances, accounts receivable from related parties, loans and interest receivable from related parties, amount due from director, amount due from a related party and receivables from payment processors, net.

The Group maintains its cash balances with banks in the Republic of Singapore. Should any bank holding cash become insolvent, or if the Group is otherwise unable to withdraw funds, the Group would lose the cash with that bank; however, the Group has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In Singapore, a depositor has up to S$100,000 insured by Singapore Deposit Insurance Corporation (“SDIC”).

For the credit risk related to receivables from payment processors, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group has designed its credit policies with an objective to minimize its exposure to credit risk. The Group’s receivables from payment processors is short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining an allowance for credit loss primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. RISKS AND UNCERTAINTIES (cont.)

Group has adopted the loss rate methodology to estimate historical losses on receivables from payment processors. The Group has adopted the aging methodology to estimate the credit losses on receivables from payment processors. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the allowance for credit loss. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the directors of the Group. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank balances. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates are not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise. The Group has no significant interest rate risk.

Foreign currency risk

The majority of our cash flows, financial assets and liabilities are denominated in S$, which is the functional currency of the operating subsidiary. The Group is exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. The Group does not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe the current exposure to currency risk to be significant.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

For the years ended October 31, 2025 and 2024, all of the Group’s assets were located in Singapore and all of the Group’s revenue were derived from its subsidiary located in Singapore. The Group has a concentration of its revenue and accounts receivable with specific customers and cost of services and accounts payable with specific suppliers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

BEHNEH LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. RISKS AND UNCERTAINTIES (cont.)

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the year end October 31, 2025		For the year end October 31, 2024
	US$	%	US$	%
Customer A	822,061	57.09	458,430	50.86
Customer B	*	*	136,968	15.20
Customer C	177,242	12.31	*	*
Customer D	176,837	12.28	*	*
Customer E	149,773	10.40	*	*
	1,325,913	92.08	595,398	60.06

____________

*        Less than 10% of total revenue.

Details of the accounts receivable accounting for 10% or more of total accounts receivable are as follows:

	As of
	October 31, 2025		October 31, 2024
	US$	%	US$	%
Customer C	149,790	50.00	*	*
Customer D	149,790	50.00	*	*
	299,580	100.00	*	*

Details of the counterparties accounting for 10% or more of total cost of services (excluding bank charges) are as follows:

	For the year ended October 31, 2025		For the year ended October 31, 2024
	US$	%	US$	%
Supplier A	489,925	69.77	220,557	39.30
Supplier B	*	*	139,531	24.86
Supplier C	81,107	11.55	57,570	10.06
Supplier D	*	*	57,570	10.06
	571,032	81.32	475,229	84.68

____________

*        Less than 10% of total cost of services (excluding bank charges).

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of
	October 31, 2025		October 31, 2024
	US$	%	US$	%
Supplier B	71,533	21.71	51,072	28.68
Supplier C	136,536	41.44	124,072	69.69
	208,069	63.15	175,144	98.37

15. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after October 31, 2025 up through May 29, 2026, which is the date these consolidated financial statements were available to be issued. Other than the events disclosed elsewhere in the consolidated financial statements, no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

BEHNEH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
ASSETS
Current assets
Digital intangible assets	4,381	315
Loan to a related party	—	690,682
Interest receivables from loans to related parties	178	115,624
Accounts receivable – related parties	265,015	279,381
Receivables from payment processors, net	159,361	655,491
Other receivable – a related party	—	33,397
Deposits and prepayments – third parties	18,660	22,884
Prepayment – a related party	235,516	—
Amount due from a director	70,862	512,073
Amount due from a related party	3,995	11,137
Cash and cash equivalents	1,985,842	820,804
Total current assets	2,743,810	3,141,788

Non-current assets
Deferred tax assets	5,264	22,908
Deposit – non-current	78,505	76,852
Deferred offering costs	189,941	—
Total non-current assets	273,710	99,760
TOTAL ASSETS	3,017,520	3,241,548

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Borrowings	785,379	768,841
Accounts payable	360,077	329,468
Accruals and other payables	189,323	206,523
Income tax liabilities	297,811	291,540
Total current liabilities	1,632,590	1,596,372
TOTAL LIABILITIES	1,632,590	1,596,372

Commitments and contingencies (Note 12)

SHAREHOLDERS’ EQUITY
Ordinary Shares, US$0.0001 par value per share, 500,000,000 shares authorized, 18,020,000 shares and 18,020,000 shares issued and outstanding as of April 30, 2026 and October 31, 2025*	1,802	1,802
Subscription receivables	(49,802)	(49,802)
Additional paid-in capital	980,882	980,882
Retained earnings	449,495	743,178
Exchange reserve	2,553	(30,884)
Total shareholders’ equity	1,384,930	1,645,176
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,017,520	3,241,548

____________

*        Retroactively restated for effect of share recapitalization and re-designation (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BEHNEH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended April 30,
	2026	2025
	US$	US$
	(Unaudited)	(Unaudited)
Revenue – third parties	494,382	430,197
Revenue – related parties	10,511	—
Cost of revenue	(252,467)	(270,956)
GROSS PROFIT	252,426	159,241

OPERATING EXPENSES
General and administrative expenses – third parties	531,015	89,640
General and administrative expenses – related parties	12,176	11,177
Total operating expenses	543,191	100,817

(LOSS) PROFIT FROM OPERATIONS	(290,765)	58,424

OTHER INCOME, NET
Bank interest income	2,108	1,568
Loan to a related party interest income	38,357	14,108
Exchange gain (loss), net	9,535	(65,178)
Sundry income	862	7,864
Realized gain on digital intangible assets	2,697	621,298
Total other income, net	53,559	579,660

Finance costs	(38,459)	—

(LOSS) INCOME BEFORE INCOME TAX	(275,665)	638,084
Income tax expense	(18,018)	(30,128)
NET (LOSS) INCOME	(293,683)	607,956

Net (loss) income attributable to:
Ordinary shareholders of the Company	(293,683)	498,524
Non-controlling interest	—	109,432
	(293,683)	607,956

NET (LOSS) INCOME	(293,683)	607,956

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	33,437	34,218
TOTAL COMPREHENSIVE (LOSS) INCOME	(260,246)	642,174

Other comprehensive income attributable to:
Ordinary shareholders of the Company	33,437	31,096
Non-controlling interest	—	3,122
	33,437	34,218

Net (loss) income per share attributable to ordinary shareholders
Ordinary Shares – Basic and diluted*	(0.016)	0.028

Weighted average number of ordinary shares outstanding
Ordinary Shares – Basic and diluted*	18,020,000	18,020,000

____________

*        Retroactively restated for effect of share recapitalization and re-designation (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BEHNEH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF
SHAREHOLDERS’ EQUITY
(Amounts in U.S. dollar, except for number of shares)

	Ordinary Shares		Subscription receivables	Additional paid-in capital	Retained earnings	Exchange reserve	Total	Non- controlling interest	Total shareholders’ equity
	Number of shares*	Amount
		US$	US$	US$	US$	US$	US$	US$	US$
Balance, November 1, 2025	18,020,000	1,802	(49,802)	980,882	743,178	(30,884)	1,645,176	—	1,645,176
Net loss	—	—	—	—	(293,683)	—	(293,683)	—	(293,683)
Foreign currency translation adjustment	—	—	—	—	—	33,437	33,437	—	33,437
Balance, April 30, 2026 (Unaudited)	18,020,000	1,802	(49,802)	980,882	449,495	2,553	1,384,930	—	1,384,930
	Ordinary Shares		Subscription receivables	Additional paid-in capital	Retained earnings	Exchange reserve	Total	Non- controlling interest	Total shareholders’ equity
	Number of shares*	Amount
		US$	US$	US$	US$	US$	US$	US$	US$
Balance November 1, 2024	18,020,000	1,802	(49,802)	122,322	2,476	(59,072)	17,726	3,891	21,617
Net loss	—	—	—	—	498,524	—	498,524	109,432	607,956
Foreign currency translation adjustment	—	—	—	—	—	31,096	31,096	3,122	34,218
Capital contribution from a shareholder	—	—	—	749,176	—	—	749,176	—	749,176
Balance, April 30, 2025 (Unaudited)	18,020,000	1,802	(49,802)	871,498	501,000	(27,976)	1,296,522	116,445	1,412,967

____________

*        Retroactively restated for effect of share recapitalization and re-designation (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BEHNEH LIMITED
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars)

	For the six months ended April 30,
	2026	2025
	US$	US$
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net (loss) income	(293,683)	607,956
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	—	752
Reversal of allowance of credit losses	(105,985)	(177,224)
Deferred income tax	17,644	18,313
Changes in operating assets and liabilities:
Accounts receivable – related parties	15,829	—
Receivables from payment processors, net	580,021	643,874
Deposits and prepayments	(231,292)	(21,349)
Interest receivable from loan to a related party	118,404	—
Other receivable – a related party	33,397	—
Amount due from (to) a director	441,211	(615,513)
Amount due from a related party	7,142	—
Accounts payable	30,609	64,682
Accrued expenses and other payables	(17,200)	178,639
Income tax payable	6,271	16,046
Net cash provided by operating activities	602,368	716,176

Cash flows from investing activities
Loan to a related party	—	(192,314)
Repayment of loan to a related party	708,355	—
(Purchase) proceeds from sales of digital intangible asset	(4,066)	47,493
Cash provided by (used in) investing activities	704,289	(144,821)

Cash flows from financing activities
Payment of offering costs	(189,941)	—
Capital contribution from a shareholder	—	617,864
Cash (used in) provided by financing activities	(189,941)	617,864

Net change in cash and cash equivalents	1,116,716	1,189,219

Cash and cash equivalents at the beginning of the period	820,804	651,846
Effect of exchange rate changes on cash and cash equivalents	48,322	53,218
Cash and cash equivalents at the end of the period	1,985,842	1,894,283

Supplemental cash flow information:
Cash received for interest income	2,108	59,955
Cash paid for tax	—	4,501
Cash paid for interest expenses	—	—

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

Behneh Limited (the “Company”) is a limited liability company established under the laws of the Cayman Island on April 10, 2026. It is a holding company with no business operation.

Behneh International Limited (“Behneh International”) is a wholly owned subsidiary of the Company and was a limited liability company incorporated in the British Virgin Islands (“BVI”) on September 5, 2025. It is an investment holding company with no business operation.

Behneh (Singapore) Pte. Ltd. (“Behneh (Singapore)”) (formerly known as Remsea Pte. Ltd.) is a wholly owned subsidiary of Behneh International and was a limited liability company incorporated and domiciled in Singapore on September 11, 2017. Behneh (Singapore) is principally involved in operating as a licensed Major Payment Institution (“MPI”) under the Monetary Authority of Singapore (“MAS”) to provide scalable cross-border payment services. On July 8, 2026, the board of directors of Behneh (Singapore) approved to change the company name from Remsea Pte. Ltd. to Behneh (Singapore) Pte. Ltd.

Behneh Limited and its subsidiaries (together as the “Group”) primarily involve in operating as a licensed MPI under the MAS to provide scalable cross-border payment services in Singapore.

Reorganization and corporate history

Prior to the reorganization (the “Group Reorganization”), Behneh (Singapore), the operating subsidiary of the Company, was controlled by Mr. Joseph Christopher Koh Boon Kiok (“Mr. Joseph Koh”). The authorized share capital of Behneh (Singapore) was 1,000 ordinary shares, of which 629 ordinary shares were held by Mr. Joseph Koh, 257 ordinary shares were held by Mr. Koh Beng Kiok Anthony and 114 ordinary shares were held by G86 Services Pte Limited which is wholly owned by Ms. Tan Hwa Li Gracia.

Pursuant to the Group Reorganization to rationalize the structure of the Company and its subsidiaries in preparation for the listing of the shares, the Company becomes the holding company of Behneh (Singapore) via Behneh International. To prepare for this offering, the Company underwent the reorganization with the following steps:-

Step 1: Incorporation of Behneh International Limited

On September 5, 2025, Behneh International Limited was incorporated under the laws of the BVI and wholly owned by Mr. Joseph Koh. On October 23, 2025, redistribution of equity occurred via share transfers. Consequently, the shareholding is comprised of Mr. Joseph Koh, who retains 629 shares, Mr. Koh Beng Kiok Anthony, who holds 257 shares, and G86 Services Pte Ltd., which holds the remaining 114 shares.

Step 2: Incorporation of Behneh Limited

On April 10, 2026, Behneh Limited was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with the intention to become the issuer of this offering. The authorized share capital of Behneh Limited was US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 par value each. Upon incorporation, Quality Corporate Services Ltd. being the initial subscriber of Behneh Limited, held 1 ordinary share in issue and outstanding which was then transferred to Mr. Joseph Koh on April 10, 2026.

On April 10, 2026, the sole director of Behneh Limited, Mr. Joseph Koh, passed a director resolution to issue and allot an aggregate 499,999,999 ordinary shares to the sole shareholder. Accordingly, Mr. Joseph Koh holds 500,000,000 ordinary shares of the Company.

Step 3: Incorporation of Kepha Capital Limited

On April 17, 2026, Kepha Capital Limited was incorporated under the laws of the BVI and wholly owned by Mr. Koh Beng Kiok Anthony.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Step 4: Incorporation of Kohschild Limited

On April 17, 2026, Kohschild Limited was incorporated under the laws of the BVI and wholly owned by Mr. Joseph Koh.

Step 5: Incorporation of G86 Services Limited

On April 17, 2026, G86 Services Limited was incorporated under the laws of the BVI and wholly owned by Ms. Tan Hwa Li Gracia.

Step 6: Share Transfer from Behneh (Singapore) to Behneh International Limited

On April 21, 2026, the initial shareholding of Behneh (Singapore) previously held by Mr. Koh Beng Kiok Anthony who holds 257 shares, Mr. Joseph Koh who holds 629 shares, and G86 Services Pte. Ltd. who hold 114 shares were transferred to Behneh International Limited for a consideration of S$1 from each shareholder.

Step 7: Incorporation of Abundance Enterprise Limited

On April 28, 2026, Abundance Enterprise Limited was incorporated under the laws of the BVI and wholly owned by Mr. Wong Aloysius.

Step 8: Shares allotment

On May 7, 2026, the Company underwent a structural reorganization. Initially, Mr. Joseph Koh held 500,000,000 ordinary shares. In connection with the reorganization, Mr. Joeseph Koh surrendered 480,000,000 shares to the Company for cancellation for no consideration, leaving 20,000,000 shares outstanding. Following this surrender and cancellation, the Company’s share capital was re-designated into a dual-class structure with US$45,000 Class A Ordinary Shares (“Class A Ordinary Shares”) divided into 450,000,000 shares each with a par value of US$0.0001, and US$5,000 Class B Ordinary Shares (“Class B Ordinary Shares”) divided into 50,000,000 shares each with a par value of US$0.0001.

The 20,000,000 ordinary shares held by Mr. Joseph Koh was redesignated into 8,240,000 Class A Ordinary Shares and 11,760,000 Class B Ordinary Shares.

Subsequently, Mr. Joseph Koh transferred 3,220,000 Class A Ordinary Shares to Kepha Capital Limited which is wholly owned by Mr. Koh Beng Kiok Anthony, 1,980,000 Class A Ordinary Shares to Abundance Enterprise Limited which is wholly owned by Mr. Wong Aloysius, 3,040,000 Class A Ordinary Shares to G86 Services Limited which is wholly owned by Tan Hwa Li Gracia and redesignated 11,760,000 Class B Ordinary Shares to Kohschild Limited which is wholly owned by Mr. Joseph Koh.

As a result of this redesignation, Kohschild Limited retained a controlling interest through its ownership of all issued Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per share, whereas holders of Class B Ordinary Shares are entitled to twenty votes per share, providing Kohschild Limited with significantly enhanced voting control over shareholder decisions, representing approximately 96.6% of the total voting rights.

Step 9: Share Transfer from Behneh International Limited to the Company

On May 7, 2026, Mr. Joseph Koh transferred 629 shares for a consideration of US$629, Mr. Koh Beng Kiok Anthony transferred 257 shares for a consideration of US$257, and G86 Services Pte Ltd. transferred 114 shares for a consideration of US$114 of Behneh International Limited to the Company. Following these transfers, Behneh International Limited became a wholly owned subsidiary of the Company, thereby establishing the vertical holding structure between the listing vehicle and the Behneh International intermediary.

The Company and its subsidiaries (collectively referred to as the “Group”), is effectively controlled by same group of shareholders before and after the Group Reorganization, and therefore the Group Reorganization is considered as a reorganization of entities under common control. The consolidation of the Company and its subsidiaries have been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

time of common control combination. The unaudited interim condensed consolidated statements of operations and comprehensive (loss) income, unaudited interim condensed consolidated statements of shareholders’ equity and unaudited interim condensed consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the six months ended April 30, 2026 and 2025, or since the respective dates of incorporation/establishment of the relevant entity. The unaudited interim condensed consolidated balance sheets as of April 30, 2026 and October 31, 2025 present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant date of financial position as if the current group structure had been in existence at those dates.

On July 24, 2026, the Company’s board of directors and shareholders approved the reclassification and redesignation of each issued and unissued Class A Ordinary Share and Class B Ordinary Share into one Ordinary Share of US$0.0001 each (the “Ordinary Shares”), with all Ordinary Shares ranking pari passu in all respects on a one-for-one basis. After the completion of the above transaction, Kohschild Limited retained a controlling interest through its 58.8% ownership of the Group.

The Group believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Information about subsidiaries

The following presents our consolidated subsidiaries as of April 30, 2026 and October 31, 2025, all of which are wholly owned either directly or indirectly by the Company after Group Reorganization:

Subsidiaries	Date of incorporation	Place of incorporation/ operations	Percentage of direct/indirect economic ownership		Principal activities
			April 30, 2026	October 31, 2025
Direct:
Behneh International Limited	September 5, 2025	BVI	100%	100%	Investment holding

Indirect:
Behneh (Singapore) Pte. Ltd. (formerly known as Remsea Pte. Ltd.)	September 11, 2017	Singapore	100%	100%	Provision of cross-border money transfer services

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited interim condensed consolidated financial statements include the unaudited interim condensed financial statements of the Company and its subsidiaries. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors. The unaudited interim condensed financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Liquidity and Going Concern Assessment

Management evaluated whether any conditions raised substantial doubt about the Group’s ability to continue as a going concern for the twelve months following the issuance of these unaudited interim condensed financial statements.

After considering the Group’s current financial position, forecasted cash flows and available financing sources, management concluded that these conditions do not raise substantial doubt about the Group’s ability to continue as a going concern.

Functional currency and foreign currency translation and transaction

The Group’s unaudited interim condensed consolidated financial statements are reported using United States Dollar (“US$”) as its reporting currency. The functional currency of the Company and its subsidiary in BVI are US$ and its subsidiaries in Singapore are Singapore Dollar (“S$”), which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheets date. The resulting exchange differences are reported in the unaudited interim condensed consolidated statements of operations and comprehensive (loss) income.

The Group’s assets and liabilities are translated into US$ from S$ at year-end exchange rates for the Singapore subsidiary with functional currencies denominated in S$. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

As of
	April 30, 2026	October 31, 2025
Balance sheet items, except for equity accounts	US$1 = S$1.27	US$1 = S$1.30
	For the six months ended April 30,
	2026	2025
Items in unaudited interim condensed consolidated statements of operations and cash flows	US$1 = S$1.28	US$1 = S$1.34

Segment information

ASC 280, “Segment Reporting” (“ASC 280”), establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in unaudited interim condensed consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM is the executive director, Mr. Joseph Koh. Management, including the CODM, reviews operation results by revenue, operating expenses and income from operations of different services, while revenue is the profitability measure used by the CODM in making decisions about allocating resources and assessing performances. Based on management’s assessment, the Group has determined that it has only one operating segment as defined by ASC 280, because the Group has only one team to provide services to customers. Hence, the Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group’s revenue is attributed to Singapore as all services are performed and consumed in Singapore. All assets of the Group are located in Singapore. Accordingly, no geographical segments are presented.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, impairment of digital intangible assets held, allowance for credit losses and valuation of deferred tax assets. Actual results could differ from those estimates, and as such, differences could be material to the unaudited interim condensed consolidated financial statements.

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Financial instruments consist primarily of cash and cash equivalents, receivables from payment processors, accounts receivable — related parties, loan to a related party, interest receivables from loans to related parties, amount due from a director, amount due from a related party, deposits and other receivables, accounts payable, accruals and other payables and borrowings approximate the fair value of the respective assets and liabilities as of April 30, 2026 and October 31, 2025 due to their short-term maturities.

The Group determines the fair value of digital intangible assets meet the scope criteria of ASC 350-60 that are held on a recurring basis in accordance with ASC 820 Fair Value Measurement, based on quoted prices on the principal market, Level 1 inputs, based on all information that is reasonably available.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of April 30, 2026 and October 31, 2025.

Digital intangible assets

Accounting for digital assets depends on the nature of the asset and how the asset is held. The Group accounts for digital intangible assets in the following ways:

•        Financial assets for which the Group has elected to apply the fair value option (“FVO”).    Recognized as Digital financial assets in the Group’s unaudited interim condensed consolidated statements of financial position. These assets represent certain stablecoins, such as Singapore Dollar Stablecoin (“XSGD”), that

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

are contractually redeemable for fiat currency on demand. As any changes in the fair value are reported in earnings as they occur, the derecognition of these digital assets does not necessarily give rise to a gain or loss. Gains and losses resulting from derecognition of these digital assets are presented net on the Group’s unaudited interim condensed consolidated statements of operations and comprehensive income (loss).

•        Intangible assets recorded at cost less applicable impairment charge.    Recognized as digital intangible assets in the Group’s unaudited interim condensed consolidated statements of financial position as these digital assets do not meet the scope criteria of ASC 350-60, primarily as they provide the holder with enforceable rights to or claims on other assets. These assets consist of stablecoins held for investment purposes and utility tokens received from a related party as settlement for outstanding loan. The Group early adopted ASC 350-60 effective for the fiscal year beginning November 1, 2024, resulting in fewer digital intangible assets recorded at cost less applicable impairment charge and a cumulative adoption impact related to the fair value adjustment of in scope digital intangible assets recorded in the Group’s unaudited interim condensed consolidated statements of operations and comprehensive (loss) income. The impact of this cumulative-effect adjustment upon adoption was not material. Prior to the adoption of ASC 350-60, all digital intangible assets were measured at lower of cost or impaired value.

•        Intangible assets recorded at fair value with changes in fair value recorded in net gain on digital intangible assets within the Group’s unaudited interim condensed consolidated statement of operations. These assets include digital intangible assets that meet the scope requirements of ASC 350-60 for the period following November 1, 2024. The Group’s holdings measured under this model primarily consist of Bitcoin (“BTC”), Ethereum (“ETH”), and Tron (“TRX”) and Tether (“USDT”) utilized for operational money transfer activities. They are recognized as digital intangible assets in the Group’s unaudited interim condensed consolidated statements of financial position. Fair value is determined based on quoted prices in active markets. As all changes in the fair value are reported in earnings as they occur, the sale of these digital intangible assets does not necessarily give rise to a gain or loss.

Accounts receivable — related parties

Accounts receivable is the represented receivable for the consultancy services from related parties.

Management reviews the composition of accounts receivable and determines if an allowance for credit loss is needed. An allowance for credit loss is made when collection of the full amount is no longer probable. As of April 30, 2026 and October 31, 2025, the Group has recorded the allowance for credit loss of US$19,160 and US$20,199, respectively.

Receivables from payment processors, net

Receivables from payment processors represent amounts due from counterparties arising from the Group’s cross-border money transfer services provided to customers.

In the ordinary course of these settlement activities, the Group facilitates payments to customers on an expedited basis. Specifically, the Group disburses funds to customers in advance of receiving the corresponding settlement from the payment processors. These receivables represent the Group’s right to reimbursement from those payment processors for the funds already advanced.

The Group estimates the allowance for credit loss of receivables from payment processors based on historical collection activity, current business environment and forecasts of future macroeconomic conditions that may affect the customers’ ability of payment according to ASC 326. The receivables from payment processors were segmented into groups based on past due aging, and the Group determined expected loss rates for each group based on historical loss experience adjusted for judgments about the effects of relevant observable data including default rates, lifetime for debt recovery, current and future economic conditions. For the six months ended April 30, 2026 and 2025, the reversals of allowance for credit loss were US$83,891 and US$153,839 respectively. The receivables from payment processors is required to be written off when a determination is made that it is uncollectible.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Allowance for expected credit loss

Measurement of credit losses on financial instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Deferred initial public offering costs (“Deferred offering costs”)

The Group complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of underwriting and legal professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to additional paid in capital upon the completion of the Proposed Public Offering. Should the offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of April 30, 2026 and October 31, 2025, the Group has recognized US$189,941 and US$nil deferred offering cost, respectively, on the unaudited condensed interim consolidated balance sheets.

Deposits and prepayments

Non-current deposit placed with the Monetary Authority of Singapore (“MAS”) as a security deposit for the Group’s Major Payment Institution (“MPI”) license. The Group made this deposit upon the commencement of its MPI license. The deposit will be refunded to the Group upon the termination or expiry of the MPI license.

Current deposits mainly represented the 2 months security rental and crypto wallet account deposit, the balances are classified as current based on the terms of the respective agreements.

Prepayment represents the prepaid research and development costs, rental prepaid for the office premises and subscription fee for crypto wallet. The balance was subsequently utilized.

Cash and cash equivalents

Cash and cash equivalents represent cash at bank and demand deposits which have original maturities less than three months and are unrestricted as to withdrawal or use. The Group maintains the deposit in banks with high credit rating. The Group maintains bank accounts in Singapore. Management believes that the Group is not exposed to any significant credit risk on cash and cash equivalents.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Property and equipment	Estimated useful life
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations and comprehensive (loss) income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives, intangible asset with finite lives and operating lease right-of-use asset, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of April 30, 2026 and October 31, 2025, no impairment of long-lived assets was recognized.

Borrowings

Borrowings from independent third parties are initially recognized at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortized cost. In lieu of stated interest, any performance-linked obligations arising from the profit-sharing feature are accrued and recognized in the statement of operations in the period when the underlying project earnings are generated. All borrowings were classified as short-term liabilities due to repayment on demand clauses attached to the borrowing agreements.

Accounts payable

Accounts payable primarily represent the agency fee payable.

Accruals and other payables

Accrued expenses primarily include accrued director remuneration, staff salaries and employee benefits expenses for the operation in the ordinary course of business.

Other payable primarily include the reimbursement amount to staff and funds received from customers in advance for transaction processing or service delivery.

Lease

Leases that transfer substantially all the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Group has no finance leases.

The Group follows ASC 842, “Leases” (“ASC 842”). Under ASC 842, the Group determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Group uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the unaudited condensed interim consolidated balance sheets. Short-term lease expense is recorded on a straight-line basis over the lease term for the six months ended April 30, 2026 and 2025. For the six months ended April 30, 2026 and 2025, the Group only has short-term lease and the short-term lease expenses were US$7,693and US$8,136, respectively.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

The Group recognizes revenues from providing payment gateway platform that facilitates the collection and settlement of payments in both fiat currency and cryptocurrency, in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The core principle underlying ASC 606 is that the Group will recognize revenue upon the transfer of promised services to customers in an amount that reflects the consideration it expects to be entitled to in exchange for those services. In the context of its cross-border money transfer operations, the Group has determined that it acts as an agent in the arrangement, as it facilitates the collection and settlement of payments without obtaining control over the underlying service. Accordingly, revenue is recognized on a net basis, representing the service fee retained by the Group rather than the gross transaction value, at the point in time when the payment services are successfully rendered. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contracts

Step 5: Recognize revenue when the Group satisfies a performance obligation

The Group provides cross-border money transfer services, which include the collection and receipt of funds from originators and the subsequent remittance to international recipients. Revenues from cross-border money transfer services consist of transaction fees and a currency exchange margin. The Group has determined that its promise to the customer represents a single performance obligation to facilitate the transfer of funds. As the Group acts as an agent in these arrangements, revenue is recognized net of the funds remitted to recipients and fees paid to counterparties. This revenue is recognized at the point in time when the transaction is successfully processed and the funds are made available to the recipient, representing the completion of the facilitation service.

The Group also provides consultancy services including advisory and regulatory support, infrastructure solutions, brand and community development advisory, technology hosting and security advisory, and financial and operational reporting. The Group generally enters into a written agreement with its customers. The scope of service, service fee and payment terms are fixed in a contract, which is considered as a single performance obligation. The duration of the service period is short, usually less than one year. The revenue from consultancy services is recognized at point of time when the performance obligation is satisfied, which occurred upon completion and delivery of services to the customers.

Cost of revenue

Cost of revenue includes expenses directly related to revenue-generating transactions, primarily consisting of direct costs such as transaction service fees paid to counterparties, bank charges, commission and agency fee.

General and administrative expenses

General and administrative expenses primarily consist of offering costs, operating expenses for director remuneration, staff salaries, business development expenses, consultancy fee, professional services fee, platform fee, rental expenses, bank service charges and other miscellaneous administrative expenses.

Other income

Other income mainly consists of loan interest income from related parties and bank interest income.

Bank interest income is mainly generated from savings and short-term bank deposits which are less than one year, and is recognized on an accrual basis using the effective interest method. Interest income receives from banks on a monthly basis.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Loan interest income from a related party is mainly generated from loan to a related party and is recognized on an accrual basis at fixed interest rate.

Finance costs

Finance costs represent interest expense on borrowings.

Realized gain or loss on sale of digital intangible assets

The Group exchanges digital intangible assets for fiat currencies at established cryptocurrency exchanges to satisfy its operation needs and investment objectives from time to time. The Group’s digital intangible assets holdings primarily consist of BTC, ETH, TRX, USDT, XSGD, and Tokenize Xchange Token (“TKX”), which may be acquired through direct purchase, receipt as payment for services, or as settlement for outstanding loans from related parties.

Realized gains or losses from the sale or exchange of digital intangible assets are recognized in the unaudited condensed interim consolidated statements of operations and comprehensive (loss) income when the assets are sold or exchanged for fiat currency or other digital intangible assets. The gain or loss is calculated as the difference between the fair value of the consideration received and the carrying value of the digital intangible assets disposed of. The Group utilizes the First-In-First-Out (FIFO) method to determine the cost basis of digital intangible assets sold or disposed of.

For assets measured under the fair value model (ASC 350-60), which include BTC, ETH and TRX, the realized gain or loss represents the difference between the most recent carrying value and the final disposal price. For assets measured at cost, the gain or loss is the difference between historical cost less any impairment and the disposal price.

Employee benefits

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

i)       Defined contribution plans

The Group makes contributions to the Central Provident Fund scheme in Singapore, a defined contribution pension scheme. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

ii)      Short-term compensated absences

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed interim consolidated financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. A party is considered to be related to the Group if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Group. Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended April 30, 2026 and 2025, there were no dilutive shares and hence no dilutive EPS.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the unaudited interim condensed consolidated financial statements. The Group adopted this ASU from November 1, 2024, which did not have a material impact on the Group’s unaudited interim condensed consolidated financial statements.

In December 2023, the FASB issued ASU 2023-08 Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which establishes accounting guidance for crypto assets meeting certain criteria. The amendments require crypto assets meeting the criteria to be recognized at fair value with changes recognized in net income for each reporting period. ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. Early adoption as of the beginning of the fiscal year is permitted. The Group elected to early adopt ASU 2023-08 since November 1, 2024, as the Group has not issued financial statements in historical periods.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited interim condensed consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the unaudited interim condensed consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, unaudited interim condensed consolidated statements of operations and comprehensive (loss) income and unaudited interim condensed consolidated statements of cash flows.

3. DISAGGREGATED REVENUE INFORMATION

The following table presented the disaggregated revenues from contracts with customers that are recognized at a point in time for the six months ended April 30, 2026 and 2025:

	For the six months ended April 30,
	2026	2025
	US$	US$
	(Unaudited)	(Unaudited)
Revenue recognized at a point in time
Cross-border money transaction fee	322,050	375,698
Exchange gain on currency exchange margin	172,332	54,499
Consultancy revenue	10,511	—
	504,893	430,197

The Group’s revenue is attributed to Singapore as all services are preformed and consumed in Singapore.

4. DIGITAL ASSETS

The following tables provide additional detail related to the Group’s digital assets balance as of April 30, 2026 and October 31, 2025:

As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Digital intangible assets	4,381	315

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. DIGITAL ASSETS (cont.)

Significant Digital Asset Holdings

	As of April 30, 2026
	Quantity	Historical cost	Carrying amount
		US$	US$
ETH	not meaningful	32	32
TRX	80	23	26
USDT	4,323	4,323	4,323
Digital intangible assets measured at fair value		4,378	4,381
	As of October 31, 2025
	Quantity	Historical cost	Carrying amount
		US$	US$
ETH	not meaningful	10	9
TRX	674	194	200
USDT	106	106	106
Digital intangible assets measured at fair value		310	315

Digital Assets Roll Forward

The following tables summarize the activity within our significant digital assets classes for the six months ended April 30,2026 and 2025 and year ended October 31, 2025:

	Carrying value as of October 31, 2025 (Audited)	Purchase and receipts	Sales or disbursements	Net transferred	Impairment	Realized gain (loss), net	Unrealized gain (loss), net	Carrying value as of April 30, 2026 (Unaudited)
	US$	US$	US$	US$	US$	US$	US$	US$
ETH	9	—	—	—	—	—	23	32
TRX	200	100	(285)	(185)	—	—	11	26
USDT	106	64,283,641	(64,279,423)	4,218	—	2,697	(2,698)	4,323
Digital intangible assets at fair value	315	64,283,741	(64,279,708)	4,033	—	2,697	(2,664)	4,381
Total digital intangible assets	315	64,283,741	(64,279,708)	4,033	—	2,697	(2,664)	4,381
	Carrying value as of October 31, 2024 (Audited)	Purchase and receipts	Sales or disbursements	Net transferred	Impairment	Realized gain (loss), net	Unrealized gain (loss), net	Carrying value as of April 30, 2025 (Unaudited)
	US$	US$	US$	US$	US$	US$	US$	US$
XSGD	23	27,527	(27,550)	(23)	—	—	—	—
Digital financial assets	23	27,527	(27,550)	(23)	—	—	—	—

TKX	145,469	482	(748,366)	(747,884)	—	622,719	—	20,304
Digital intangible assets at cost less applicable impairment charge	145,469	482	(748,366)	(747,884)	—	622,719	—	20,304

BTC	—	86,852	(85,431)	1,421	—	(1,421)	—	—
ETH	—	9	—	9	—	—	—	9
USDT	5,059	22,013,721	(21,919,538)	94,183	—	—	—	99,242
Digital intangible assets at fair value	5,059	22,100,582	(22,004,969)	95,613	—	(1,421)	—	99,251
Total digital intangible assets	150,551	22,128,591	(22,780,885)	(652,294)	—	621,298	—	119,555

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. DIGITAL ASSETS (cont.)

	Carrying value as of October 31, 2024 (Audited)	Purchase and receipts	Sales or disbursements	Net transferred	Impairment	Realized gain (loss), net	Unrealized gain (loss), net	Carrying value as of October 31, 2025 (audited)
	US$	US$	US$	US$	US$	US$	US$	US$
XSGD	23	27,527	(27,550)	(23)	—	—	—	—
Digital financial assets	23	27,527	(27,550)	(23)	—	—	—	—

TKX	145,469	1,895	(794,114)	(792,219)	—	646,750	—	—
Digital intangible assets at cost less applicable impairment charge	145,469	1,895	(794,114)	(792,219)	—	646,750	—	—

BTC	—	86,852	(85,431)	1,421	—	(1,421)	—	—
TRX	—	377	(177)	200	—	—	—	200
ETH	—	9	—	9	—	—	—	9
USDT	5,059	56,137,197	(56,142,150)	(4,953)	—	—	—	106
Digital intangible assets at fair value	5,059	56,224,435	(56,227,758)	(3,323)	—	(1,421)	—	315
Total digital intangible assets	150,551	56,253,857	(57,049,422)	(795,565)	—	645,329	—	315

5. RECEIVABLES FROM PAYMENT PROCESORS, NET

Receivables from payment processors, net consisted of the following:

	As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Total receivables from payment processors	170,882	749,441
Less: Allowance for credit loss	(11,521)	(93,950)
Receivables from payment processors, net	159,361	655,491

As of the end of each financial period/year, the aging analysis of receivables from payment processors, net based on the past due date is as follows:

As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Within 30 days	159,361	655,491

All receivables from payment processors, net of allowance for credit loss, are expected to be recovered within one year. These balances primarily arise for the reimbursement from the payment processors, where the Group functions as a payment gateway entity. In this capacity, the Group disburses funds to its major customer, a regulated gaming operator in Singapore, in advance of receiving the corresponding settlement from the payment processors. These receivables represent the Group’s right to reimbursement from those payment processors for the funds already advanced.

Management performs an assessment of the recoverability of receivables from payment processors and makes allowances for credit losses based on historical credit loss experience, adjusted for current and forward-looking information regarding macroeconomic factors that may affect the counterparties’ ability to settle the receivables.

During the six months ended April 30, 2026 and 2025, reversal of allowance for credit loss on receivables from payment processors of US$83,891 and US$153,839, respectively, was recognized and included in “General and administrative expenses” in the unaudited interim condensed consolidated statements of operations and comprehensive (loss) income.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. DEPOSIT AND PREPAYMENT

Deposit paid and prepayment consisted of the following:

	As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Deposit – non-current – a third party	78,505	76,852
Deposit – current – third parties	2,850	2,790
Prepayments – third parties	15,810	20,094
Prepayment – a related party	235,516	—
	332,681	99,736

Deposit — non current placed with the MAS as a security deposit for the Group’s MPI license. The Group made this deposit upon the commencement of its MPI license. The deposit will be refunded to the Group upon the termination or expiry of the MPI license.

Deposit — current mainly represented the 2 months rental deposit and crypto wallet account deposit.

Prepayment as of April 30, 2026 represents the prepaid research and development costs to a related party, rental prepaid for the office premises and subscription fee for crypto wallet. The balance of subscription fee for crypto wallet was subsequently utilized.

7. BORROWINGS

Borrowings were analyzed as follows:

	As of,
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Borrowings – unsecured	785,379	768,841
Less: current portion due on demand clause	(785,379)	(768,841)
Non-current portion of borrowings	—	—

Borrowings as of April 30, 2026 and October 31, 2025 were as follows:

Lenders	Maturity date	Currency	Weighted average interest rate for the period/years ended		Balance as of October 31,
			April 30, 2026	October 31, 2025	April 30, 2026	October 31, 2025
					US$	US$
					(Unaudited)	(Audited)
Khoo Mei Mei	On-demand	S$	0%	0%	—	384,261
Tay Chin Guan and Choo Wei Tiong	December 31, 2028 (October 31, 2025: On-demand)	S$	15%	0%	785,379	384,580

The borrowings are unsecured and non-interest bearing, which contains a 40% profit-sharing provision on the net earnings before tax of a project which was recognized as agent fee and amounted of US$nil and US$20,139 for the six months ended April 30, 2026 and 2025, included in “Cost of revenue” in the unaudited interim condensed consolidated statements of operations and comprehensive (loss) income.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7. BORROWINGS (cont.)

The principal amounts are to be repaid 14 days upon written notice by the lenders.

On January 1, 2026, Behneh (Singapore) signed the deed of novation with Khoo Mei Mei, Tay Chin Guan and Choo Wei Tiong that Khoo Mei Mei agreed to transfer and Tay Chin Guan and Choo Wei Tiong agreed to accept the borrowing balance. With the effective date of the deed of novation, the deem compensation of the balance changes from 40% profit-sharing provision on the net earnings before tax of a project recognizing as agent fee to interest-bearing at 15% per annum and repayable on or before December 31, 2028. As of report date, the borrowings from Tay Chin Guan and Choo Wei Tiong were fully settled.

8. ACCURALS AND OTHER PAYABLES

Accrued expenses consisted of the following:

	As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Accrued employee benefits expenses	13,254	12,697
Accrued professional fees	46,161	—
Accrued interest expenses on borrowings	38,715	—
Accrued subscription expenses	10,161	10,724
Other payables	81,032	183,102
Total	189,323	206,523

9. INCOME TAXES EXPENSES

Cayman Islands

Under the current and applicable laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Under the current laws of the British Virgin Islands, entities incorporated in the British Virgin Islands are not subject to tax on income or capital gain.

Singapore

In accordance with the relevant tax laws and regulations of Singapore, a company registered in Singapore is subject to the Singapore corporate income tax rate of 17.0%.

A partial tax exemption scheme is available to Singapore resident companies on the first S$200,000 of normal chargeable income. Under the scheme, 75% of the first S$10,000 of normal chargeable income and 50% of the next S$190,000 of normal chargeable income are exempt from corporate tax.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. INCOME TAXES EXPENSES (cont.)

Income tax expense consisted of the following components:

	For six months ended April 30,
	2026	2025
	US$	US$
	(Unaudited)	(Unaudited)
Singapore:
Current tax	—	—
Deferred tax	18,018	30,128
Total	18,018	30,128

The following tables provide the reconciliation of the differences between the statutory and effective tax rates for the six months ended April 30, 2026 and 2025:

	For the six months ended April 30,
	2026	2025
	US$	US$
	(Unaudited)	(Unaudited)
(Loss) income before income taxes	(275,665)	638,084

Tax at Singapore statutory tax rate of 17%	(46,863)	108,474
Tax effect on non-assessable income	(2,309)	(123,664)
Tax effect on non-deductible expenses	47,660	11,838
Tax effect on tax losses not recognized	19,530	33,480
Income tax expense	18,018	30,128

The Group’s effective tax rate was as follows for the six months ended April 30, 2026 and 2025 were (6.54%) and 4.72% respectively.

The significant components of the Group’s deferred tax liabilities are as follows:

	As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Deferred tax assets:
Allowance for expected credit losses	5,264	22,908
Valuation allowance	—	—
Deferred tax assets	5,264	22,908

During the six months ended April 30, 2026 and 2025, the Group has no taxable income. The Group has no valuation allowance and uncertain tax position as of April 30, 2026 and October 31, 2025.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related parties

Name	Relationship with the Group
Mr. Joseph Koh	Shareholder and Director of the Group
AmazingTech Pte Ltd	Common shareholder till July 26, 2025
G86 Services Pte. Ltd.	Shareholder of the Group
Metaspring Media Limited	Common shareholder of the Group
Booung Digital Inc.	Mr. Joseph Koh is a common director
Kimdaberg Pte Ltd	Mr. Joseph Koh is a common director
Kim Dang Dang Pte Ltd	Mr. Joseph Koh is a common director
RegalRare Gem Museum Pte Ltd	Mr. Joseph Koh is a common director
Regalrare Pte. Ltd.	Mr. Joseph Koh is a common director
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	Mr. Joseph Koh is a common director
Sangnila Pte. Ltd.	Mr. Joseph Koh is a common director

Related party transactions

The following are the related party transactions for the six months ended April 30, 2026 and 2025:

	For the six months ended April 30,
	2026	2025
	US$	US$
	(Unaudited)	(Unaudited)
General and administrative expenses
Kimdaberg Pte. Ltd.	5,459	11,177
Booung Digital Inc	6,717	—

Interest Income
Regalrare Pte. Ltd.	38,357	14,108

Consultancy revenue
Regalrare Pte. Ltd.	10,511	—

Director’s Remuneration
Mr. Joseph Koh	116,182	98,174

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Balances with related parties

The following are the related party balances as of April 30, 2026 and October 31, 2025:

	As of
	April 30, 2026	October 31, 2025
	US$	US$
	(Unaudited)	(Audited)
Accounts receivable – related parties (Note 1)
Booung Digital Inc.	134,307	149,790
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	149,868	149,790
	284,175	299,580
Less: Allowance for credit loss	(19,160)	(20,199)
Accounts receivable – related parties, net	265,015	279,381

Other receivable – a related party
Sangnila Pte. Ltd.	—	33,397

Loan to a related party
Regalrare Pte. Ltd. (Note 2)	—	708,098
Less: Allowance for credit loss	—	(17,416)
Loan to a related party, net	—	690,682

Interest receivables from loans to related parties
Kimdaberg Pte. Ltd. (Note 2)	458	458
Regalrare Pte. Ltd. (Note 3)	—	118,355
Less: Allowance for credit loss	(280)	(3,189)
Interest receivables from loans to related parties, net	178	115,624

Amount due from a related party (Note 4)
Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda	3,995	11,137

Amount due from a director (Note 4)
Mr. Joseph Koh	70,862	512,073

Prepayment – a related party (Note 5)
Metaspring Media Limited	235,516	—

Note 1: Account receivable represents the consultancy fee from Booung Digital Inc. and Sul Grande Digital Sociedade Prestadora de Serviços de Ativo Virtuais Ltda for the provision of services including advisory & regulatory support, infrastructure solutions, brand & community development advisory, technology hosting & security advisory and financial & operational reporting. Provision of allowance for credit loss was US$19,160 and US$20,199 as of April 30, 2026 and October 31, 2025, respectively.

Note 2: On January 20, 2024, Remsea entered into a loan agreement with Kimdaberg Pte Ltd for a principal sum of S$32,905. The borrowing carries a fixed interest rate of 10% per annum, with an interest payment of S$3,291 due one year from the date of disbursement. The principal is repayable in full as a lump sum on the Final Payment Date. The agreement allows for full or partial prepayment without penalty and is governed by the laws of the Republic of Singapore. As of April 30, 2026 and October 31, 2025, the outstanding principal amount was US$nil and accrued interest receivable were US$458, respectively. Provision of allowance for credit loss was US$280 and US$280 as of April 30, 2026 and October 31, 2025, respectively. The interest receivable from a related party was fully settled as of report date.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. RELATED PARTY TRANSACTIONS AND BALANCES (cont.)

Note 3: On March 3, 2023, Behneh (Singapore) entered into loan agreements with RegalRare Gem Museum Pte Ltd for operating cash-flow purposes. These loans carry a fixed interest rate of 15% per annum, with interest payments due annually. The loans have an initial term of 12 months, but include a provision for automatic 12-month renewals with a step-up interest rate of 1% per annum should repayment not occur by the maturity date. This obligation is further supported by a personal guarantee from Mr. Wee Hian Ghi, Executive Director of RegalRare Gem Museum Pte Ltd, granting the company recourse to the guarantor’s assets in the event of default. On August 31, 2025, a loan and liability assumption agreement was signed between RegalRare Pte. Ltd (the “Assuming Party”), RegalRare Gem Museum Pte. Ltd. (the “Original Debtor”) and Behneh (Singapore). Assuming Party has agreed to assume and undertake all liabilities of the Original Debtor due to Behneh (Singapore). Behneh (Singapore) acknowledged and accepted the assumption of the liabilities by the Assuming Party and agreed to look solely to the Assuming Party for repayment, performance, and discharge of the liabilities. As of April 30, 2026 and October 31, 2025, the outstanding principal amount were US$nil and US$708,098 and accrued interest receivable were US$nil and US$118,355, respectively. Provision of allowance for credit loss was US$nil and US$20,325 as of April 30, 2026 and October 31, 2025, respectively. As of the report date, all amounts due from the Assuming Party have been fully settled.

Note 4: These balances are non-secured, interest-free and due on demand. Amount due from a director represents the net amount of accrued director’s remuneration and amount payable by the director for the transfer of certain assets at carrying amount of US$401,970 during the year ended October 31, 2025. The outstanding balance was US$70,862 and US$512,073 as of April 30, 2026 and October 31, 2025 respectively. As of the report date, all amounts due from the director have been fully settled.

Note 5: On April 15, 2026, Behneh (Singapore) entered into a master software development and intellectual property agreement with Metaspring Media Limited to design, engineer, test, document, and deliver a custom-engineered, proprietary artificial risk-intelligence engine for integration into Behneh (Singapore)’s core financial compliance and transaction infrastructure. As of the report date, no project milestones have been completed.

11. SHAREHOLDERS’ EQUITY

Ordinary shares and subscription receivables

As of April 30, 2026 and October 31, 2025, the amounts of ordinary shares were US$1,802 and US$1,802, respectively.

As of April 30, 2026 and October 31, 2025, the amounts of subscription receivables were US$49,802 and US$49,802, respectively.

The Company was incorporated under the laws of the Cayman Islands on April 10, 2026, as a limited liability company. In connection with the incorporation, on the same date of its incorporation, Mr. Joseph Koh being the initial subscriber of the Company’s issued 500,000,000 ordinary share at a par value of USD0.0001 each.

On May 7, 2026, the Company underwent a structural reorganization. Initially, Mr. Joseph Koh held 500,000,000 ordinary shares. In connection with the reorganization, Mr. Joeseph Koh surrendered 480,000,000 shares to the Company for cancellation for no consideration, leaving 20,000,000 shares outstanding. Following this surrender and cancellation, the Company’s share capital was re-designated into a dual-class structure with US$45,000 Class A Ordinary Shares divided into 450,000,000 shares each with a par value of US$0.0001, and US$5,000 Class B Ordinary Shares divided into 50,000,000 shares each with a par value of US$0.0001.

The 20,000,000 ordinary shares held by Mr. Joseph Koh was redesignated into 8,240,000 Class A Ordinary Shares and 11,760,000 Class B Ordinary Shares.

Subsequently, Mr. Joseph Koh transferred 3,220,000 Class A Ordinary Shares to Kepha Capital Limited which is wholly owned by Mr. Koh Beng Kiok Anthony, 1,980,000 Class A Ordinary Shares to Abundance Enterprise Limited which is wholly owned by Mr. Wong Aloysius 3,040,000 Class A Ordinary Shares to G86 Services Limited which is wholly owned by Tan Hwa Li Gracia and redesignated 11,760,000 Class B Ordinary Shares to Kohschild Limited which is wholly owned by Mr. Joseph Koh.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. SHAREHOLDERS’ EQUITY (cont.)

As a result of this redesignation, Kohschild Limited retained a controlling interest through its ownership of all issued Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per share, whereas holders of Class B Ordinary Shares are entitled to twenty votes per share, providing Kohschild Limited with significantly enhanced voting control over shareholder decisions, representing approximately 96.6% of the total voting rights.

On July 24, 2026, the Company’s board of directors and shareholders approved the reclassification and redesignation of each issued and unissued Class A Ordinary Share and Class B Ordinary Share into one Ordinary Share of US$0.0001 each, with all Ordinary Shares ranking pari passu in all respects on a one-for-one basis. After the completion of the above transaction, Kohschild Limited retained a controlling interest through its 58.8% ownership of the Group.

The Group believes it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

12. COMMITMENTS AND CONTINGENCIES

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, operating results or cash flows.

The Group had no material commitments, contingent liabilities, or guarantees as of April 30, 2026 and October 31, 2025 and for the six months ended April 30, 2026 and 2025, respectively. The Group has short-term rental commitments as of April 30, 2026 and October 31, 2025 are US$nil and US$6,221, respectively.

13. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and cash equivalents, deposits, accounts receivable from related parties, other receivable from a related party, interest receivables from loan to related parties, amount due from a director, amount due from a related party and receivables from payment processors, net.

The Group maintains its cash balances with banks in the Republic of Singapore. Should any bank holding cash become insolvent, or if the Group is otherwise unable to withdraw funds, the Group would lose the cash with that bank; however, the Group has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts. In Singapore, a depositor has up to S$100,000 insured by Singapore Deposit Insurance Corporation (“SDIC”).

For the credit risk related to receivables from payment processors, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group has designed its credit policies with an objective to minimize its exposure to credit risk. The Group’s receivables from payment processors is short term in nature and the associated risk is minimal. The Group conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Group periodically evaluates the creditworthiness of the existing clients in determining an allowance for credit loss primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

Group has adopted the loss rate methodology to estimate historical losses on receivables from payment processors. The Group has adopted the aging methodology to estimate the credit losses on receivables from payment processors. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the allowance for credit loss. The Group seeks to maintain strict control over its outstanding receivables. Overdue

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. RISKS AND UNCERTAINTIES (cont.)

balances are reviewed regularly by the directors of the Group. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Group’s bank balances and borrowings. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates are not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise. The Group has no significant interest rate risk.

Foreign currency risk

The majority of our cash flows, financial assets and liabilities are denominated in S$, which is the functional currency of the operating subsidiary. The Group is exposed to financial risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. The Group does not currently use derivative financial instruments to reduce our foreign exchange exposure and management does not believe the current exposure to currency risk to be significant.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Group’s business, financial condition, and results of operations.

Concentrations of risk

As of April 30, 2026 and October 31, 2025, all of the Group’s assets were located in Singapore and all of the Group’s revenue were derived from its subsidiary located in Singapore. The Group has a concentration of its revenue and accounts receivable with specific customers and cost of services and accounts payable with specific suppliers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

BEHNEH LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. RISKS AND UNCERTAINTIES (cont.)

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the six months ended April 30, 2026		For the six months ended April 30, 2025
	US$	%	US$	%
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Customer A	426,827	84.54	319,902	74.36
Customer E	61,386	12.16	61,030	14.19
	488,213	96.70	380,932	88.55

Details of the accounts receivable accounting for 10% or more of gross accounts receivable are as follows:

	As of
	April 30, 2026		October 31, 2025
	US$	%	US$	%
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Customer C	134,307	47.26	149,790	50.00
Customer D	149,868	52.74	149,790	50.00
	284,175	100.00	299,580	100.00

Details of the counterparties accounting for 10% or more of total cost of services (excluding bank charges) are as follows:

	For the six months ended April 30, 2026		For the six months ended April 30, 2025
	US$	%	US$	%
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Supplier A	103,410	41.10	62,097	23.45
Supplier B	101,138	40.20	107,421	40.56
Supplier E	*	*	34,544	13.04
	204,548	81.30	204,062	77.05

____________

*        Less than 10% of total cost of services (excluding bank charges).

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of
	April 30, 2026		October 31, 2025
	US$	%	US$	%
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Supplier C	87,686	24.35	71,533	21.71
Supplier D	203,127	56.41	136,536	41.44
	290,813	80.76	208,069	63.15

14. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after April 30, 2026 up through September 9, 2026, which is the date these unaudited interim condensed consolidated financial statements were available to be issued. Other than the events disclosed elsewhere in the unaudited interim condensed consolidated financial statements, no other subsequent event occurred that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.

BEHNEH LIMITED

_______________________________

PRELIMINARY PROSPECTUS

_______________________________

Sutter Securities, Inc.

[    ], 2026

Until and including [    ], 2026 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Cayman Islands Companies Act does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of directors and officers, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, for example, where a provision purports to provide indemnification against the consequences of committing a crime.

Our memorandum and articles of association provide that, to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by Cayman Islands law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified above on condition that the existing director or former director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director or former director (including alternate director), the secretary or the officer for those legal costs.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act pursuant to one or more exemptions, including Regulation D under the Securities Act, Section 4(a)(2) of the Securities Act for transactions not involving any public offering, or Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.]

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
			US$
Ordinary Shares* issued and allotted to Quality Corporate services Limited	April 10, 2026	1	Nil
Ordinary Shares* transferred by Quality Corporate services Limited to Mr. Joseph Koh	April 10, 2026	1	0.0001
Ordinary Shares* issued and allotted to Mr. Joseph Koh	April 10, 2026	499,999,999	499,999.99
Ordinary Shares* transferred by Mr. Joseph Koh to Kohschild Limited	May 7, 2026	11,760,000	Nil

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
			US$
Ordinary Shares* transferred by Mr. Joseph Koh to Kepha Capital Limited	May 7, 2026	3,220,000	Nil
Ordinary Shares* transferred by Mr. Joseph Koh to G86 Services Limited	May 7, 2026	3,040,000	Nil
Ordinary Shares* transferred by Mr. Joseph Koh to Abundance Enterprise Limited	May 7, 2026	1,980,000	Nil

____________

*        All Class A Ordinary Shares and Class B Ordinary Shares were redesignated as Ordinary Shares on a one-for-one basis on July 24, 2026.

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index filed as part of this registration statement, which is incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because they are not required or the information is included in the financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
3.2**	Amended and Restated Memorandum and Articles of Association as adopted by special resolutions passed on May 7, 2026
3.3**	Second Amended and Restated Memorandum and Articles of Association as adopted by special resolutions passed on July 24, 2026
4.1*	Specimen certificate evidencing the Ordinary Shares
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares being registered and certain Cayman Islands tax matters
8.1**	Opinion of Dentons Rodyk & Davidson LLP regarding certain legal matters and tax matters of the subsidiary in Singapore
10.1**	Form of Independent Directors Agreement between the registrant and its independent directors
10.2**	Form of Director Agreement between the registrant and its directors
10.3**	Form of Indemnification Agreement between the registrant and its officers and directors
10.4**	Form of Employment Agreement between the registrant and its officers
14.1*	Code of Business Conduct and Ethics
21.1**	List of subsidiaries of the registrant
23.1**	Consent of AOGB CPA Limited, an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Dentons Rodyk & Davidson LLP
23.4**	Consent of Orionmano International Holdings Co. Limited
24.1*	Power of Attorney (included in signature pages of Registration Statement)
99.1**	Consent of Mr. Sean Michael McCullagh, Independent Director Nominee
99.2**	Consent of Mr. Chia Chou Cheong, Independent Director Nominee
99.3**	Consent of Mr. Yao Quan Liang, Independent Director Nominee
99.4**	Audit Committee Charter
99.5**	Nominating and Corporate Governance Committee Charter
99.6**	Compensation Committee Charter
99.7**	Insider Trading Policy
99.8**	Compensation Recovery Policy
107**	Calculation of Filing Fee Table

____________

*        To be filed by amendment.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 6, 2026.

BEHNEH LIMITED
By:	/s/ Joseph Christopher Boon Kiok Koh
Name:	Joseph Christopher Boon Kiok Koh
Title:	Director and Chief Executive Officer

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph Christopher Boon Kiok Koh	Director and Chief Executive Officer	November 6, 2026
Name: Joseph Christopher Boon Kiok Koh	(Principal Executive Officer)
/s/ Lee Ming Long	Chief Financial Officer	November 6, 2026
Name: Lee Ming Long	(Principal Accounting and Financial Officer)
/s/ Chung Chi Wai	Executive Director	November 6, 2026
Name: Chung, Chi Wai

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York on November 6, 2026.

Authorized U.S. Representative
By:
Name:	[ ]
Title:	[ ]